Exhibit 10.2

THE CALIFORNIA COASTAL COMMUNITIES, INC.

RETIREMENT PLAN

Generally Effective January 1, 1989

(Amended and Restated through December 19, 2001)

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

ARTICLE II ELIGIBILITY

ARTICLE III RETIREMENT, TERMINATION, OR DEATH

ARTICLE IV FUNDING OF BENEFITS

ARTICLE V TRUST AGREEMENT AND TRUST FUND

ARTICLE VI CERTAIN LIMITATIONS ON BENEFITS

ARTICLE VII PLAN ADMINISTRATION

ARTICLE VIII AMENDMENT AND TERMINATION; PARTICIPATION AND WITHDRAWAL BY COMPANIES; PLAN MERGERS

ARTICLE IX TOP-HEAVY PROVISIONS

ARTICLE X GENERAL PROVISIONS

ARTICLE XI SPECIAL PROVISIONS RELATING TO THE CUTBACK OF OPERATIONS AT THE HAMPTON LOCATION

ARTICLE XII SPECIAL PROVISIONS RELATING TO THE CUTBACK OF OPERATIONS AT THE LA JOLLA LOCATION

ARTICLE XIII ADDITIONAL SPECIAL RULES

ARTICLE XIV SPECIAL PROVISIONS RELATING TO FORMER PARTICIPANTS IN THE ENGINEERING RESEARCH, INCORPORATED RETIREMENT PLAN FOR SALARIED EMPLOYEES AND THE ENGINEERING RESEARCH, INC. HOURLY EMPLOYEES PENSION PLAN

ARTICLE XV SPECIAL VESTING RULES IN CONNECTION WITH CORPORATE OFFICE SHUTDOWN AND COMPANY STREAMLINING

i

THE CALIFORNIA COASTAL COMMUNITIES, INC.

RETIREMENT PLAN

Effective December 31, 1993, the name of the Bolsa Chica Company Retirement Plan was officially changed to the Koll Real Estate Group Retirement Plan (the “Plan”) and Plan benefits were frozen.(1)  Effective January 1, 1999 the Plan was renamed The California Coastal Communities, Inc. Retirement Plan.  The Plan has been amended to incorporate certain “GUST” required changes, but benefit accruals under this Plan remain frozen.

(1)             Effective September 30, 1993, The Bolsa Chica Company changed its name to Koll Real Estate Group, Inc.  Consequently, as of September 30, 1993, all references in this document to the Bolsa Chica Company should be read as references to the Koll Real Estate Group, Inc.   Effective January 1, 1999 all references to the Bolsa Chica Company should be read as references to California Coastal Communities, Inc.

The Bolsa Chica Company Retirement Plan (formerly known as The Henley Properties Inc. Retirement Plan and, prior to January 1, 1990, known as The Henley Group, Inc. Retirement Plan) was originally adopted, effective June 1, 1986, continuation of the Signal Companies, Inc. Retirement Plan.

In connection with the change of the corporate name of Henley Properties Inc. to The Bolsa Chica Company and the merger (the “1992 Merger”) of HP Merger Co., a wholly owned subsidiary of The Bolsa Chica Company (known prior to the 1992 Merger as Henley Properties Inc.), with and into The Henley Group, Inc., the name of the Plan was changed to The Bolsa Chica Company Retirement Plan.

The Henley Group, Inc. Retirement Plan was adopted as a pension plan for the benefit of the employees of The Henley Group, Inc., a Delaware corporation, effective June 1, 1986, by a resolution of Henley’s Board of Directors, as a continuation of the Predecessor Plan.  In connection with the distribution as of December 31, 1989 to shareholders of the Company of the stock of a subsidiary of the Company, the Plan was divided into two Plans, the Company was renamed Henley Properties Inc. and, effective January 1, 1990, the Plan became known as The Henley Properties Inc. Retirement Plan.

The Plan was adopted as a continuation of and successor to The Signal Companies, Inc. Retirement Plan (the “Signal Retirement Plan” or “Predecessor Plan”) for individuals

(i)                                     who

(A)                              were actively employed on January 1, 1986 by The Henley Group, Inc. (“Henley”) or a business that became a subsidiary or division of Henley in connection with the distribution by Allied-Signal Inc. (“Allied-Signal”) to the owners of its common stock of all of the shares of Henley common stock as of May 27, 1986 (the “Spinoff”); or

(B)                                were actively employed on January 1, 1986 by a member of the Allied-Signal controlled group of corporations and became Employees in connection with the Spinoff; and

(ii)                                  who participated or were eligible to participate in the Predecessor Plan on December 31, 1985,

subject to a transfer of all assets allocable to such individuals to the Plan from the Predecessor Plan.  Benefits payable under this Plan shall not duplicate benefits payable under the Predecessor Plan.

The Plan is intended to be tax-exempt and qualified under the provisions of Section 401 and other applicable provisions of the Internal Revenue Code of 1986, as amended, and to comply with Section 7(e)(4) of the Fair Labor Standards Act of 1938, as amended, and with all applicable provisions of the Employee Retirement Income Security Act of 1974 as of their effective dates or sooner.

Pursuant to Notice 88-131, the Plan was amended to limit compensation for purposes of computing accrued benefits under the Plan to $200,000 as of January 1, 1989 (Model Amendment 1), and to prohibit the additional accrual of benefits for highly compensated participants after May 1, 1989 (Model Amendment 2).

The Plan was amended and restated to comply with the Tax Reform Act of 1986 and Section 401(a)(4) of the Internal Revenue Code as of January 1, 1989.  The accrued benefit of highly compensated participants has been retroactively adjusted to reflect the accrual of benefits after May 1, 1989 in accordance with the terms of this Amended and Restated plan.

The Plan was also amended and restated effective January 1, 1990 in connection with the corporate reorganization described above and to make certain other changes.  The Plan was again amended and restated effective August 1, 1992 and again as of the dates indicated in this document to reflect the name changes described above and to make certain other changes.

Subject to Notice 88-131, the rights and obligations of each person covered by the Plan who retires or whose employment otherwise terminates prior to the effective date of any amendment or restatement shall be determined in accordance with the Plan as in effect as of the date of his retirement or termination as the case may be.

Effective December 31, 1993, benefit accruals under this Plan were frozen.

This Plan document contains changes requested by the Internal Revenue Service in April and May of 1996 as part of the determination letter process.   The Plan document also contains changes made as part of the IRS determination letter process in 2001, including incorporation into this amended and restated Plan document of  Amendment No. 1, which was executed on December 14, 1999.

ARTICLE I

DEFINITIONS

Section 1.1             General.  Whenever the following terms are used in the Plan with the first letter capitalized, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.2             Accrued Benefit.  An Employee’s “Accrued Benefit” as of his Separation from the Service shall have the meaning given in Section 3.10.

Section 1.3             Actuarial Equivalent.  “Actuarial Equivalent” shall mean the equivalent of a given benefit, or a given amount, payable in another manner, determined using factors independent of sex, pursuant to the following actuarial assumptions:

(a)           7.5% interest (provided that for the purpose of determining the Actuarial Equivalent of monthly payments that may instead be paid as a lump sum pursuant to Section 3.13, the interest rate used shall be no greater than the immediate or deferred rate (in effect as of the first day of each Plan Year), whichever is appropriate, used by the Pension Benefit Guaranty Corporation to determine the present value of a lump sum distribution upon plan termination), and

(b)           mortality based on the 1984 Unisex Pension Table.

(c)           In the case of a Participant who has not reached his Early Retirement Date and who has elected to receive a Disability Retirement Benefit under Section 3.5, the ages in the table specified in subparagraph (b) above will be set forward 5 years in the calculation of the Disability Retirement Benefit of such Participant.

SECTION 1.3 OF THE PLAN WAS AMENDED BY AMENDMENT NO. 1, EFFECTIVE AS OF JANUARY 1, 2000, TO READ AS FOLLOWS:

“Actuarial Equivalent.  “Actuarial Equivalent” shall mean the equivalent of a given benefit, or a given amount, payable in another manner.  Determination of a Participant’s vested accrued benefit for purposes other than a lump sum payment shall be based on an interest rate of 7.5% and mortality specified in the 1984 Unisex Pension Table.

In the case of a Participant who has not reached his Early Retirement Date and who has elected to receive a Disability Retirement Benefit under Section 3.5, the ages in the table specified above will be set forward 5 years in the calculation of the Disability Retirement Benefit of such Participant.

For purposes of determining (i) whether the present value of a Participant’s accrued benefit exceeds $5,000 for purposes of Section 3.13 and (ii) the amount of a lump sum benefit, the Actuarial Equivalent shall be calculated using the Applicable

Interest Rate under Section 417(e) of the Code for the second full calendar month before the date of distribution, and the Applicable Mortality Table under Section 417(e) of the Code.

Notwithstanding any other provision of the Plan to the contrary, the present value of the accrued lump sum retirement benefit due an Employee who became a Participant prior to January 1, 2000 shall not be less than the present value of such Participant’s vested accrued benefit as of December 31, 1999 utilizing an interest rate that is equal to 7.5% (provided the interest rate used shall be no greater than the immediate or deferred rate, in effect as of the first day of each Plan Year, whichever is appropriate, used by the Pension Benefit Guaranty Corporation to determine the present value of a lump sum distribution upon plan termination) and mortality table specified above for purposes other than a lump sum payment.”

Section 1.4             Administrator or Administrative Committee.  “Administrator” or “Administrative Committee” shall mean the Bolsa Chica Administrative Committee, appointed in accordance with Article VII.  Effective September 30, 1993, “Administrator” or “Administrative Committee” means Koll Real Estate Group, Inc., and any officer of Koll Real Estate Group, Inc. is authorized to act on behalf of the Administrator or the Administrative Committee.

Section 1.5             Aggregate Group.  “Aggregate Group” shall mean the plan or plans required to be considered with this Plan for purposes of satisfying the requirements of Section 401(a)(4) and Section 410 of the Code.

Section 1.6             Anniversary Date.  “Anniversary Date” of a Participant shall mean the anniversary of the date on which he became an Employee for the first time or after a Severance from Service Date.

Section 1.7             Average Final Compensation.  “Average Final Compensation” of a Participant shall mean his average monthly Compensation during the highest sixty consecutive full calendar months during which he received Compensation as an Employee in his last one hundred twenty such months.  If he has less than one hundred twenty such months there shall be substituted the number of such months he has accumulated.  For purposes of determining consecutiveness, calendar months other than full calendar months during which he received Compensation as an Employee shall be ignored.  Subject to Section 1.16(g), Compensation for any twelve-month period included in the calculation of Average Final Compensation shall not exceed $200,000, adjusted for changes in the cost of living as provided in Section 415(d) of the Code.

Effective December 31, 1993, the Average Final Compensation of a Participant shall be calculated for a consecutive monthly period under Section 1.7 of the Plan ending no later than December 31, 1993, and no Compensation paid or earned after December 31, 1993 shall be taken into account.  Accordingly, the Average Final Compensation of each Participant shall be a fixed dollar amount as of December 31, 1993 which shall not be subsequently adjusted for any Compensation earned or paid after December 31, 1993.

Section 1.8             Beneficiary.  “Beneficiary” shall mean a person properly designated by a Participant or Former Participant in accordance with the Plan and the rules, if any, promulgated by the Administrator, to receive Benefits, solely in accordance with Section 3.6, 3.7 or 3.9, in the event of the death of the Participant or Former Participant.

Section 1.9             Benefit.  The “Benefit” of a Participant shall mean a payment payable at the times and over the applicable period specified in Article III.

Section 1.10           Board of Directors.  “Board of Directors” shall mean the Board of Directors or the Executive Committee of the Board of Directors of Bolsa Chica.  Effective September 30, 1993, “Board of Directors” shall mean the Board of Directors of Koll Real Estate Group, Inc.

Section 1.11           Bolsa Chica.  “Bolsa Chica” shall mean The Bolsa Chica Company, a Delaware corporation, formerly known as Henley Properties Inc.  Effective September 30, 1993, Bolsa Chica became Koll Real Estate Group, Inc. and, effective September 30, 1993 all references in this Plan to Bolsa Chica should be read as references to Koll Real Estate Group, Inc.   Effective January 1, 1999, all references in this Plan to Bolsa Chica should be read as references to California Coastal Communities, Inc.

Section 1.12           Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended.  All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

Section 1.13           Commissioner.  “Commissioner” means the Commissioner of the Internal Revenue Service.

Section 1.14           Committee.  “Committee” shall mean the Administrator or Administrative Committee.

Section 1.15           Company; Companies.  As the context requires, “Company” or “Companies” shall mean Bolsa Chica (as defined in Section 1.11), any corporation which adopts the Plan as a whole or as to one or more divisions or classifications in accordance with Section 8.4, and any successor corporation which continues the Plan under Section 8.9, acting through their respective officers.

Section 1.16           Compensation.  (a) “Compensation” of a Participant for any Plan Year shall mean

(i)                                     his fixed, basic and regularly recurring straight-time pay which for purposes of this Plan shall include the amount, if any, by which such pay was voluntarily reduced in accordance with a qualified cash or deferred arrangement under a qualified savings or thrift plan of any of the Companies,

(ii)                                  any additional shift differential pay,
(iii)                               all amounts which an Employee on sick leave would have received as his fixed, basic and regular recurring straight-time pay had he not collected sick leave pay during such leave (but excluding any statutory benefits or insured benefits),
(iv)                              payment for overtime hours,
(v)                                 commissions or sales, production or nonincentive bonus payments, and
(vi)                              except as provided in subsection, any annual year-end bonus or incentive compensation award attributable to such Plan Year (whether or not paid within such Plan Year and whether paid in cash or in securities), expressed as an average monthly rate of pay for the entire Plan Year.  For purposes of computing such average monthly rate of pay, a Participant’s Compensation for an entire Plan Year shall be divided by the number of months in such Plan Year during which Compensation was paid for such Plan Year.

(b)           For purposes of the Plan and notwithstanding any other provision of this Section 1.16, a Participant’s Compensation for an entire Plan Year shall not exceed $200,000, adjusted for changes in the cost of living as provided in section 415(d) of the Code.  In determining the Compensation of a Participant for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except that in applying such rules, the term “family” shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year.

(c)           “Compensation” shall not include lump sum severance payments, inducement or completion bonuses for periods of overseas or on-location employment, overseas or on-location differential payments, insurance, long-term disability pay, any profit sharing payments, any public or private retirement contributions or benefits, any retainers, any insurance benefits or Company-paid premiums, payments from any stock option and award plan or any savings and stock purchase plan or any other special benefits, provided, however, that recurring overseas bonuses which constitute incentive compensation awards and are paid on a regular basis shall be included in Compensation.

(d)           “Compensation” shall not include any portion of salary or any bonus or incentive compensation award the payment of which has been deferred at the election of the Participant; provided, however, that such deferred salary, bonus or incentive compensation attributable to a year used to calculate Average Final Compensation and actually paid in a year used to calculate Average Final Compensation will be treated as Compensation in the year paid.

(e)           Subject to (f) below, the Compensation of an Employee who was a participant in the Predecessor Plan on December 31, 1985 and became a Participant in this Plan in connection with the Spinoff of Henley by Allied-Signal shall include all amounts earned during employment by a member of the Allied-Signal controlled group of corporations prior to

January 1, 1986 that would have been treated as Compensation pursuant to Section 1.14 of the Predecessor Plan.

(f)            Notwithstanding the foregoing provisions of Section 1.7 and this Section 1.16, Compensation shall not include any amount earned by the Participant prior to January 1, 1990 if the Participant’s accrued benefit under this Plan was transferred to The Henley Group, Inc. Retirement Plan in connection with the distribution as of December 31, 1989 to shareholders of the Company of the stock of The Henley Group, Inc. (formerly known as New Henley Inc.) and the division of the Plan into two Plans.

(g)           In addition to other applicable limitations set forth in the Plan and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation (if any) of each Employee taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit.  The OBRA ‘93 annual Compensation limit is $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Code Section 401(a)(17)(B).  The cost-of-living adjustment in effect for a calendar year applies to any period not exceeding 12 months, over which Compensation is determined (“Determination Period”) beginning in that calendar year.  If a Determination Period consists of fewer than 12 months, the OBRA ‘93 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.

For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limit under Code Section 401(a)(17) shall mean the OBRA ‘93 annual Compensation limit set forth in this provision.

In determining the $150,000 (indexed) limit, the family aggregation rules of Code Section 414(q)(6) apply, but the term “family” includes only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year.  To the extent required by applicable Regulations, if the limitation is reached for a family group, then the limitation amount will be prorated among each member of the family group in the proportion that each family member’s compensation bears to the total Compensation of the family group.

Notwithstanding any other provision in the Plan, for purposes of calculating each Section 401(a)(17) Employee’s Accrued Benefit under this Plan, the Accrued Benefit will be the sum of (a) the Employee’s Accrued Benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with Regulation 1.401(a)(4)-13, and (b) the Employee’s Accrued Benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Employee’s years of service credited to the Employee for Plan Years beginning or after January 1, 1994 for purposes of benefit accruals.  A Section 401(a)(17) Employee means an Employee whose current Accrued Benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.

(h)           “Compensation” shall include any amounts treated as ‘compensation’ under any of the Related Plans with respect to a period when the Participant is entitled to Credited Service pursuant to Section 1.19(a)(v).

Section 1.17           Contingent Annuitant.  “Contingent Annuitant” shall mean a person properly designated by a Participant or Former Participant to receive benefits, solely in accordance with Section 3.6 or 3.7 in the event of the Participant’s death after payment of an annuity hereunder commences.

Section 1.18           Covered Compensation.  “Covered Compensation” means the average (without indexing) of the Taxable Wage Base (as defined below) in effect for each calendar year during the 35-year period ending with the calendar year in which the Participant attains (or will attain) Social Security Retirement Age.  The Taxable Wage Base in effect for any year following the year in which the determination is being made will be assumed to be equal to the Taxable Wage Base in effect for the calendar year in which the determination is being made.  The Taxable Wage Base is the contribution and benefit base in effect under Section 230 of the Social Security Act as of the beginning of the calendar year.

Effective December 31, 1993, the Covered Compensation of each Participant shall be calculated under Section 1.18 of the Plan as of December 31, 1993.  For purposes of such calculation, it shall be assumed that the Taxable Wage Base for each year in the remainder of the 35-year period applicable to the Participant shall remain at the Taxable Wage Base in effect for that Participant for the 1993 calendar year.  Accordingly, the Covered Compensation of each Participant shall be set at a fixed dollar amount as of December 31, 1993 and shall not be adjusted for (i) Compensation or other remuneration the Participant may in fact earn after December 31, 1993 or (ii) any changes in the Taxable Wage Base for calendar years after the 1993 calendar year.

Section 1.19           Credited Service.  (a) Except as provided in subparagraph (g), (h) or (i) and consistent with the rules of subparagraphs (b) through (f), the Credited Service of a Participant means the total number of months (for which he receives or is entitled to receive Compensation) of an Employee’s latest period of uninterrupted employment (beginning on the Employee’s employment commencement date or reemployment commencement date, whichever is applicable) with the Company (including any business treated as a Company under Section 10.15), beginning on or after January 1, 1986 and ending on his Severance from Service Date, but not later than the date he ceases to be eligible to continue to be a Participant in accordance with Section 2.1(b).  An individual’s Credited Service also shall include the following periods of time regardless of whether he receives Compensation therefor from the Company:

(i)                                     any period of absence from active employment with the Company prior to his Normal Retirement Date due to Disability, provided the Participant has not elected to receive the Disability Retirement Benefit Payable under Section 3.5;
(ii)                                  any period of absence from active employment with the Company prior to his Normal Retirement Date due to service in the United

States Armed Forces, provided he is reemployed by the Company in accordance with applicable statutes following his discharge from military service;
(iii)                               any period of absence from active employment with the Company prior to his Normal Retirement Date due to a Company directed or authorized leave of absence; and/or
(iv)                              any period of service provided for in Sections 8.8.2 and 8.8.3.
(v)                                 effective for an Employee’s latest period of uninterrupted employment with the Company beginning on or after January 1, 1990 and ending on the earliest of (1) December 31, 1993, (2) the Employee’s Separation from the Service, (3) the Employee’s Severance from Service Date, or (4) the date that the Employee ceases to be eligible to continue to be a Participant in accordance with Section 2.1(b), any period prior to the individual becoming an Employee during which the individual is an ‘employee’ earning ‘credited service’ under any of the Related Plans, or would have earned ‘qualified service’ under the Fisher Scientific International Inc. Retirement Plan, but for the individual’s decision not to participate in said Plan.

(b)           In computing the Credited Service of any Employee, which shall be expressed as years and twelfths thereof, a Participant shall be credited with a full calendar month of service only if his employment commences during the first fifteen days of such month, or is terminated after the first fifteen days of such month.  No Employee shall receive credit for more than one (1) month of Credited Service for any one (1) calendar month nor shall he receive credit for more than twelve (12) months of Credited Service during any Plan Year.

(c)           An Employee will be deemed to have voluntarily terminated his employment if and as of the date any of the following occurs:

(i)                                     he fails or refuses to return to work for the Company promptly after a sick leave or after a Company directed or authorized leave of absence expires, or after he recovers from disability; or
(ii)                                  he leaves the employ of the Company for service in the Armed Forces of the United States and fails to make application for reemployment by the Company in accordance with applicable statutes following his discharge from military service.

When an Employee is treated as voluntarily terminated as a result of any of the causes listed above, his Credited Service will include the calendar month in which such voluntary termination occurs unless such voluntary termination occurs during the first fifteen days of such calendar month.

(d)           Continuation of temporary layoff for lack of work for a period in excess of twelve months shall be considered a discharge effective as of the expiration of twelve months of the layoff.

(e)           If an Employee who has met the requirements for a Vested Retirement Benefit set forth herein begins a Period of Severance and subsequently returns to the employ of the Company, his participation in the Plan shall be reinstated immediately.  He shall retain his previously accumulated Credited Service and he shall be credited with additional Credited Service for his continuous eligible employment with the Company after such return.

(f)            If a Participant who has not met the requirements for a Vested Retirement Benefit set forth herein begins a Period of Severance and subsequently returns to the employ of the Company, his participation in the Plan shall be reinstated immediately.  If the total period of time elapsed from the Severance from Service Date to the effective date of his reemployment is less than the period of his previously accumulated Vesting Service, he shall retain his previously accumulated Credited Service and shall be credited with Credited Service under this Plan for his continuous eligible employment during such new period.  If the total period of time elapsed from his Severance from Service Date to the effective date of his reemployment equals or exceeds the greater of five (5) years or his previously accumulated Vesting Service, he shall forfeit his previously accumulated Credited Service and shall be credited with Credited Service for his continuous eligible employment during such new period.

(g)           Notwithstanding any other provision of this Section 1.19, the Credited Service of each Participant

(i)                                     who
(A)                              was actively employed on January 1, 1986 by Henley or a business that became a subsidiary or division of Henley in connection with the Spinoff of Henley by Allied-Signal as of May 27, 1986; or
(B)                                was actively employed on January 1, 1986 by a member of the Allied-Signal controlled group of corporations and became an Employee in connection with the Spinoff; and
(ii)                                  who was a participant in the Predecessor Plan on December 31, 1985 shall, subject to the transfer of all assets allocable to such Employee from the trust under the Predecessor Plan to the Trust Fund, include all Credited Service under Section 1.16 of the Predecessor Plan.  Notwithstanding anything herein to the contrary, for purposes of calculating the Credited Service of any Employee who is a Participant in the Plan on or after June 1, 1992 and whose Credited Service is calculated in part by reference to Section 1.16(a) of The Signal Companies, Inc. Retirement Plan, such Section 1.16(a) of The Signal Companies, Inc. Retirement Plan shall be modified so as to provide for the calculation of Credited Service from the participant’s date of hire.

(h)           Except as provided in subsection 1.19(a)(iv) and (v) of this Plan, the Credited Service of a Participant shall not include any period of employment with the Company during which such Participant was excluded from eligibility to participate in the Plan by subsection 2.1 or during which such Participant was not an Employee.

(i)            Notwithstanding any other provision of this Section 1.19, the term “Credited Service” shall not include the Credited Service of a Participant to the extent such Participant’s accrued benefit under this Plan was transferred to The Henley Group, Inc. Retirement Plan in connection with the distribution as of December 31, 1989 to shareholders of the Company of the stock of The Henley Group, Inc. (formerly known as New Henley Inc.) and the division of the Plan into two plans.

(j)            Effective December 31, 1993, the Credited Service of each Participant shall, for benefit accrual purposes under the Plan, be fixed and frozen as of December 31, 1993, and no Credited Service shall, for benefit accrual purposes, be earned for any service rendered after December 31, 1993.  However, Credited Service may continue to be earned after December 31, 1993, in accordance with the provisions of Section 1.19 of the Plan, solely and exclusively for purposes of the early retirement subsidies available under the Plan as of December 31, 1993 and protected under Internal Revenue Code Section 411(d)(6).

Section 1.20           Determination Date.  “Determination Date” means the date specified in Section 9.2.

Section 1.21           Disability; Disabled.  “Disability” of a Participant or “Disabled” when used with reference to a Participant shall mean that he has been found by the Company employing the Participant, on the basis of competent medical evidence, before December 31, 1993 and while employed by the Company to be unable, by reason of a medically determinable physical or mental impairment which can be expected to result in death or to be of permanent duration, to engage in the level of gainful activity determined under standards adopted by such Company for purposes of this Plan.  The determination by each Company that an employee is “Disabled” for purposes of this Plan shall be made under standards adopted by each Company and applied uniformly, which standards may include the Social Security Act definition of disability, the definition applicable to such Company’s long-term disability programs, if any, or such other definitions as may be adopted from time to time by each Company.  Such determination shall be subject to the approval of the Administrator.

Section 1.22           Disability Retirement Date.  “Disability Retirement Date” of a Participant shall mean the first day of any month coincident with or following his Disability, provided the Participant has at least 10 years of Credited Service at his Disability and elects to retire before age 65.

Section 1.23           Early Commencement Date.  “Early Commencement Date” shall mean the first day of the month as of which a Participant elects to begin receiving payments prior to his Normal Retirement Date.

Section 1.24           Early Retirement Benefit.  “Early Retirement Benefit” shall mean the Benefit payable under Section 3.4.

Section 1.25           Early Retirement Date.  “Early Retirement Date” of a Participant shall generally mean the first day of the month, so designated by an Employee, preceding his Normal Retirement Date, and which is coincident with or following the later of his 55th birthday and his completion of ten (10) years of Credited Service or such other date as is provided in Section 3.3.

Section 1.26           Employee.  “Employee” shall mean any employee of any Company (including any person treated as an Employee under Section 10.15) excluding

(a)           an employee who will not complete 1,000 Hours of Service during a Plan Year,

(b)           a temporary employee, that is, one who is employed by a Company for the specific purpose of working on a designated project for the duration of such project, and

(c)           a director who is not otherwise an Employee.

(d)           a Leased Employee.  For these purposes, a Leased Employee means an individual not otherwise an Employee who, pursuant to an agreement between an Employer and a leasing organization, has performed, on a substantially full-time basis for the individual’s initial 12-month period of performing services for the Employer or for any Plan Year, services of a type historically performed by employees in the business field of the Employer unless the individual is covered by a money purchase pension plan maintained by the leasing organization and meeting the requirements of Code Section 414(n)(5)(B), and leased employees do not constitute more than 20% of all Non-Highly Compensated Employees of all Affiliated Companies within the meaning of Code Section 414(n)(5)(C)(ii).

SECTION 1.26 OF THE PLAN WAS AMENDED BY AMENDMENT NO. 1, EFFECTIVE AS OF JANUARY 1, 1997, TO READ AS FOLLOWS:

“(d) a Leased Employee.  For these purposes a Leased Employee means any person, other than a common law employee of a Company, who pursuant to an agreement between that Company and any other person (“leasing organization”) has performed services for the recipient Company (or for such recipient and one or more related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year (as determined in accordance with the applicable provisions of the proposed Income Tax Regulations section 1.414(n)-1(b)(10)), and such services are performed under the primary direction or control of the recipient Company, unless such individual is covered by a money purchase plan maintained by the leasing organization and meeting the requirements of Code Section 414(n)(5)(B), and leased employees do not constitute more than 20% of all Non-Highly Compensated Employees of all Affiliated Companies within the meaning of Code Section 414(n)(5)(C)(ii).”

Section 1.27           ERISA.  “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Section 1.28           Former Participant.  “Former Participant” shall mean a person who has Separated from the Service and has become entitled to a Benefit under the Plan.

Section 1.29           Henley.  “Henley” shall mean the corporate entity known as The Henley Group, Inc. during the period commencing on May 27, 1986 and ending December 31, 1989.

Section 1.30           Henley Properties.  “Henley Properties” shall mean Henley Properties Inc., a Delaware corporation known prior to January 1, 1990 as The Henley Group, Inc. and after the 1992 Merger (as defined in the preamble) as The Bolsa Chica Company.

Section 1.31           Hour of Service.  (a) “Hour of Service” of an Employee shall mean the following:

(i)                                     Each hour for which he is paid or entitled to payment (as determined under regulations of the Secretary of Labor without reference to the limitations of Section 1.19) by a Company,
(ii)                                  Each hour in or attributable to a period of time during which he performs no duties (irrespective of whether he has had a Separation from the Service) due to a vacation, holiday, illness, incapacity (including pregnancy or disability), layoff, jury duty, military duty or a leave of absence, for which he is so paid or so entitled to payment; provided, however, that
(A)                              no more than five hundred and one Hours of Service shall be credited under this paragraph to an Employee on account of any such period, and
(B)                                no such hours shall be credited to an Employee if attributable to payments made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws or to a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.
(iii)                               Each hour for which he is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by a Company.

(b)           Hours of Service under subsection (a) (ii) and (a)(iii) shall be calculated in accordance with 29 CFR Section 2530.200b-2(b).  Each Hour of Service shall be attributed to the Plan Year or initial eligibility year in which it occurs except to the extent that the Company, in accordance with 29 CFR Section 2530.200b-2(c), credits such Hour to another computation period under a reasonable method consistently applied.

(c)           Where his Company’s records do not readily permit determination of an Employee’s actual hours, Hours of Service before 1976 shall be the product of

(i)                                     Forty, and
(ii)                                  The number of weeks in which he had an Hour of Service.

(d)           Where his Company’s records or procedures do not readily permit determination of an Employee’s actual hours, Hours of Service may be credited under an equivalency method under which an Employee who is customarily employed for at least thirty (30) hours per week throughout each Plan Year (except for holidays and vacations) shall be credited with 190 Hours of Service for each month in which he completes at least one (1) Hour of Service in accordance with the provisions of this Section 1.28 (regardless of whether the number of Hours of Service actually completed in such month exceeds 190).

(e)           Hours of Service shall include hours performed or paid for by any company, which was then or subsequently became controlled by a Company.

(f)            Notwithstanding any other provision of this Section 1.31, the Hours of Service of each Employee who became a Participant in connection with the Spinoff of Henley by Allied-Signal as of May 27, 1986 and who participated in the Predecessor Plan on December 31, 1985 shall include all Hours of Service under Section 1.25 of the Predecessor Plan.

Section 1.32           Investment Committee.  “Investment Committee” shall mean the Investment Committee designated by the Board of Directors to have the investment responsibilities under the Plan described in Article VII.  Effective September 30, 1993, the Board of Directors or its delegate shall serve as the Investment Committee.

Section 1.33           Insurance Company.  “Insurance Company” shall mean any insurance company selected by the Administrator to provide contracts of insurance or annuity contracts to the Trustee for the purpose of funding benefits under the Plan.

Section 1.34           Key Employee.  “Key Employee” shall mean an Employee described in Section 9.1.4 of the Plan and in Section 416 of the Code.

Section 1.35           Maximum Permissible Amount.  “Maximum Permissible Amount” means the amount, as adjusted, specified in Section 6.3.

Section 1.36           Military Leave.  Any Employee who leaves the Company directly to perform service in the Armed Forces of the United States or the United States Public Health Service under conditions entitling him to reemployment rights as provided in the laws of the United States, shall, solely for the purposes of the Plan and irrespective of whether he is compensated by any Company during such period of service be presumed an Employee on Military Leave.  Such presumption shall cease to apply if such Employee voluntarily resigns from the Company during such period of service, or if he fails to make application for reemployment within the period specified by such laws for the preservation of his reemployment rights.

Section 1.37           Minimum Benefit.  “Minimum Benefit” means the benefit described in Section 9.6.

Section 1.38           Normal Retirement Benefit.  “Normal Retirement Benefit” shall mean the Benefit payable under Section 3.2.

Section 1.39           Normal Retirement Date.  “Normal Retirement Date” of a Participant or Former Participant shall mean the first day of the calendar month coincident with or next following his sixty-fifth birthday, on which date such Participant or Former Participant shall be entitled to the Normal Retirement Benefit provided in Section 3.2.

Section 1.40           Participant.  “Participant” shall mean any person included in the Plan as provided in Article II, until such time as such Participant has a Separation from the Service.

Section 1.41           Period of Severance.  “Period of Severance” shall mean the period of time commencing on the Severance from Service Date and ending on the date on which an Employee again performs an Hour of Service within the meaning of 29 CFR Section  2530.200b-2(a)(1).

Solely for the purpose of determining whether a Period of Severance has occurred, in the case of an Employee who is absent from work for maternity or paternity reasons, a period of absence of two years or less shall not be taken into account.  An absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Section 1.42           Plan.  The “Plan” shall mean The Bolsa Chica Company Retirement Plan (formerly known as the Henley Properties Inc. Retirement Plan and, prior to January 1, 1990, known as The Henley Group, Inc. Retirement Plan), as amended and restated from time to time.  Effective December 31, 1993, “Plan” shall mean the Koll Real Estate Group Retirement Plan, as amended and restated from time to time.

SECTION 1.42 OF THE PLAN WAS AMENDED BY AMENDMENT NO. 1, EFFECTIVE AS OF JANUARY 1, 1999, BY ADDING THE FOLLOWING SENTENCE:

“Effective January 1, 1999, “Plan” shall mean the California Coastal Communities, Inc. Retirement Plan, as amended and restated from time to time.”

Section 1.43           Plan Enrolled Actuary.  The term “Plan Enrolled Actuary” shall mean that person who is enrolled by the Joint Board for the Enrollment of Actuaries established under subtitle C of Title III of ERISA and who has been engaged by the Committee on behalf of all Participants to make and render all necessary actuarial determinations, statements, opinions, assumptions, reports, and valuations under the Plan as required by law or requested by the Administrator.

Section 1.44           Plan Year.  “Plan Year” shall mean the calendar year, including such years preceding the adoption of the Plan.

Section 1.45           Predecessor Plan.  “Predecessor Plan” shall mean The Signal Companies, Inc. Retirement Plan, as in effect on December 31, 1985.

Section 1.46           Related Plan.  “Related Plan” shall mean the Pneumo Abex Corporation Retirement Plan, the New Hampshire Oak, Inc. Retirement Plan, the Wheelabrator Technologies Inc. Retirement Plan and the Fisher Scientific International Inc. Retirement Plan.

Section 1.47           Retirement Benefit.  “Retirement Benefit” shall mean either the Early Retirement Benefit, the Normal Retirement Benefit, the Disability Retirement Benefit or the Optional Retirement Benefit described in Article III.

Section 1.48           Separation from the Service.  “Separation from the Service” of an Employee shall mean his resignation, treatment as voluntarily terminated, discharge, Normal Retirement, Disability Retirement or Early Retirement from the Company, or his death.

Section 1.49           Severance from Service Date.  “Severance from Service Date” shall mean the earlier of (a) the date on which an Employee quits, retires, is discharged, dies or is treated as voluntarily terminated, (b) the date on which an Employee on Military Leave (i) voluntarily resigns from the Company or (ii) in the case of an Employee on Military Leave who fails to apply for reemployment, the day next following the last day of the period specified by the laws of the United States for the preservation of such Employee’s reemployment rights, (c) the day next following the date of expiration of a period of educational leave, or (d) the first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) for any reason other than quit, retirement, discharge, death or voluntary termination, such as vacation, holiday, sickness, disability, leave of absence or layoff, provided that (e) with the prior approval of the Company, the Severance from Service Date of an Employee who receives salary continuation in respect of termination of employment may be a date no earlier than the first anniversary, and no later than the second anniversary, of the last date of a period during which salary continuation is provided.  A one-year period of severance is a 12 consecutive month period, beginning on the Severance from Service Date, during which the employee does not perform an hour of service for the employer.

Section 1.50           Spinoff.  “Spinoff” shall have the meaning assigned to such term in the Preamble to the Plan.

Section 1.51           Social Security Retirement Age.  “Social Security Retirement Age” means:

(i)                                     Age 65 with respect to any Employee who was born before January 1, 1938;

(ii)                                  Age 66 with respect to any Employee who was born after December 31, 1937 and before January 1, 1955; and
(iii)                               Age 67 with respect to any Employee who was born after December 31, 1954.

Section 1.52           Trust.  “Trust” shall mean the trust established pursuant to the Trust Agreement.

Section 1.53           Trust Agreement.  “Trust Agreement” shall mean the trust agreement under the Plan as it may be amended from time to time, providing for the investment and administration of the Trust Fund.  By this reference the Trust Agreement is incorporated herein.

Section 1.54           Trust Fund.  “Trust Fund” shall mean the fund established under the Trust Agreement by contributions made pursuant to the Plan and from which any amounts payable under the Plan are to be paid.

Section 1.55           Trustee.  “Trustee” shall mean the Trustee under the Trust Agreement.

Section 1.56           Vested Retirement Benefit.  “Vested Retirement Benefit” shall have the meaning given in Section 3.10.

Section 1.57           Vesting Service.  (a) The Vesting Service of a Participant shall mean the aggregate number of whole year periods of service after he first became an Employee and prior to any Period of Severance whether or not such periods of service were completed consecutively.

(b)           The Vesting Service of a Participant shall also include the following Periods of Severance:  (i) a Period of Severance which begins as of the date the Participant quits, is discharged or retires and ends within twelve months of such date; and (ii) a Period of Severance which begins as of the date of any absence from service for any reason not described in (i) above which is then followed by a quit, discharge or retirement and which thereafter ends within twelve months of the original absence.

(c)           The Vesting Service of a nonvested Participant who has incurred a Period of Severance of one year or more and is subsequently reemployed shall not include previously earned Vesting Service if, at the time of such reemployment, the Period of Severance equals or exceeds the greater of five (5) years or the previously earned Vesting Service (whether or not consecutive).  For purposes of this subsection, in the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive-month period beginning on the first anniversary of the first date of such absence shall not be counted as part of a Period of Severance.  An absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of a birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(d)           Notwithstanding any other provision of this Section, the Vesting Service of each Employee who became a Participant in connection with the spinoff of Henley by

Allied-Signal as of May 27, 1986 and who participated in the Predecessor Plan on December 31, 1985 shall include all Vesting Service under Section 1.49 of the Predecessor Plan.

(e)           For purposes of this Section, service with any member of the controlled group of corporations of which the Company is a member (within the meaning of section 414(b), (c) or (m) of the Internal Revenue Code) shall be considered service as an Employee.

(f)            For purposes of this Section, service from January 1, 1990 through December 31, 1993 that is treated as ‘vesting service’ under any Related Plan will be considered to be Vesting Service under this Plan.

(g)           For purposes of this Section, service of any employee who is a leased employee to any employer aggregated under Code Section 414(b), (c), or (m) will be credited whether or not such individual is eligible to participate in the Plan.

ARTICLE II

ELIGIBILITY

Section 2.1             Requirements for Participation.

(a)           Any Employee

(i)                                     who
(A)                              was actively employed on January 1, 1986 by Henley or a business that became a subsidiary or division of Henley in connection with the Spinoff of Henley by Allied-Signal as of May 27, 1986; or
(B)                                was actively employed on January 1, 1986 by a member of the Allied-Signal controlled group of corporations and became an Employee in connection with the Spinoff; and
(ii)                                  who was a participant in the Predecessor Plan on December 31, 1985, shall be a Participant in this Plan as of January 1, 1986.

(b)           Any Employee who

(i)                                     on the first day of any calendar month after December 1985 an Employee shall become a Plan Participant if he or she has completed either one three hundred sixty-five day period commencing with the first day for which he is entitled to be credited with an Hour of Service within the meaning of 29 CFR Section  2530.200b-2(a)(1) upon employment or reemployment, or one calendar year commencing with or after such first period, during which three hundred sixty-five day period or year he had completed one thousand or more Hours of Service as an Employee, and
(ii)                                  is not
(A)                              an Employee in a division of a Company as to which the Plan has not been adopted, or a Company as to which the Plan was adopted only for positions or classifications excluding the Employee, or
(B)                                an Employee in a bargaining unit covered by a collective bargaining agreement in existence on March 4, 1975 (unless such agreement provided for coverage hereunder of Employees in such unit) or a bargaining unit which becomes covered by a collective bargaining agreement after such date, with respect to which retirement benefits were the subject of good faith bargaining (unless such agreement provides for coverage hereunder of Employees in such unit), or
(C)                                a citizen of a country other than the United States and a resident of a country other than the United States, or
(D)                               a citizen of a country other than the United States and an Employee of any Company determined by the Administrator to be predominantly involved in international operations, unless the Administrator otherwise determines that such Employee is eligible to participate in this Plan, on the basis of uniform standards applied in a nondiscriminatory manner to all Employees similarly situated, shall be eligible to become a Participant.  Service rendered for a member of the Allied-Signal controlled group of corporations prior to May 27, 1986 by an Employee who was eligible to become a participant in the Predecessor Plan on December 31, 1985, became an Employee in connection with the spinoff of Henley by Allied-Signal and was actively employed on January 1, 1986 by a member of the Allied-Signal controlled group of corporations shall be considered service as an Employee for purposes of this subsection.

(c)           For purposes of determining eligibility to participate in the Plan under this Section 2.1, service with any member of the controlled group of corporations of which the Company is a member (within the meaning of section 414(b), (c) or (m) of the Code) shall be considered service as an Employee.

(d)           Effective January 1, 1990, for purposes of determining eligibility to participate in the Plan under this Section, service from January 1, 1990 through December 31, 1993 that is counted toward eligibility under any Related Plan shall be considered service as an Employee.

Section 2.2             Termination of Participation.  A Participant shall cease to be a Participant on the date on which he is deemed to have Separated from the Service. A Former Participant who returns to the employ of the Company shall be reinstated as a Participant immediately and his Credited Service and Vesting Service as of such date shall be calculated in accordance with the rules in Section 1.19 and Section 1.56, respectively.

Section 2.3             Forfeitures.  If a Participant has a Separation from the Service for any reason prior to his acquisition of a Vested Retirement Benefit, his Accrued Benefit shall be forfeited when his continuous Period of Severance equals or exceeds the greater of five (5) years or his previously earned Vesting Service (whether or not completed consecutively).

Section 2.4             Freeze.  Notwithstanding anything to the contrary in the Plan, there shall be no new Participants in the Plan after December 31, 1993, and any Employees who would otherwise commence their participation in the Plan after December 31, 1993 shall not be eligible for such participation and shall not accrue any retirement or other benefits under the Plan. Accordingly, the participant group in the Plan shall be fixed and frozen as of December 31, 1993.

ARTICLE III

RETIREMENT, TERMINATION, OR DEATH

Section 3.1             Normal Retirement.  A Participant may retire on his Normal Retirement Date or the first day of any month thereafter.

IN THE JANUARY 1, 1989 RESTATEMENT
SECTION 3.2 WAS AMENDED TO READ AS FOLLOWS

Section 3.2             Normal Retirement Benefit.

(a)           A Participant who retires on or after his Normal Retirement Date shall receive a Normal Retirement Benefit which shall not be less than the Participant’s Accrued Benefit provided  in Section 3.10(c) subsections (i) , (ii), (iii) or (iv) below. His Normal Retirement Benefit shall consist of a monthly payment commencing on the first day of the month coincident with or next following the date he retires and ending with the month in which his death occurs.

(b)           Except as provided in subsections (c) through (k), his Normal Retirement Benefit shall be the sum of (i) , (ii) and (iii):

(i)                                     1.1% of his Average Final Compensation up to Covered Compensation multiplied by his Credited Service (but not more than 35 years);
(ii)                                  1.5% of his Average Final Compensation in excess of Covered Compensation multiplied by his Credited Service (but not more than 35 years);
(iii)                               1.5% of his Average Final Compensation multiplied by Credited Service in excess of 35 years.

(c)           A Participant’s Normal Retirement Benefit shall not

(i)                                     in the case of a Participant who had his Separation from the Service at the time he was employed by Air Cruisers Corporation or Signal Landmark, and except as provided in subsections (d) through (k), be less than the greater of (a) $20.00 times his Credited Service, or (b) 1% of his Average Final Compensation multiplied by his Credited Service, or
(ii)                                  in the case of a Participant who had his Separation from the Service at the time he was employed by a Company other than one described in (c)(i), and except as provided in subsections (d) through (k), be less than 1.25% of his Average Final Compensation multiplied by his Credited Service; provided, however, that for this purpose Average Final Compensation shall be computed by taking into account only the Compensation described in subsections 1.15(a)(i) and (iii) of this Plan, provided that
(iii)                               in the case of a Participant who had his Separation from the Service at the time he was employed at the La Jolla facility or the Hampton facility of the Company, shall not be less than the greater of his Normal Retirement Benefit calculated in accordance with subsection (c)(i) or subsection (c)(ii) above.

(d)           Notwithstanding anything in the Plan to the contrary, in no event shall a Participant’s or Former Participant’s monthly Benefit payment under Section 3.2, 3.5, 3.4(b) or 3.10 be less than the largest monthly Benefit payment under Section 3.4(b) to which he could have become entitled by electing, at any time, Early Retirement under Section 3.3.

(e)           The Normal Retirement Benefit of a Participant specified below shall be adjusted as follows:

(i)                                     In the case of a Participant who holds or has held an account in the Garrett Secured Benefit Account in The Henley Savings and Stock Purchase Plan (the “Savings Plan”), his Normal Retirement Benefit shall be,

(A)                              in the case of a Participant who elects pursuant to the Savings Plan to transfer his entire account balance held in the Garrett Secured Benefit Account to this Plan, the Normal Retirement Benefit provided hereunder without regard to this subparagraph (e) and
(B)                                in the case of a Participant who elects pursuant to the Savings Plan not to transfer his account balance in the Garrett Secured Benefit Account to this Plan, the Normal Retirement Benefit provided under subparagraph (b) of this Section 3.2, offset by the value of the account balance not transferred (the “Offset”). Except in the case of a Participant eligible for a Normal Retirement Benefit under the Predecessor Plan on December 31, 1983, the Offset shall be calculated at the earlier of the time the Participant reaches Normal Retirement Date or the time the Participant has a Separation from the Service (the “Offset Calculation Date”). Any portion of a Participant’s Garrett Secured Benefit Account withdrawn prior to the Offset Calculation Date and after December 31, 1983 shall be disregarded, and for purposes of calculating the Offset, the Participant’s balance in such account shall be assumed to be the amount which would have been his balance at the Offset Calculation Date had no prior withdrawals been made. Solely for purposes of calculating the Offset, the actuarial assumptions set forth in this paragraph shall apply. The Offset shall be calculated as follows:  (1) the portion of the Participant’s account which would have existed as of December 31, 1983 absent Amendment IV to the Garrett Severance Plan is treated as earning a 1.75% semi-annual interest rate (the “Assumed Rate”) to the  Offset Calculation Date (the “Offset Portion”) and is then subtracted from the Participant’s actual account balance on the Offset Calculation Date (the result is the “Remainder Amount”); (2) the Offset Portion, treated as earning the Assumed Rate from the Offset Calculation Date to Normal Retirement Date, if later and the Remainder Amount, treated as earning a 7 1/2% annual interest rate from the Offset Calculation Date to Normal Retirement Date, if later, are added together; (3) the sum of (1) and (2) is divided by 153.31 and in the case of a Participant eligible for a Normal Retirement Benefit under the Predecessor Plan on December 31, 1983, the Offset shall be calculated on the basis of the Participant’s Garrett Secured Benefit Account at the Participant’s Normal Retirement Date, plus the amount allocated to such Participant’s account by virtue of Amendment IV to the Garrett Severance Plan, divided by 153.31;
(ii)                                  In the case of a Participant who was a member of the Equity Group Amended Employee Retirement Plan (the “Equity Plan”) as of December 31, 1971, whose contributions to such plan had not been returned pursuant to Article VIII of the Wheelabrator-Frye Inc. Salaried Employees’ Retirement Plan, the Normal Retirement Benefit shall be increased by the greater of (a) one-twelfth of the product of two-thirds percent of his final average earnings, as defined in the Equity Plan times the number of his years of service under the Equity Plan or (b) the amount necessary to make his Normal Retirement Benefit hereunder equal to the benefit he would have received if he had retired in December 1971.

(f)            In the case of an Employee of a Company who was a participant on December 31, 1983 in a plan which merged with the Predecessor Plan on January 1, 1984, the provisions of which plan require any adjustments for additional benefits, offset benefits, predecessor plan benefits or, except in the case of UOP Realty Development Company or Wolverine Tube Corporation, any amounts representing employee contributions which are withdrawn by the Participant at retirement, such adjustments shall be applied in the manner specified in such plan against the Normal Retirement Benefit provided under subparagraph (b) to determine the amount payable hereunder to such participant.

(g)           In the case of an Employee other than an Employee of UOP Realty Development Company or Wolverine Tube Corporation who was a participant on December 31, 1983 in a plan which merged with the Predecessor Plan on January 1, 1984, who made employee  contributions to any retirement plan or any other pension or profit sharing plan of any Company which contribution increased the amount of any retirement benefit payable under such plans, the provisions of such plans in effect on December 31, 1983 shall govern the timing and manner of the payment of such contributions or benefits provided, however, that the interest rate used to accumulate such employee contributions after December 31, 1983 shall in no event be less than the interest rate provided in the definition of Actuarial Equivalent under this Plan and the accumulated amount at retirement will be converted to an annuity using the lump sum factor described in Section 3.8.

(h)           The Normal Retirement Benefit of any Participant who was transferred from a Company described in (c)(i) to a Company described in (c)(ii) or from a Company described in (c)(ii) to a Company described in (c)(i) shall be calculated as though the Employee had, at all times, been employed by his Employer on the date of his Separation from the Service, provided that in no event will his Normal Retirement Benefit be less than his Accrued Benefit on the date of any transfer.

(i)            The Benefit of a Participant who elects an Optional Retirement Benefit under Section 3.6 and the Benefit of a Participant who is married on his Normal or Early Retirement Date and has not elected not to receive the automatic Statutory Joint and Survivor

Annuity provided under Section 3.7, shall be determined under the provisions of Section 3.6 or 3.7, respectively.

(j)            In the case of an Employee who made contributions to any retirement plan sponsored by UOP, Inc., which merged with the Predecessor Plan on January 1, 1984, which contributions were not withdrawn prior to or as of his Normal Retirement Date, the Normal Retirement Benefit payable under this section shall be increased by the amount of such contributions accumulated to such date at the interest rate applicable under the prior plan (but after December 31, 1983, in no event less than the interest rate specified in the definition of Actuarial Equivalent hereunder) expressed as the actuarial equivalent of a single life annuity.

BEFORE JANUARY 1, 1989
SECTION 3.2(b) READ AS FOLLOWS

(b)           Notwithstanding (i), (ii), (iii) or (iv) above, except as provided in subsections (c) through (k), his Normal Retirement Benefit shall be:

(i)                                     1.5% of his Average Final Compensation multiplied by his Credited Service, minus;

(ii)                                  1.5% of his Primary Social Security Benefit multiplied by his Credited Service (not in excess of 33 1/3 years), provided that;

(iii)                               if the amount determined under clause (ii) exceeds $60, and if he was a Participant in the Signal Retirement Plan (as defined in the Predecessor Plan) on April 1, 1971, the excess over such $60 shall be disregarded.

Before January 1, 1989, Primary Social Security Benefit was defined in Section 1.42 of the Plan as follows:  “Primary Social Security Benefit” means the estimated monthly benefit that a Participant would be entitled to receive at age 65, under the Social Security Act in effect on the January 1 coincident with or next preceding the earlier of Separation from the Service, his Disability or the day preceding his 65th birthday, whichever is applicable, without regard to whether the Participant receives such benefit and without regard to any changes made after said January 1. For purposes of the Plan, such estimated amount shall be determined using the following basis to determine the Participant’s history of covered earnings:

(a)           the Participant’s average total compensation for the five full calendar years immediately preceding his Separation from the Service, Disability or the day preceding his 65th birthday, whichever is applicable;

(b)           the assumption that earnings for calendar years preceding the Separation from the Service, Disability or the day preceding his 65th birthday, whichever is applicable, increase at the same rate as the Average Per Worker Total Wages as reported by the Social Security Administration;

(c)           the participant’s earnings for each year in and subsequent to the calendar year of Separation from the Service or Disability to the December 31 preceding his 65th birthday are equal to earnings for the calendar year preceding Separation from the Service;

(d)           estimated using a table of amounts for varying pay ranges reflecting the foregoing assumptions.

The Participant shall have the right to supply the Company with his actual salary history, documented in a manner acceptable to the Administrator, which salary history must be obtained from the Social Security Administration. If a Participant or his surviving spouse supplies actual Social Security earnings on a timely basis (in no event later than 12 months from the last date on which the Participant worked) the Primary Social Security Benefit will be redetermined using such earnings and his Benefit will be adjusted accordingly, but only if such redetermination results in a greater benefit to the Participant. Failure to provide the Company with a record of actual earnings on a timely basis will entitle the Company to calculate the offset in the manner described above land may result in an offset which is greater (and therefore result in a lesser benefit) than an offset calculated with reference to actual earnings.

IN THE AUGUST 1, 1992 AND SUBSEQUENT AMENDMENTS AND RESTATEMENTS,
WAS AMENDED TO READ AS FOLLOWS

Section 3.2.            Normal Retirement Benefit.  (a) Participant who retires on or after his Normal Retirement Date shall receive a Normal Retirement Benefit which shall not be less than the Participant’s Accrued Benefit provided in Section 3.10(c) subsection (i), (ii), (iii) or (iv) below. His Normal Retirement Benefit shall consist of a monthly payment commencing on the first day of the month coincident with or next following the date he retires and ending with the month in which his death occurs.

(b)           Effective January 1, 1990, except as provided in subsections (c) through (i), his Normal Retirement Benefit shall be the greater of (A) the sum of (i) , (ii) and (iii), less (iv), and (B) the sum of (i) , (ii) and (iii) determined without regard to the Credited Service described in Section 1.19(a)(v) or the Compensation described in Section 1.16(h):

(i)                                     1.1% of his Average Final Compensation up to Covered Compensation multiplied by his Credited Service (but not more than 35 years);

(ii)                                  1.5% of his Average Final Compensation in excess of Covered Compensation multiplied by his Credited Service (but not more than 35 years);

(iii)                               1.5% of his Average Final Compensation multiplied by Credited Service in excess of 35 years.

(iv)                              His “normal retirement benefit” payable under any Related Plan which is based on Credited Service described in Section 1.19(a)(v).

(c)           A Participant’s Normal Retirement Benefit shall not

(i)                                     except as provided in subsections (c) through (i), be less than 1.25% of his Average Final Compensation multiplied by his Credited Service; provided, however, that for this purpose Average Final Compensation shall be computed by taking into account only the Compensation described in subsections 1.16(a)(i) and (iii) of this Plan, provided that

(ii)                                  in the case of a Participant who had his Separation from the Service at the time he was employed at the La Jolla facility or the Hampton facility of the Company, be less than the greater of (A) his Normal Retirement Benefit calculated in accordance with subsection(i) above or (B) the greater of (1) $20.00 times his Credited Service or (2) 1% of his Average Final Compensation multiplied by his Credited Service.

(d)           Notwithstanding anything in the Plan to the contrary, in no event shall a Participant’s or Former Participant’s monthly Benefit payment under Section 3.2, 3.5, 3.4(b) or 3.10 be less than the largest monthly Benefit payment under Section 3.4(b) to which he could have become entitled by electing, at any time, Early Retirement under Section 3.3.

(e)           In the case of an Employee of a Company who was a participant on December 31, 1983 in a plan which merged with the Predecessor Plan on January 1, 1984, the provisions of which plan require any adjustments for additional benefits, offset benefits, predecessor plan benefits or, except in the case of UOP Realty Development Company, any amounts representing employee contributions which are withdrawn by the Participant at retirement, such adjustments shall be applied in the manner specified in such plan against the Normal Retirement Benefit provided under subparagraph (b) to determine the amount payable hereunder to such participant.

(f)            In the case of an Employee other than an Employee of UOP Realty Development Company who was a participant on December 31, 1983 in a plan which merged with the Predecessor Plan on January 1, 1984, who made employee contributions to any retirement plan or any other pension or profit sharing plan of any Company which contribution increased the amount of any retirement benefit payable under such plans, the provisions of such plans in effect on December 31, 1983 shall govern the timing and manner of the payment of such contributions or benefits provided, however, that the interest rate used to accumulate such employee contributions after December 31, 1983 shall in no event be less than the interest rate provided in the definition of Actuarial Equivalent under this Plan and the accumulated amount at retirement will be converted to an annuity using the lump sum factor described in Section 3.8.

(g)           The Normal Retirement Benefit of any Participant who was transferred from a Company described in (c)(i) to a Company described in (c)(ii) or from a Company described in (c)(ii) to a Company described in (c)(i) shall be calculated as though the Employee had, at all times, been employed by his Employer on the date of his Separation from the Service, provided that in no event will his Normal Retirement Benefit be less than his Accrued Benefit on the date of any transfer.

(h)           The Benefit of a Participant who elects an Optional Retirement Benefit under Section 3.6 and the Benefit of a Participant who is married on his Normal or Early Retirement Date and has not elected not to receive the automatic Statutory Joint and Survivor Annuity provided under Section 3.7, shall be determined under the provisions of Section 3.6 or 3.7, respectively.

(i)            In the case of an Employee who made contributions to any retirement plan sponsored by UOP, Inc., which merged with the Predecessor Plan on January 1, 1984, which contributions were not withdrawn prior to or as of his Normal Retirement Date, the Normal Retirement Benefit payable under this section shall be increased by the amount of such contributions accumulated to such date at the interest rate applicable under the prior plan (but after December 31, 1983, in no event less than the interest rate specified in the definition of Actuarial Equivalent hereunder) expressed as the actuarial equivalent of a single life annuity.

Section 3.3             Early Retirement.  (a) A Participant may voluntarily retire on his Early Retirement Date upon written notice to the Administrator designating such date. A Participant who undergoes a Separation from the Service after he has qualified for Early Retirement may elect to have Benefits commence in accordance with this Section at or after such Separation, and the designated effective date of such election shall be his Early Commencement Date.

(b)           Notwithstanding the foregoing, any Employee who was eligible to retire as of December 31, 1985 under the terms of the Predecessor Plan shall be eligible to retire under this Plan.

(c)           Notwithstanding the foregoing, any Employee or former Employee who was an employee participating on December 31, 1983 in the UOP Pension Plan, or in any like plan maintained by UOP, Inc. on such date, or any Employee who would otherwise have become a participant in such a plan upon completing the applicable eligibility requirements, shall be eligible to retire on or after his fifty-fifth birthday and the completion of five years of Vesting Service.

(d)           Notwithstanding the foregoing, any Employee or former Employee who was a Participant on December 31, 1983 in the Signal Retirement Plan (as defined in the Predecessor Plan) shall be entitled to retire under this Plan with respect to his Accrued Benefit as of December 31, 1988 at the time and using the reduction factors specified in the Signal Retirement Plan in effect on such date.

Section 3.4             Early Retirement Benefit.  (a) A Participant who retires on his Early Retirement Date, or Former Participant who at the time of his Separation from the Service has qualified for Early Retirement, shall receive a benefit which shall be no less than his Accrued Benefit provided under Section 3.10(c), appropriately reduced, as provided under Section 3.4(b)(ii) and, subject to the provisions of Sections 3.6 and 3.7, shall consist of a monthly payment commencing upon his Early Commencement Date and ending with the month in which his death occurs.

(b)           The amount of each such monthly payment shall, subject to Section 3.2(d), be an amount determined by reducing

(i)                                     his Normal Retirement Benefit, computed under Section 3.2(b) on the basis of his Credited Service completed prior to his Early Retirement Date plus the number of years and fractional years from his Separation from the Service to his Normal Retirement Date, multiplied by a fraction, the numerator of which is his Credited Service and the denominator of which is his Credited Service plus the number of years and fractional years from his Separation from the Service to his Normal Retirement Date, and under Section 3.2(c) on the basis of his Credited Service completed prior to his Early Retirement Date, by
(ii)                                  1/3 of 1% for each of the first 60 months (if any) by which his Early Commencement Date precedes the first day of the month coincident with or next following his 60th birthday; provided, however, that for Participants who attain age 55 in the year 2009 or later, the reduction factor provided for under this subparagraph (ii) shall be equal to 1/3 of 1% for each of the first 36 months and 5/12 of 1% for each additional month up to 24 months (if any) by which his Early Commencement Date precedes the first day of the month coincident with or next following his 60th birthday.

(c)           An Employee or former Employee who was a Participant in the Signal Retirement Plan (as defined in the Predecessor Plan) on December 31, 1983 shall, in addition to the monthly payment provided in subparagraph (b) above, receive a temporary additional Early Retirement Benefit of $150.00 per month ending with the earliest of the month in which he dies, the month before his 62nd birthday or the date of eligibility for full or reduced Social Security benefits.

(d)           In the case of an Employee who is eligible to retire before age fifty-five by virtue of subparagraph (b) or (d) of Section 3.3, the Early Retirement Benefit payable hereunder shall be further reduced before age fifty-five by an Actuarial Equivalent reduction factor for the months, if any, by which his Early Commencement Date precedes the first day of the month coincident with or next following his fifty-fifth birthday.

(e)           In the case of an Employee who made contributions to any retirement plan sponsored by UOP, Inc., which merged with the Predecessor Plan on January 1, 1984, which contributions were not withdrawn prior to or as of his Early Retirement Date, the Early Retirement Benefit payable under this section shall be increased by the amount of such contributions accumulated to such date at the interest rate applicable under the Predecessor Plan (but after December 31, 1983, in no event less than the interest rate specified in the definition of Actuarial Equivalent hereunder) expressed as the actuarial equivalent of a single life annuity.

Section 3.5             Disability Retirement Benefit.  (a) A Participant who has at least ten years of Credited Service at his date of Disability, and who retires on his Disability Retirement Date prior to December 31, 1993, may elect, in a manner prescribed by the Committee, to receive a Disability Retirement Benefit which shall be no less than his Accrued Benefit, appropriately reduced, as provided under Section 3.10(c) and, subject to the provisions of Sections 3.6 and 3.7, shall consist of a monthly payment on the first day of each calendar month commencing with his Disability Retirement Date and ending with the month in which his death occurs or, if earlier, the month in which his Disability ceases.

(b)           The amount of each such monthly payment shall be the greater of (x) the amount computed by reducing (i) his Normal Retirement Benefit, computed under Section 3.2(b) on the basis of his Credited Service completed prior to his Disability Retirement Date multiplied by a fraction, the numerator of which is his Credited Service, and the denominator of which is his Credited Service plus the number of years and fractional years from his Disability Retirement Date to his Normal Retirement Date, by (ii) 1/3 of 1% for each of the first 60 months (if any) by which his Disability Retirement Date precedes his 60th birthday, provided, however, that for Participants who attain age 55 in the year 2009 or later, the reduction factor shall be 1/3 of 1% for each of the first 36 months and 5/12 of 1% for each additional month up to 24 months (if any) by which his Disability Retirement Date precedes his 60th birthday; and with an Actuarial Equivalent reduction factor applied for each month in excess of such first 60 months, or (y) the amount of his Normal Retirement Benefit computed under Section 3.2(c)(i) or (ii) on the basis of Credited Service completed prior to his Disability Retirement Date, whichever is applicable to such Participant, reduced by the amount referred to in (x)(ii) of this Section 3.5(b), but with such reduction limited to 50%.

(c)           If a Former Participant’s Disability ceases and he thereupon again becomes an Employee his Disability Retirement Benefit shall cease and he shall resume status as a Participant. Such Former Participant shall accrue Credited Service in accordance with the terms of the Plan for any period prior to his Normal Retirement Date after resuming status as a Participant. The Normal Retirement Benefit payable to such Participant on his Normal Retirement Date shall be redetermined by taking into account total Credited Service including the period of disability, Compensation, etc. as required by the terms of the Plan and benefits already paid hereunder.

(d)           In the case of an Employee who made contributions to any retirement plan sponsored by UOP, Inc., which merged with the Predecessor Plan on January 1, 1984, which contributions were not withdrawn prior to or as of his Disability Retirement Date, the Disability Retirement Benefit payable under this section shall be increased by the amount of such contributions accumulated to such date at the interest rate applicable under the prior plan (but after December 31, 1983, in no event less than the interest rate specified in the definition of Actuarial Equivalent hereunder) expressed as the actuarial equivalent of a single life annuity.

Section 3.6             Optional Retirement Benefit.  (a) A Participant or Former Participant entitled to receive a Normal or Early Retirement Benefit or a Participant who is entitled to receive a Disability Retirement Benefit, shall generally receive the joint and survivor annuity provided in Section 3.7 (so long as such Participant is otherwise described in Section 3.7), unless such Participant elects not to receive such annuity and elects instead to receive a distribution in a form specified in subsections (i), (ii), (iii) or (iv) below. In addition, to be effective, any election made under this Section 3.6 must be made by the Participant himself, must be in writing on a form prescribed by the Administrator, must name the Beneficiary if a form of joint annuity is chosen, must be signed by the Participant and, if required by the Administrator, by the Participant’s spouse and must be filed with the Administrator prior to the date his benefits are to commence. A Participant to whom Section 3.7 does not apply and who makes no written election under this Section shall receive a Benefit in accordance with subsection (i) below. A Participant may elect, in accordance with the requirements of the Administrator, to receive his Benefit in any one of the following manners:

(i)                                     A Normal, Early or Disability Retirement Benefit, as the case may be, in the form of a single life annuity,
(ii)                                  A reduced monthly Benefit payable during his Normal, Early or Disability Retirement Benefit period with the provision that if he dies after his Normal, Early, or Disability Retirement Date, as the case may be, survived by his properly designated Contingent Annuitant, such Contingent Annuitant shall receive a monthly Benefit in the same amount (or in 50%, 66 2/3% or 75% of that amount if the Participant shall so elect) until the first day of the calendar month in which the Contingent Annuitant’s death occurs provided, however, that if the Contingent Annuitant is other than the Participant’s spouse, not less than 50% of the actuarial value of the Participant’s Normal, Early, or Disability Retirement Benefit must be applied to provide Benefits payable to the Participant during his life under this subsection. (This election shall not take effect if the Contingent Annuitant does not survive until the commencement of payments under this subsection),
(iii)                               An increased retirement benefit payable during the Participant’s lifetime until age 62, decreased after age 62 by the expected Social Security Benefit and payable at such reduced rate during the remainder of the Participant’s life, so as to produce, as nearly as possible, a level retirement income. Such benefit shall be payable, at the Participant’s option, in the form of a life annuity or a contingent annuity with 50%, 66 2/3%, 75% or 100% payable to the Participant’s designated Contingent Annuitant in the event of the Participant’s death and until the first day of the calendar month in which the Contingent Annuitant’s death occurs, provided, however, that notwithstanding anything to the contrary in this Plan, effective January 1, 1985, distributions will be made in accordance with the Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G). (An election of a benefit payable to a Contingent Annuitant pursuant to this section shall not take effect if the Contingent Annuitant does not survive until the commencement of payments under this subsection), or
(iv)                              A reduced retirement benefit payable during the Participant’s life, with a guarantee that not less than a fixed number of payments will be made to the Participant or, if the Participant dies prior to the expiration of such fixed number of years, to the Participant and the

Participant’s Beneficiary, in the aggregate. The Participant may select a guarantee of 60, 120 or 180 payments. If a Participant elects this option, the Participant shall also designate the Beneficiary to whom monthly payments will be continued if the Participant dies before having received the fixed number of payments. The Participant shall (subject to the consent requirements of this Section) have the right to change such Beneficiary prior to the Participant’s annuity starting date upon giving notice in writing to the Administrator. If a Participant elects this option and dies in active employment with a Company, the Beneficiary will not be entitled to any rights or benefits under the Plan, except in accordance with Section 3.9 hereof.

(b)           Notwithstanding (i), (ii), (iii) or (iv) above, the payment of the Actuarial Equivalent of any stream of payments or of any annuity paid to Beneficiaries shall be paid pursuant to the requirements of Section 3.15.

(c)           A Former Participant entitled to a Normal Retirement Benefit in a form prescribed in this section or pursuant to Section 3.7 who has previously left the employ of the Company shall be notified of such entitlement as provided in Section 10.8 of the Plan.

(d)           Subject to the foregoing provisions of this Section 3.6 and to the provisions of Section 3.7, a Participant or Former Participant who (i) made employee contributions to the UOP Pension Plan prior to January 1, 1984, (ii) elects after October 1, 1988 and prior to March 1, 1990 to withdraw all such contributions with accrued interest, and (iii) has an accrued benefit under the Plan immediately following such withdrawal the present value of which (determined using the Actuarial Equivalent definition applicable to small benefit cashouts under Section 3.13) is equal to $3,500 or less, may elect to receive an immediate lump sum distribution of such remaining accrued benefit.

SECTION 3.6 OF THE PLAN WAS AMENDED BY AMENDMENT NO. 1,
EFFECTIVE AS OF JANUARY 1, 1998, BY SUBSTITUTING THE NUMBER “$5,000” FOR
THE NUMBER “$3,500” WHEREVER THE LATTER APPEARS THEREIN.

Section 3.7             Statutory Joint and Survivor Annuity.  (a) Notwithstanding anything in the Plan to the contrary, the Benefit, if any, of a Participant or Former Participant commencing on his “Annuity Starting Date” (meaning either the first day of the first period with respect to which an amount is received as a life annuity; or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to an annuity) shall be a statutory joint and survivor annuity which is immediately available, as described in subsection, if

(i)                                     he was married upon his Annuity Starting Date,

(ii)                                  he notified the Administrator in writing prior to his Annuity Starting Date that he was married, and
(iii)                               he has not otherwise elected under subsection.

(b)           The joint and survivor annuity of a Participant or Former Participant shall be a Benefit, reduced as provided in subsection, consisting of monthly payments to him beginning on his Annuity Starting Date and ending with the calendar month in which his death occurs with the provision that, if he dies after his Annuity Starting Date survived by the spouse to whom he was married on his Annuity Starting Date, such spouse shall receive monthly payments of fifty percent of such reduced Benefit beginning on the first day of the calendar month following the month in which the Participant or Former Participant dies. Payments to such Participant’s or Former Participant’s spouse continue until the first day of the calendar month following the spouse’s death.

(c)           The reduced Benefit payable under this Section to a Participant or Former Participant during his lifetime shall be at a monthly rate such that his joint and survivor annuity is the Actuarial Equivalent of his Disability, Early or Normal Retirement Benefit, as the case may be.

(d)           A Participant or Former Participant referred to in subsection (a) may elect in writing, in the manner prescribed by the Administrator and with the consent of such Participant’s or Former Participant’s spouse, if required by the Administrator, not to receive a joint and survivor annuity (in which case he shall receive his Benefit as otherwise provided in the Plan). Such an election must satisfy the requirements of Section 3.14(b). Such an election shall be made not earlier than:

(i)                                     90 days before the commencement of the distribution of any part of an Accrued Benefit under this Plan,

and not later than the later of

(ii)                                  his Annuity Starting Date, or
(iii)                               the ninetieth (90th) day after the mailing or personal delivery to him of information referred to in subsection 3.7(e).

Such an election may be revoked, or revoked and re-elected, at any time during the applicable election period described in this subsection 3.7(d). A Participant may request additional information regarding the notices he receives under subsection 3.7(e). However, such a request for additional information must be made within 60 days after the notices have been mailed or personally delivered. Should a Participant request additional information, then the applicable election period described in this subsection 3.7(d) shall be extended so that it ends 90 days after the requested additional information has been mailed or personally delivered to the Participant. If a Participant (i) has separated from service, (ii) is entitled to receive or is currently receiving a Qualified Joint and Survivor Annuity under Code Section 401(a)(11), and (iii) has not had an election described in this subsection 3.7(d) made available to him, then the Plan shall provide to such a Participant an election to receive the balance of his benefits in the form of an Optional

Retirement Benefit, described in Section 3.6. Such a Participant shall have 90 days after notice of the election is mailed or personally delivered to him in which to make the election described in the preceding sentence. If the Participant has died, then the election shall be made available to the Participant’s personal representative. The balance of the Participant’s benefits distributed under such an election may be adjusted, if applicable, for payments previously distributed in the form of a Qualified Joint and Survivor Annuity.

(e)           Each Participant or Former Participant shall receive from the Committee nontechnical explanations of the availability and consequences of the election provided hereunder at such time and in such a manner so as to comply with all Internal Revenue Service Regulations that may be promulgated in this regard.

(f)            During the period described in subsection, a participant or Former Participant who properly elected thereunder not to receive a joint and survivor annuity may revoke such election and after any such revocation, an election under subsectionmay be made again prior to the expiration of such election period.

SECTION 3.7 OF THE PLAN WAS AMENDED BY AMENDMENT NO. 1, EFFECTIVE AS
OF JANUARY 1, 1997, BY ADDING A NEW SUBSECTION (g) TO READ AS FOLLOWS:

“(g)         Waiver of Notice.  The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described in subsection (e) above provided: (a) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity; (b) the Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (c) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.”

Section 3.8             Actuarial Equivalence.  The Participant’s Optional Retirement Benefit under Section 3.6 or the Benefit provided under Section 3.7 shall be the Actuarial Equivalent of his Normal, Early, or Disability Retirement Benefit, said Equivalent being computed as of the date payments commence.

Section 3.9             Death Benefit - Qualified Preretirement Survivor Annuity.  (a) If a Participant dies after becoming eligible for an Early Retirement Benefit while he is an Employee (including a Participant who was so eligible, was Disabled and did not elect to receive a Disability Retirement Benefit and a Former Participant who was eligible at the time of his Separation from the Service to receive Early Retirement Benefits, but who elected to defer his Early Commencement Date beyond such Separation from the Service), and is survived by a spouse, such spouse shall receive a Benefit equal to one-half of the amount such Participant would have received (other than pursuant to Section 3.4(e)) had he retired immediately preceding his death and had he elected to receive a single life annuity.

(b)           Subject to the limitation imposed by Section 3.6(b), in the event of the death of a Participant who is not survived by a spouse (or if the spouse dies after Benefits described in subparagraph (a) above have commenced) but is survived by one or more children of the Participant under the age of 21, each periodic payment of the Benefit described in subparagraph (a) above shall be paid in equal shares among all of such children who are under the age of 21 at the time of such payment, and shall continue to be paid until the last of such children either attains age 21 or dies.

(c)           Notwithstanding the foregoing and subject to the limitation imposed by Section 3.6(b), in the case of an Employee other than an Employee of UOP Realty Development Company or Wolverine Tube Corporation who was a Participant on December 31, 1983 in a plan which merged with the Predecessor Plan on January 1, 1984, the Death Benefit payable hereunder to a Participant’s spouse or beneficiary shall in no event be less than the amount of any employee contributions made to such plans, accumulated to the earlier of the date benefits commence payment or the Participant’s Normal Retirement Date, at the interest rate applicable under the Predecessor Plan (but after December 31, 1983, in no event less than the interest rate specified in the term Actuarial Equivalent under this Plan), less any benefits received by the Participant or Beneficiary.

(d)           Notwithstanding the foregoing, the death benefit payable hereunder in respect of any Participant or Former Participant who was at any time prior to January 1, 1984 a participant in the Retirement Plan for Employees of the Garrett Corporation and its Participating Subsidiary Companies and had elected to be covered by the death benefit provisions thereunder shall in no event be less than the death benefit which would have been payable under such plan if he had died on December 31, 1983.

(e)           There shall be paid a death benefit in the case of any Employee of Air Cruisers Corporation who is a retired Participant who (1) retired on a Normal or Early Retirement Date, (2) was at least age 55 at the time of termination, (3) has at least 10 years of Vesting Service and (4) has not elected to take a death benefit under any other plan covering former employees of the Garrett Corporation. This death benefit is equal to $5,000 minus (1) the sum of all medical payments paid on behalf of such retired Participant or his dependents for treatment or services because of injury or sickness incurred by such Participant or dependents after the Participant reached Normal Retirement Date as provided under any retiree health care benefits provision of any Garrett Corporation health care plan covering former employees of the Garrett Corporation, and (2) any life insurance paid on behalf of such retired Participant under the Extended Death Benefit Clause of the Garrett Corporation Group Life Insurance Plan.

(f)            In the case of an Employee who was a participant on December 31, 1983 in a plan which merged with the Predecessor Plan on January 1, 1984 which provided for the payment of a death benefit to the surviving spouse of any Employee who died after a stated period of service, a Death Benefit shall be payable  hereunder to the surviving spouse of such an Employee in an amount equal to the greater of the amount which would have been payable to such spouse had such Employee died on December 31, 1983 or the Death Benefit payable under subparagraph (a).

(g)           In addition to the Death Benefit payable hereunder, the death benefits provided under Sections 4.7(a) and 4.7(b)(1) of the Retirement Plan for Employees of the Garrett Corporation and its Participating Subsidiaries shall continue to be provided to the extent applicable.

(h)           In the case of any Employee who has transferred his Garrett Secured Benefit Account balance to this Plan pursuant to the applicable provisions of the Savings Plan, the Death Benefit payable hereunder shall in no event be less than the value of the account so transferred accumulated to the earlier of the date benefits commence payment or the Participant’s Normal Retirement Date at the interest rate specified in the definition of Actuarial Equivalent under this Plan, less any benefits received by the Participant or Beneficiary.

(i)            In the case of the death of any Employee or former Employee who made contributions to any retirement plan sponsored by UOP, Inc. which was merged with the Predecessor Plan on January 1, 1984, and the death of any and all persons to whom benefits were being paid under Section 3.6 or 3.7 on behalf of the Employee following the Employee’s death, there shall be paid in a lump sum to the Beneficiary of the Employee the amount of any contributions made to such plan by the Employee accumulated to the earlier of the date benefits commence payment or the Employee’s Normal Retirement Date at the interest rate applicable under such plan, but after December 31, 1983 in no event at a rate less than the interest rate specified in the definition of Actuarial Equivalent under this Plan, less any benefits paid with respect to such contributions to the Employee and to such other person or persons under Section 3.6 or 3.7, except that if benefits are payable under Section 3.9(a) following the Employee’s death, the amount of such contributions accumulated with interest as provided for above shall be paid to the Employee’s spouse in the form of an actuarial equivalent life annuity based on such spouse’s age at the date of death of the Employee unless such spouse shall elect in writing to receive such contributions in the form of a lump sum payment.

(j)            If a Participant who has fulfilled the requirements for a Vested Retirement Benefit dies before his entire Benefit has been paid to him and before the earliest date which the  Participant could have designated as his Early Retirement Date, or if a Former Participant who has fulfilled the requirements for a Vested Retirement Benefit dies before his Benefit commences payment, his surviving spouse, if any, shall be entitled to receive the greater of the benefits, if any, described in subsection 3.9(f) above or benefits having the effect of a Qualified Preretirement Survivor Annuity, as described below, unless such spouse had not been married to the Participant or Former Participant for at least one year at the time of his death. The benefits payable to the spouse of a Participant (or Former Participant) who dies before the earliest date which the Participant could have designated as his Early Retirement Date shall commence with the month in which the Participant would have reached the earliest date which could have been designated as his Early Retirement Date or the first day of any month thereafter up to and including the first day of the month next following the date on which the Participant would have attained age 65, as elected by the spouse, and shall be equal to one-half of the amount which would have been payable to such Participant if he had (a) separated from service on the date of death; (b) survived to the earliest date which could have been designated as his Early Retirement

Date or the first day of any month thereafter, as elected by the spouse and (c) commenced payment on such date with an immediate straight life annuity. The benefit payable to the spouse of a Former Participant who dies after the earliest date which the Former Participant could have designated as his Early Commencement Date but before his Benefit commences payment shall commence with the month following the date of death or the first day of any month thereafter up to and including the first day of the month next following the date on which the Participant would have attained age 65, as elected by the spouse, and shall be equal to one-half the amount which would have been payable to such Former Participant if he had commenced payment with an immediate straight life annuity on the day before such Former Participant’s death or the first day of any month thereafter up to and including the first day of the month next following the date on which the Participant would have attained age 65, as elected by the spouse.

(k)           Subject to the limitation imposed by Section 3.6(b), in the case of the death of any Participant who formerly participated in the MPB Retirement Plan, the Death Benefit, if any, payable hereunder to the surviving spouse of such Participant shall be increased by one-twelfth of the amount of employee contributions plus interest remaining in the MPB Retirement Plan as of December 31, 1983, increased by 8.75% interest (or, if greater, the rate specified herein under the definition of Actuarial Equivalent) from such date to such Participant’s death, divided by the lump sum factor described in Section 3.8. If no other Death Benefit is payable hereunder, the amount of the foregoing increase may be paid as a lump sum with the consent of the surviving spouse. If payment of the additional annuity benefit is deferred beyond such Participant’s date of death, the balance at the date of death shall be increased to the actual benefit commencement date at the rate of interest specified under the definition of Actuarial Equivalent hereunder and converted to a monthly benefit using an Actuarial Equivalent conversion factor.

(l)            Except as expressly herein provided, no Benefit shall be payable hereunder upon the death of a Participant or Former Participant.

IN THE AUGUST 1, 1992 RESTATEMENT
SECTIONS 3.9(c) THROUGH 3.9(l) WERE REPLACED WITH THE FOLLOWING

(c)           Notwithstanding the foregoing and subject to the limitation imposed by Section 3.6(b), in the case of an Employee other than an Employee of UOP Realty Development Company who was a Participant on December 31, 1983 in a plan which merged with the Predecessor Plan on January 1, 1984, the Death Benefit payable hereunder to a Participant’s spouse or beneficiary shall in no event be less than the amount of any employee contributions made to such plans, accumulated to the earlier of the date benefits commence payment or the Participant’s Normal Retirement Date, at the interest rate applicable under the Predecessor Plan (but after December 31, 1983, in no event less than the interest rate specified in the term Actuarial Equivalent under this Plan), less any benefits received by the Participant or Beneficiary.

(d)           In the case of an Employee who was a participant on December 31, 1983 in a plan which merged with the Predecessor Plan on January 1, 1984 which provided for the payment of a death benefit to the surviving spouse of any Employee who died after a stated period of service, a Death Benefit shall be payable hereunder to the surviving spouse of such an

Employee in an amount equal to the greater of the amount which would have been payable to such spouse had such Employee died on December 31, 1983 or the Death Benefit payable under subparagraph (a) ..

(e)           In the case of the death of any Employee or former Employee who made contributions to any retirement plan sponsored by UOP, Inc. which was merged with the Predecessor Plan on January 1, 1984, and the death of any and all persons to whom benefits were being paid under Section 3.6 or 3.7 on behalf of the Employee following the Employee’s death, there shall be paid in a lump sum to the Beneficiary of the Employee the amount of any contributions made to such plan by the Employee accumulated to the earlier of the date benefits commence payment or the Employee’s Normal Retirement Date at the interest rate applicable under such plan, but after December 31, 1983 in no event at a rate less than the interest rate specified in the definition of Actuarial Equivalent under this Plan, less any benefits paid with respect to such contributions to the Employee and to such other person or persons under Section 3.6 or 3.7, except that if benefits are payable under Section 3.9(a) following the Employee’s death, the amount of such contributions accumulated with interest as provided for above shall be paid to the Employee’s spouse in the form of an actuarial equivalent life annuity based on such spouse’s age at the date of death of the Employee unless such spouse shall elect in writing to receive such contributions in the form of a lump sum payment.

(f)            If a Participant who has fulfilled the requirements for a Vested Retirement Benefit dies before his entire Benefit has been paid to him and before the earliest date which the Participant could have designated as his Early Retirement Date, or if a Former Participant who has fulfilled the requirements for a Vested Retirement Benefit dies before his Benefit commences payment, his surviving spouse, if any, shall be entitled to receive the greater of the benefits, if any, described in subsection 3.9(d) above or benefits having the effect of a Qualified Preretirement Survivor Annuity, as described below, unless such spouse had not been married to the Participant or Former Participant for at least one year at the time of his death. The benefits payable to the spouse of a Participant (or Former Participant) who dies before the earliest date which the Participant could have designated as his Early Retirement Date shall commence with the month in which the Participant would have reached the earliest date which could have been designated as his Early Retirement Date or the first day of any month thereafter up to and including the first day of the month next following the date on which the Participant would have attained age 65, as elected by the spouse, and shall be equal to one-half of the amount which would have been payable to such Participant if he had (a) separated from service on the date of death; (b) survived to the earliest date which could have been designated as his Early Retirement Date or the first day of any month thereafter, as elected by the spouse and (c) commenced payment on such date with an immediate straight life annuity. The benefit payable to the spouse of a Former Participant who dies after the earliest date which the Former Participant could have designated as his Early Commencement Date but before his Benefit commences payment shall commence with the month following the date of death or the first day of any month thereafter up to and including the first day of the month next following the date on which the Participant would have attained age 65, as elected by the spouse, and shall equal to one-half the amount which would have been payable to such Former Participant if he had commenced payment with an immediate straight life annuity on the day before such Former Participant’s death or the first day of any month thereafter up to and including the first day of the month next following the date on which the Participant would have attained age 65, as elected by the spouse.

(g)           Except as expressly herein provided, no Benefit shall be payable hereunder upon the death of a Participant or Former Participant.

(h)           If the spousal benefit described above is not fully subsidized, the Participant may waive the spousal benefit described above by following the procedures described below.

(i)                                     Notice.  During the Applicable Period (defined below), the Committee will provide the Participant with an explanation of the terms and conditions of the spousal benefit, the Participant’s right to make, and the effect of, an election to waive the spousal benefit, the rights of the Participant’s spouse to approve such a waiver, the Participant’s right to revoke such a waiver at any time before the Participant’s death and the effect of the Participant’s right to revoke such a waiver.

(ii)                                  Procedure.  A Participant’s waiver of the spousal benefit must be made on a form prepared by, and delivered to the Committee during the period (“Applicable Period”) that begins with the first day of the Plan Year in which the Participant attains age 35 and ends with the death of the Participant; provided, however, if a Participant ceases to be an Employee before the first day of the Plan Year in which the Participant attains age 35, this period will begin on the day the Participant ceases to be an Employee. A Participant may revoke such a waiver at any time before the first to occur of the Participant’s Annuity Starting Date or the Participant’s death by delivering a subsequent form to the Committee that satisfies the waiver provisions of this Plan.

(iii)                               Spousal Consent.  The Participant’s surviving spouse must waive any rights to the spousal benefit in a written document that acknowledges the effect of the waiver, and that is witnessed by a notary public or, to the extent permitted by the Company, by a Company representative. Spousal consent will be irrevocable; provided, however, that spousal consent will be deemed to be revoked if the Participant changes his or her waiver election.

(iv)                              Waiver Unnecessary.  If the Participant is legally separated or abandoned (within the meaning of local law) and the Participant has a court order to that effect (and there is no Qualified Domestic Relations Order as defined in Code Section 414(p) that provides otherwise), or the surviving spouse cannot be located, then the waiver described in the preceding paragraph need not be filed with the Committee when a married Participant waives a spousal benefit under this Plan.

(v)                                 Effect of Waiver. Any waiver by a spouse obtained pursuant to these procedures (or establishment that the consent of a spouse could not be obtained) will be effective only with respect to that spouse.

(i)            The surviving spouse need not begin receiving a qualified preretirement survivor annuity prior to the time the Participant would have attained age 65 except where the present value of the nonforfeitable benefit does not exceed $3,500.

Section 3.10           Vested Retirement Benefit. (a) Each Participant who has completed five (5) years of Vesting Service or who has reached his Normal Retirement Date while an Employee shall be entitled to a Vested Retirement Benefit equal to his Accrued Benefit. In the event of his Separation from the Service prior to his Normal, Early or Disability Retirement Date, a vested Former Participant shall, upon the earlier of his Normal Retirement Date or his attainment of age 55 (or applicable earlier retirement age) become entitled to receive a Normal, Early but with an Actuarial Equivalent early reduction factor applied or Optional Retirement Benefit as he shall elect (or in the absence of such election, as determined in the manner of Section 3.2, 3.4 or 3.7), all in an amount equal or Actuarially Equivalent to his Accrued Benefit payable at age 65. In addition, any Employee or former Employee who was a Participant in the Signal Retirement Plan (as defined in the Predecessor Plan) on December 31, 1983 and who completes five years of Vesting Service and attains his thirty-fifth birthday, shall be entitled to a Vested Retirement Benefit equal to his Accrued Benefit as of such date. In the event of his Separation from the Service prior to his Normal, Early, or Disability Retirement Date, a vested Former Participant shall upon his Normal or Early Retirement Date become entitled to a Normal, Early but with an Actuarial Equivalent early reduction factor applied or Optional Retirement Benefit as he shall elect (or in the absence of such election, as determined in the manner of Section 3.2, 3.4, or 3.7), all in an amount equal or Actuarially Equivalent to his Accrued Benefit payable at age 65.

(b)           An Employee’s “Accrued Benefit” as of his Separation from the Service shall be equal to his Normal Retirement Benefit computed under Section 3.2(b) on the basis of his Credited Service completed prior to such Separation plus the number of years and fractional years from the date of such Separation to his Normal Retirement Date, multiplied by a fraction, the numerator of which is his Credited Service and the denominator of which is his Credited Service plus the number of years and fractional years from the date of such Separation to his Normal Retirement Date, and under Section 3.2(c) on the basis of his Credited Service completed prior to such Separation.

(c)           If the Plan’s vesting schedule is amended, the vested percentage of every Employee who is a Participant on the amendment adoption date or the amendment effective date, whichever is later, may not be less than the Participant’s vested percentage determined under the Plan without regard to the amendment. In addition, if the Plan’s vesting schedule is amended, each such Participant who has completed 3 Years of Service and whose vested percentage is determined under the new vesting schedule may elect to have his or her vested percentage determined under the old vesting schedule if the old vesting schedule would be more favorable.

(d)           An Employee’s right to his or her normal retirement benefit is nonforfeitable on attainment of age 65.

BEFORE THE JANUARY 1, 1989 RESTATEMENT
READ AS FOLLOWS

(c)           An Employee’s “Accrued Benefit” as of his Separation from the Service shall be equal to his Normal Retirement Benefit computed under Section 3.2 on the basis of his Credited Service completed prior to such Separation but with the amount referred to in Section 3.2(b)(ii) not to exceed 50% of his Primary Insurance Amount multiplied by a fraction, the numerator of which is his Credited Service and the denominator of which is his Credited Service plus the number of years and fractional years from the date of such Separation to his Normal Retirement Date.

(d)           Notwithstanding the foregoing:

(i)                                     the “Accrued Benefit” of any Employee or former Employee who was a Participant in the Signal Retirement Plan (as defined in the Predecessor Plan) shall not be less than the amount of such “Accrued Benefit” as of December 31, 1983 determined under the provisions of such plan and the actuarial equivalence tables specified in such plan in effect on December 31, 1983;

(ii)                                  the “Accrued Benefit” as of December 31, 1983 of any Employee or former Employee who was a participant in any plan which merged with the Predecessor Plan effective January 1, 1984 shall not be less than his “Accrued Benefit” as of December 31, 1983 determined under the terms of such other plan and, for Participants eligible to commence benefits on December 31, 1983, further determined by reference to the actuarial equivalence tables or interest assumption actually specified in such other plan on December 31, 1983;

(iii)                               the “Accrued Benefit” as of December 31, 1983 of any Employee or former Employee who was a participant in the Equity Plan prior to January 1, 1984, shall not be less than the amount of such “Accrued Benefit” as of December 31, 1983 determined under the terms of the Equity Plan;

(iv)                              the “Accrued Benefit” of any Employee or former Employee who was a participant in a plan which merged with the Predecessor Plan on January 1, 1984, shall not be less than the amount of any employee contributions made by the Employee to such plan (which contributions were not withdrawn prior to the earlier of his Early Commencement Date or Normal Retirement Date), expressed as an actuarial equivalent single life annuity, accumulated to the earlier of his Normal Retirement Date or Early Commencement Date at the interest rate applicable under such plan, but after December 31, 1983, in no event at a rate less than the interest rate specified in the definition of Actuarial Equivalent under this Plan;

(v)                                 the “Accrued Benefit” of any Employee who transferred the balance of his account in the Garrett Secured Benefit Account to this Plan under the provisions of the Savings Plan shall be the gross accrued benefit prior to the Offset specified in Section 4.2(e)(i)(b), including the value of the account transferred accumulated to the earlier of Normal Retirement Date or Early Commencement Date at the rate specified in such plan, but in no event at a rate less than the interest rate specified in the definition of Actuarial Equivalent under this Plan; and

(vi)                              the “Accrued Benefit” of any Employee or former Employee who was a participant in the Predecessor Plan on December 31, 1985 and became a Participant in this Plan in connection with the spinoff of Henley by Allied-Signal as of May 27, 1986 shall not be less than his “Accrued Benefit” as of December 31, 1985 determined under the terms of the Predecessor Plan and the actuarial equivalence factors specified in the Predecessor Plan, subject to a transfer of all assets allocable to such Participant from the trust under the Predecessor Plan to the Trust Fund as of January 1, 1986.

(vii)                           the “Accrued Benefit” of a non-highly compensated Participant shall not be less than his Accrued Benefit computed under the terms of the Plan immediately prior to April 30, 1991, the adoption date of this Amended and Restated Plan. The “Accrued Benefit” of any highly compensated Participant shall not be less than his Accrued Benefit on December 31, 1988. The Accrued Benefit of any person who becomes a highly compensated person after December 31, 1988 shall not be less than his Accrued Benefit as of December 31 of the year prior to the year in which he becomes a highly compensated participant.

IN THE AUGUST 1, 1992 RESTATEMENT
WAS REPLACED WITH THE FOLLOWING

(c)           Notwithstanding the foregoing, the “Accrued Benefit” of a non-highly compensated Participant shall not be less than his Accrued Benefit computed under the terms of the Plan immediately prior to April 30, 1991, the adoption date of the prior amended and restated version of the Plan. The “Accrued Benefit” of any highly compensated Participant shall not be less than his Accrued Benefit on December 31, 1988. The Accrued Benefit of any person who becomes a highly compensated person after December 31, 1988 shall not be less than his Accrued Benefit as of December 31 of the year prior to the year in which he becomes a highly compensated participant.

(d)           An Employee or former Employee who made contributions to any retirement plan sponsored by UOP, Inc. which was merged with the Predecessor Plan on January 1, 1984 may, by written election at any time after Separation from the Service and prior to or as of the date any monthly benefit first becomes payable hereunder, withdraw such contributions with interest at the rates specified in Section 3.2(i) above, accumulated to the end of the calendar month immediately preceding the date of such written election.

(e)           If the present value of the Participant’s vested Accrued Benefit is zero at the time of his Separation from the Service, then that Participant shall be deemed to have received an immediate distribution of that vested Accrued Benefit on his Severance from Service Date.

(f)            The Accrued Benefit for each Section 401(a)(17) employee (defined below) under this Plan will be the sum of (i) the employee’s Accrued Benefit as of December 31, 1993 and (ii) the employee’s Accrued Benefit (if any) determined under the benefit formula applicable for a Plan Year beginning on or after January 1, 1994, as applied to the employee’s years of service (if any) credited to the employee for Plan Years beginning on or after January 1, 1994 for purposes of benefit accruals. A Section 401(a)(17) employee means an employee whose current Accrued Benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.

(g)           Notwithstanding anything to the contrary in the Plan, no Participant shall accrue any additional retirement benefits under the Plan after December 31, 1993, and the Accrued Benefit of each Participant shall be fixed and frozen on December 31, 1993 on the basis of the Participant’s Average Final Compensation (through December 31, 1993), years of Credited Service and Covered Compensation through December 31, 1993. Accordingly, the Normal Retirement Benefit under Section 3.2 of the Plan, the Early Retirement Benefit under Section 3.4 of the Plan, the Disability Retirement Benefit under Section 3.5 of the Plan, and the Vested Retirement Benefit under Section 3.10 of the Plan which each Participant may have accrued through December 31, 1993 shall be fixed and frozen in accordance with the principles set out in Section 1.7 (Average Final Compensation), Section 1.19 (Credited Service), and Section 1.18 (Covered Compensation).

Section 3.11           Suspension of Benefits.  (a) Payment of any benefit derived from Company contributions to which a Participant would otherwise be entitled shall be suspended for any calendar month in which the Participant completes 40 or more hours of service with the Company or with any member of the controlled group; provided, however, that individual companies may adopt non-discriminatory procedures to permit payment of benefits during reemployment. Any suspension shall be effected in accordance with Department of Labor Regulations § 2530.203-3 (29 CFR 2530.203-3), as amended, and rules and operational guidelines promulgated by the Committee consistent with such regulations.

(b)           Subject to Section 1.19, a Participant shall accrue Credited Service in accordance with the terms of the Plan for any period for which his benefit payments are suspended. The benefit to which a Participant is entitled under the Plan shall be recomputed as of the first day of the month following the end of the suspension of benefits by taking into account such additional Credited Service, Compensation, etc. as required by the terms of the Plan and the benefits already paid thereunder, but in no event shall the Benefit payable following the suspension be less than the Benefit to which such Participant was entitled immediately prior to the suspension.

Section 3.12           Direct Rollover.  Effective for distributions made on or after January 1, 1993, notwithstanding any provision of this Plan to the contrary that would otherwise limit a Distributee’s election under this Plan, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For these purposes, the following definitions apply:

(a)           An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of 10 years or more; any distribution to the extent that distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b)           An Eligible Retirement Plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

(c)           A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

(d)           A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Section 3.13           Payment of Small Amounts.  The Actuarial Equivalent, if $3,500 or less, of any Accrued Benefit payable in respect of a Participant shall be paid in a lump sum in lieu of monthly or other periodic payments.

(a)           For purposes of determining an employee’s accrued benefit under the Plan, the Plan may disregard service performed by the employee with respect to which the employee has received (i) a distribution of the present value of his entire nonforfeitable benefit if such distribution was in an amount (not more than $3,500) permitted under regulations prescribed by the Secretary of the Treasury, or (ii) a distribution of the present value of the employee’s nonforfeitable benefit attributable to such service which he elected to receive. Clause (i) applies only if such distribution was made on termination of the employee’s participation in the Plan. Clause (ii) applies only if such distribution was made on termination of the employee’s participation in the plan or under such other circumstances as may be provided under regulations prescribed by the Secretary of the Treasury.

(b)           For purposes of determining an employee’s accrued benefit under the Plan, the Plan will not disregard service as provided in the preceding paragraph (a) if the employee (i) received a distribution under paragraph (a) which was less than the present value of the Participant’s accrued benefit, the employee resumes employment covered under the Plan, and the employee repays the full amount of such distribution with interest at the rate determined for purposes of subsection 411(c)(2)(C). Such repayment must be made (I) in the case of a withdrawal on account of separation from service, before the earlier of 5 years after the first date on which the employee is subsequently re-employed by the employer, or the close of the first period of 5 consecutive 1-year breaks in service commencing after the withdrawal; or (II) in the case of any other withdrawal, 5 years after the date of the withdrawal.

(c)           This Plan precludes the immediate distribution of any benefit where the present value of the nonforfeitable accrued benefit (taking into account benefits derived from both employer and employee contributions) is in excess of $3,500 without the consent of the Participant and, when applicable, the Participant’s spouse. For these purposes, an immediate distribution means the distribution of any part of the benefit before the later of age 62 or normal retirement age.

SECTION 3.13 OF THE PLAN WAS AMENDED BY AMENDMENT NO. 1,
EFFECTIVE AS OF JANUARY 1, 1998, BY SUBSTITUTING THE NUMBER “$5,000” FOR
THE NUMBER “$3,500” WHEREVER THE LATTER APPEARS THEREIN.

Section 3.14           Special Election Provisions.  (a) Qualified Preretirement Survivor Annuity coverage shall be automatically implemented for each Participant upon attainment of his or her right to a Vested Retirement Benefit or on such other date specified in the regulations prescribed under Section 417(a) of the Code, and shall automatically continue until the Participant dies, is divorced, or his spouse dies.

(b)           Notwithstanding any other provision of this Plan, any election by a Participant or Former Participant of a form of benefit payment other than that having the effect of a Statutory Joint and Survivor Annuity described in Section 3.7 shall be effective only if the Participant’s spouse consents to it in writing, such consent is witnessed by a Plan representative designated by the Administrator or a notary public, such election designates a beneficiary (or a form of benefits) which may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse), and the spouse’s consent acknowledges the effect of the election. Spousal consent shall not be required if the Participant establishes to the satisfaction of the Plan representative that such consent may not be obtained because there is no spouse or the spouse cannot be located. Any consent shall be effective only with respect to the spouse who gave it.

Section 3.15           Distribution of Vested Retirement Benefit.  (a) Notwithstanding anything in the Plan to the contrary, unless otherwise elected by the Employee in writing, payment of a Vested Retirement Benefit under the Plan shall commence not later than the sixtieth (60th) day following the last day of the Plan Year in which occurs the later of his attainment of age 65 or his termination of employment.

(b)           Payment of benefits to an Employee under the Plan must commence, regardless of his election, no later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2. The first payment required under this Section 3.15 must be made by the required beginning date, the second must be made not later than the end of the calendar year in which the required beginning date occurs and each succeeding payment must be made no later than the end of each succeeding calendar year.

SECTION 3.15(b) OF THE PLAN WAS AMENDED BY AMENDMENT NO. 1,
EFFECTIVE AS OF JANUARY 1, 1997, BY ADDING THE FOLLOWING PARAGRAPHS:

“Notwithstanding the above, in the case of an individual who is not a 5% owner and who attains age seventy and one-half (70½) on or after January 1, 1999, the benefit of such Participant shall be distributed, or commence to be distributed, not later than the first day of April following the later of the calendar year of termination of employment or the calendar year in which the Participant attains age seventy and one-half (70½).

A Participant is treated as a 5-percent owner for purposes of this section if such Participant is a 5-percent owner as defined in section 416 of the Code at any time during the plan year ending with or within the calendar year in which such owner attains age 70½. Once distributions have begun to a 5-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

Except with respect to a 5-percent owner, a Participant’s accrued benefit is actuarially increased to take into account the period after age 70½ in which the Employee does not receive any benefits under the Plan.”

(c)           If benefits shall become payable to an Employee under the Plan for a period extending beyond his lifetime, (i) such period shall not exceed the life expectancy of the Employee or if such benefits are payable to the Employee’s spouse or another individual, the lives or the joint life and last survivor expectancy of the Employee and such spouse or individual, and (ii) notwithstanding anything to the contrary in this Plan, distributions will be made in accordance with the Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G).

(d)           If benefits shall become payable upon the death of an Employee prior to his receipt of any benefits under this Plan, (i) such benefits shall not extend beyond (A) 5 years or (B) if such benefits are payable to the Employee’s spouse or another individual, the life or life expectancy of such spouse or individual, and (ii) such benefits shall commence to be paid no later than one year after the date of the Employee’s death (or such later date as permitted by applicable law). Notwithstanding the foregoing, benefits payable to an Employee’s surviving spouse may commence on a date which is later than the date provided in the preceding sentence, but in no event later than the date on which the Employee would have attained age 70-1/2. If any benefits become payable upon the death of an Employee after his pension commencement date, such benefits will be paid out under a method of distribution which is at least as rapid as the method which was in effect at the time of the Employee’s death.

ARTICLE IV

FUNDING OF BENEFITS

Section 4.1             Funding Policy and Method.  The Administrative Committee shall establish a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. Participants shall neither be required nor permitted to make contributions under the Plan.

Section 4.2             Company Contributions.  The Company shall contribute and pay to the Trustee, to be held and administered in trust, such amounts at such times as shall be required by the funding policy and method established pursuant to Section 4.1 and as shall be in accordance with the rules promulgated by the Administrative Committee pursuant to Section 7.6 in effectuation of such funding policy and method.

Section 4.3             Reduction of Company Contributions.  Forfeitures arising under the Plan from termination of employment, death or for any other reason shall not be applied to increase the benefits any person would receive from the Plan prior to termination or the complete discontinuance of Company contributions thereto, but shall instead be used, to the extent not anticipated in determining actuarial costs hereunder, to reduce subsequent Company contributions to the Plan.

ARTICLE V

TRUST AGREEMENT AND TRUST FUND

Section 5.1             Trust Agreement.  Bolsa Chica has entered into a master trust agreement with the Trustee, providing for the administration of the Trust Fund, in such form and containing such provisions as Bolsa Chica has deemed appropriate, including, but not by way of limitation, provisions with respect to the powers and authority of the Trustee, the right of Bolsa Chica to discharge or replace the Trustee at any time, the authority of Bolsa Chica to amend or terminate the master trust agreement and to settle the accounts of the Trustee on behalf of all persons having an interest in the Trust Fund, and a provision that it shall be impossible at any time prior to the satisfaction of all liabilities under the Plan with respect to Participants and their Beneficiaries for any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries. The master trust agreement shall constitute the Trust Agreement for the Plan and shall be a part of the Plan, and the rights and duties of any person under the Plan shall be subject to all applicable terms and provisions of the master trust agreement.

Section 5.2             Trust Fund.  The Trust Fund shall be held by the Trustee, pursuant to the terms of the master trust agreement, for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan, to the extent such expenses are not paid by the Company, and no assets of the Plan shall inure to the benefit of the Company except to the extent permitted by ERISA; provided, however, that any contribution made as a result of erroneous actuarial calculations will be returned within one year from the date of contribution to the Company which made the contribution. No person shall have any interest in or right to any part of the earnings of the Trust Fund, or any right in, or to, any part of the assets thereof, except as and to the extent expressly provided in the Plan and in the master trust agreement.

ARTICLE VI

CERTAIN LIMITATIONS ON BENEFITS

Section 6.1             Special Definitions.  For purposes of this Article VI, which is effective January 1, 1987, the following capitalized terms shall have the following respective meanings:

Bolsa Chica Group:  either (i) the controlled group of corporations (within the meaning of section 1563(a) of the Internal Revenue Code, determined without regard to section 1563(a)(4) and (e)(3)(C) thereof) whose common parent is Bolsa Chica, or (ii) the group of trades or businesses which are under “common control” (as defined in section 414(c) of the Internal Revenue Code and regulations prescribed under said section) whose common parent is Bolsa Chica, determined in either case by substituting for the phrase “at least 80 percent” each place it appears in section 1563(a)(1) the phrase “more than 50 percent.” The Bolsa Chica Group also includes affiliated entities within the meaning of Code Section 414(m).

Defined Contribution Plan:  any pension, profit-sharing or stock bonus plan of the Bolsa Chica Group which (a) satisfies the applicable qualification requirements of the Internal Revenue Code and (b) provides for an individual account for each participant thereunder and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant’s account.

Defined Contribution Plan Fraction:  a fraction, the numerator of which is the sum of the Participant’s annual additions as of the close of the Plan Year under all Defined Contribution Plans (whether or not terminated), and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Bolsa Chica Group:

(a)           1.25 times the dollar limitation in effect under Internal Revenue Code section 415(c)(1)(A) for such year, or

(b)           1.4 times the amount which may be taken into account under Internal Revenue Code section 415(c)(1)(B).

Defined Benefit Plan:  any pension plan of the Bolsa Chica Group which (a) satisfies the applicable qualification requirements of the Internal Revenue Code and (b) is not a Defined Contribution Plan.

Defined Benefit Plan Fraction:  a fraction, the numerator of which is the sum of the Participant’s projected annual benefits under all Defined Benefit Plans of the Bolsa Chica Group (whether or not terminated) and the denominator of which is the lesser of:

(A)                              1.25 times the dollar limitation of Internal Revenue Code section 415(b)(1)(A) in effect for the Plan Year, or

(B)                                1.4 times the Participant’s average compensation for the three consecutive Plan Years that produce the highest average.

Aggregate Employee Contribution:  for any Participant with respect to any Plan Year, the aggregate of all contributions other than “rollover amounts” or “rollover contributions” (as such terms are defined in section 402(a)(5), 403(a)(4), 408(d)(3) or 409(b)(3)(C) of the Internal Revenue Code) and other than “deductible employee contributions” (as such term is defined in section 72(o)(5) of the Internal Revenue Code) made by such Participant for such Plan Year under all Defined Contribution Plans.

Aggregate Employer Contribution:  for any Participant with respect to any Plan Year, the sum of:

(a)           all amounts allocated to the account of such Participant in respect of forfeitures, and in respect of contributions made by one or more members of the Bolsa Chica Group under all Defined Contribution Plans, plus

(b)           the Aggregate Employee Contribution of such Participant for such Plan Year, plus

(c)           amounts described in sections 415(l)(1) and 419A(d)(2) of the Code.

Aggregate Annual Benefit:  for any Participant, the aggregate of his projected benefits under all Defined Benefit Plans where each such projected benefit is expressed as a benefit payable annually in the form of a straight life annuity (with no ancillary benefits) and where benefits attributable to any participant contributions or rollover contributions (as defined in sections 402(a)(5), 403(a)(4) and 408(d)(3) of the Internal Revenue Code) are excluded.

Social Security Retirement Age:  the age used as the retirement age under section 216(l) of the Social Security Act, applying such section without regard to the age increase factor and as if the early retirement age under section 216(1)(2) of the Social Security Act were age 62.

Limitation Year:  the calendar year.

Compensation:  the Participant’s wages, salaries, fees for professional services, other amounts received for personal services actually rendered in the course of employment with the Bolsa Chica Group and any additional items of compensation specified in section l.415-2(d)(l)(i) of the Treasury Regulations promulgated under Code section 415, but excluding any amounts which are not includible as compensation under section 1.415-2(d)(2) of the Treasury Regulations promulgated under Code section 415.

SECTION 6.1 OF THE PLAN WAS AMENDED BY AMENDMENT NO. 1,
EFFECTIVE AS OF JANUARY 1, 1997, BY ADDING THE FOLLOWING PARAGRAPH
TO THE DEFINITION OF “COMPENSATION:”

“For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this section, compensation paid or made available during such Limitation Year shall include any Elective Deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4), or 457.”

Section 6.2             Initial Limitation on Amounts Allocated to Accounts of Defined Contribution Plans.  Notwithstanding any other provision of a Defined Contribution Plan, the aggregate of all amounts allocated to a Participant shall not exceed such amount as would cause the Aggregate Employer Contribution for such Participant with respect to such Plan Year to exceed in value the lesser of (a) $30,000 (or, if greater, 1/4 of the dollar limitation referred to in Section 6.3.l(a)(i)), or (b) twenty-five percent (25%) of such Participant’s compensation (within the meaning of section 415(c)(3) of the Internal Revenue Code) from the Bolsa Chica Group for such Plan Year; provided, however, that the $30,000 amount referred to in the foregoing shall be deemed to be automatically increased (without the necessity for an amendment of a Defined Contribution Plan) to the full extent permitted under regulations promulgated from time to time by the Secretary of the Treasury or his delegate pursuant to section 415(d) of the Internal Revenue Code.

Section 6.3             Initial Limitation on Benefits Under Defined Benefit Plans.

Section 6.3.1          Initial Limitation on Benefits.  (a) Notwithstanding any other provision in a Defined Benefit Plan, a Participant’s benefit under such Defined Benefit Plan, assuming payment in the form of a single life annuity commencing on his normal retirement date, as of the end of any Plan Year shall not exceed in value an amount which would cause his Aggregate Annual Benefit as of the end of such Plan Year to exceed the smallest of the following (the “Maximum Permissible Amount”):

(i)                                     $90,000; or
(ii)                                  100% of the Participant’s average annual compensation during the period of consecutive calendar years (not more than three (3))

during which such Participant both was an active participant in one or more Defined Benefit Plans and had the greatest aggregate compensation from the Bolsa Chica Group;

provided, however, that the amount set forth in clause (i) above shall be deemed to be automatically increased (without the necessity for an amendment of a Defined Benefit Plan) to the full extent permitted under regulations promulgated from time to time by the Secretary of the Treasury or his delegate pursuant to section 415(d) of the Internal Revenue Code. Notwithstanding the foregoing, (1) in the case of a Participant who has completed less than 10 years of participation in a Defined Benefit Plan, his Aggregate Annual Benefit shall not be deemed to exceed the limitation specified in (i) above as of the end of any Limitation Year unless it also exceeds the product of the amount determined under (i) above multiplied by a fraction, the numerator of which is his number of years (or parts thereof) of participation in a Defined Benefit Plan and the denominator of which is 10, (2) in the case of a Participant who has completed less than 10 years of service with one or more members of the Bolsa Chica Group, his Aggregate Annual Benefit shall not be deemed to exceed the limitation specified in (ii) above as of the end of any Limitation Year unless it also exceeds the product of the amount determined under (ii) above multiplied by a fraction, the numerator of which is his number of years (or parts thereof) of service with one or more members of the Bolsa Chica Group and the denominator of which is 10, and (3) in the case of a Participant who has at no time been a participant in a Defined Contribution Plan, his Aggregate Annual Benefit shall be deemed not to exceed the limitations specified in (i) and (ii) as of the end of any Limitation Year unless it also exceeds $10,000 as of the end of such Limitation Year or as of the end of any prior Limitation Year and, if such Participant has completed less than 10 years of service with one or more members of the Bolsa Chica Group, the $10,000 limitation shall be reduced to the product obtained by multiplying $10,000 by a fraction, the numerator of which is the Participant’s years (or parts thereof) of service with one or more members of the Bolsa Chica Group and the denominator of which is 10. The fractions referred to in clauses (1) and (2) of the preceding sentence shall in no event be less than one-tenth (1/10) and the limitations referred to in the preceding sentence shall be applied separately with respect to each benefit increase under the Plan, but only to the extent specified in regulations promulgated by the Secretary of the Treasury or his delegate pursuant to section 415(b)(5)(D) of the Code. For purposes of this Section 6.3, survivor benefits payable to a Participant’s spouse under a joint and survivor form of retirement income shall not be taken into account except to the extent that the annual rate of such survivor benefits exceeds the annual rate of the benefits payable as such retirement income during the joint lives of the Participant and his spouse.

Section 6.3.2          Certain Actuarial Adjustments.

(a)           If the annual benefit of the Participant begins before the Participant’s Social Security Retirement Age, but on or after age 62, the defined benefit dollar limitation will be determined as follows:

(1)           Age 65.  If a Participant’s social security retirement age is 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the defined benefit dollar limitation by 5/9 of 1% for each month by which benefits commence before the month in which the Participant attains age 65.

(2)           Greater than Age 65.  If a Participant’s social security retirement age is greater than age 65, the dollar limitation for benefits beginning on or after age 62 is determined by reducing the defined benefit dollar limitation by 5/9 of 1% for each of the first 36 months and 5/12 of 1% for each additional month (up to 24 months) by which benefits begin before the month of the Participant’s social security retirement age.

(b)           If the annual benefit of a Participant begins before age 62, the defined benefit dollar limitation will be the actuarial equivalent of an annual benefit beginning at age 62, as determined above, reduced for each month by which benefits begin before the month in which the Participant attains age 62. To determine actuarial equivalence, the interest rate assumption is the greater of the rate specified in the Plan’s definition of Actuarial Equivalent, or 5%. Any decrease in the defined benefit dollar limitation determined in accordance with this provision shall not reflect the mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant.

(c)           If the annual benefit of a Participant begins after the Participant’s social security retirement age, the defined benefit dollar limitation is increased so that it is the actuarial equivalent of an annual benefit beginning at the Participant’s social security retirement age. To determine actuarial equivalence, the interest rate assumption used will be the lesser of the rate specified in the Plan’s definition of Actuarial Equivalent or 5%.

(d)           If the benefit the Participant would otherwise accrue in a limitation year would produce an annual benefit in excess of the maximum permissible amount, the rate of the Participant’s benefit accrual will be reduced so that the annual benefit will equal the maximum permissible amount. For a participant in one or more defined benefit plans of the Bolsa Chica Group as of the first day of the first limitation year beginning after December 31, 1986, the application of the limits of this Article VIII will not cause the maximum permissible amount under all such defined benefit plans to be less than the individual’s current accrued benefit (defined below). The preceding sentence applies only if the defined benefit plans met the requirements of Code Section 415, for all limitation years beginning before May 6, 1986. A Participant’s current accrued benefit is the Participant’s accrued benefit, determined as if the Participant had separated from service at the close of the last limitation year beginning before January 1, 1987, expressed as an annual benefit. In determining a Participant’s current accrued benefit, changes in the terms and conditions of the plan after May 5, 1986 and cost of living adjustments after May 5, 1986 are disregarded.

Section 6.4             Limitation Applicable to Certain Persons Under Defined Benefit Plans.

Section 6.4.1          Limitation on Early Terminations.  In the event of termination of the Plan, the benefit of any “Highly Compensated Employee” and/or “Former Highly Compensated Employee” (both within the meaning of Code Section 414(g) and applicable regulations thereunder) shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

Section 6.4.2          Restricted Benefits.  In the event of termination of this Plan, the provisions of this Section 6.4 shall apply to restrict the annual benefit under the Plan to any Participant or former Participant who is among the twenty-five (25) highest paid Highly Compensated Employees and/or Former Highly Compensated Employees (including an Employee who is not presently a Participant but who may later become a Participant) to the following amount:  the payments that would be made to such Employee under a single life annuity that is the Actuarial Equivalent of the sum of the Employee’s Accrued Benefit and the Employee’s “other benefits” under the Plan, within the meaning of the regulations under Code Section 411(d)(2), including any periodic income, any withdrawal values payable to a living Employee and any death benefits not provided for by insurance on the Employee’s life.

Section 6.4.3          Unrestricted Benefits.  Notwithstanding the foregoing, the restrictions of this Section 6 shall not apply to any Employee described in Section 6.4.2 if:

(a)           after payment of all “other benefits” under the Plan referred to in Section 6.4.2, the value of Plan assets equals or exceeds one hundred ten percent (110%) of the value of current liabilities as defined in Code Section 412(1)(7); or

(b)           the value of the “other benefits” under the Plan referred to in Section 6.4.2 for such Employee is less than one percent (1%) of the value of current liabilities, within the meaning of Code Section 412(1)(7).

Section 6.4.4          Discontinuance of This Section.  The provisions of Section 6.4.1 through 6.4.4 shall be null and void without amendment to the Plan in the event that by ruling of the Commissioner of Internal Revenue the limitations herein set forth are no longer necessary to prevent the prohibited discrimination that may occur in the event of an early termination of the Plan.

Section 6.4.5          Additional Limitation.  After the Aggregate Employer Contribution to be made and the Aggregate Annual Benefit to be paid with respect to a Participant for a Plan Year has been determined in accordance with the applicable provisions of all Defined Contribution Plans and Defined Benefit Plans in which such Participant is a participant, the following sum shall be computed as of the end of such Plan Year:

(a)           the Defined Contribution Plan Fraction determined for the Plan Year and giving effect to all prior plan years under any Defined Contribution Plan; plus

(b)           the Defined Benefit Plan Fraction determined for the Plan Year and giving effect to the Participant’s benefits under all Defined Benefit Plans.

If the foregoing sum exceeds 1.0 after the determination of the Maximum Permissible Amount thereunder (including limitations prescribed for compliance with section 415(e) of the Internal Revenue Code), the aggregate of all amounts allocated to such Participant’s accounts in any Defined Contribution Plan for such Plan Year shall be reduced until such sum does not exceed 1.0.

SECTION 6.4.5 OF THE PLAN WAS AMENDED BY AMENDMENT NO. 1,
EFFECTIVE AS OF JANUARY 1, 1999, BY ADDING THE FOLLOWING SENTENCE:

“For Limitation Years beginning after December 31, 1999, the additional limitation as prescribed in this section shall not apply.”

Section 6.4.6          Pre-1983 Predecessor Plan Benefit.  In the case of an individual who was a Participant of the Predecessor Plan (or in any plan which merged with the Predecessor Plan effective January 1, 1984) on or before January 1, 1983, the Maximum Permissible Amount for such individual shall not be less than the individual’s Retirement Benefit under such Plan (or such other plan) as of January 1, 1983. The preceding sentence applies only if the applicable plan met the requirements of section 415 of the Code, as in effect on July 1, 1982, for all Plan Years beginning prior to January 1, 1983.

ARTICLE VII

PLAN ADMINISTRATION

Section 7.1             Establishment of the Administrative Committee.  The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in the Administrative Committee. If the Company is not serving as the Administrative Committee, the Administrative Committee shall consist of not less than two nor more than seven persons appointed from time to time by the Board of Directors to serve at its pleasure. Any member of the Administrative Committee may resign by delivering his written resignation to Bolsa Chica and the secretary of the Administrative Committee. The Administrative Committee shall be the Plan Administrator (within the meaning of section 3 of ERISA and section 414(g) of the Internal Revenue Code) with such authority, responsibilities and obligations as ERISA and the Internal Revenue Code grant to and impose upon persons so designated. For purposes of ERISA, the Administrative Committee shall be a “named fiduciary” under the Plan.

Section 7.2             Establishment of the Investment Committee.  The responsibility for the formulation of the general investment practices and policies of the Plan and its related Trust Fund and for effectuating such practices and policies shall be placed in the Investment Committee. If the Company is not serving as the Investment Committee, the Investment Committee shall consist of not less than three nor more than seven persons appointed from time to time by the Board of Directors to serve at its pleasure. Any member of the Investment Committee may resign by delivering his written resignation to Bolsa Chica and the secretary of the Investment Committee. For purposes of ERISA, the Investment Committee shall be a “named fiduciary” under the Plan. Effective September 30, 1993, the Board of Directors or its delegate shall serve as the Investment Committee.

Section 7.3             Organization of the Committees.  If the Company is not serving as the Committee, the members of the Committee shall elect a chairman from their number, and shall also elect a secretary who may be but need not be one of the members of the Committee. No member of a Committee who is also an Employee receiving regular compensation as such shall receive any compensation for his services as a member of such Committee. No bond or other security shall be required of any member of a Committee in any jurisdiction. No member of a Committee shall, in such capacity, act or participate in any action directly affecting his own benefits under the Plan other than an action which affects the benefits of Participants generally.

Section 7.4             Powers of the Administrative Committee.  The powers of the Administrative Committee shall include, but are not limited to, the following:

(a)           appointing such committees with such powers as it shall determine, including an executive committee to exercise all powers of the Administrative Committee between meetings of the Administrative Committee;

(b)           determining the times and places for holding meetings of the Administrative Committee and the notice to be given of such meetings;

(c)           employing such agents and assistants, such counsel (who may be counsel to the Company or to Bolsa Chica) and such clerical, medical, accounting and actuarial services or advisers as the Administrative Committee may require in carrying out the provisions of the Plan;

(d)           authorizing one or more of their number or any agent to make any payment, or to execute or deliver any instrument, on behalf of the Administrative Committee, except that all requisitions for funds from, and requests, directions, notifications and instructions to the Trustee shall be signed either by two members of the Administrative Committee or by one member and the secretary thereof;

(e)           fixing and determining the proportion of expenses of the Plan from time to time to be paid by the Companies and requiring payment thereof;

(f)            establishing one or more subcommittees in each location at which Bolsa Chica or any of its subsidiaries or affiliates does business, appointing the members of any such subcommittees, in such number and for such service as the Administrative Committee shall deem appropriate, and delegating any power or duty granted to the Administrative Committee by the Plan to any such subcommittees;

(g)           receiving and reviewing reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements;

(h)           executing and filing with the appropriate governmental agencies such registration and other statements, forms, applications, notifications, and other documents or information as the Administrative Committee may from time to time deem appropriate in connection with the Plan;

(i)            approving the adoption of the Plan by any subsidiary or affiliate of the Company in accordance with Section 8.4;

(j)            amending the Plan to the extent provided in Section 8.1; and

(k)           determining all questions concerning eligibility, elections, contributions, and benefits under the Plan, construing all terms of the Plan, including any uncertain terms, and determining all questions concerning administration of the Plan.

Section 7.5             Powers of the Investment Committee.  The powers of the Investment Committee shall include, but not be limited to, the following:

(a)           directing the Trustee, or appointing one or more investment managers to direct the Trustee, subject to the conditions set forth in the master trust agreement and in paragraphbelow, in all matters concerning the investment of the Trust Fund;

(b)           authorizing one or more of their number or any agent to make any payment, or to execute or deliver any instrument, on behalf of the Investment Committee, except that if the Company is not serving as the Investment Committee all requisitions for funds from, and requests, directions, notifications and instructions to the Trustee shall be signed either by two members of the Investment Committee or by one member and the secretary thereof;

(c)           receiving and reviewing reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements;

(d)           employing such agents and assistants, such counsel (who may be counsel to the Company or to Bolsa Chica) and such clerical, accounting, actuarial and investment services or advisers as the Investment Committee may require in carrying out its responsibilities under the Plan.

Section 7.6             Duties of the Administrative Committee.  The Administrative Committee shall have the general responsibility for administering the Plan and carrying out its provisions. Subject to the limitations of the Plan, the Administrative Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business and shall promulgate such rules as may be necessary to effectuate the funding policy and method established pursuant to Section 4.1. If the Company is not serving as the Administrative Committee, as to all matters of administration, interpretation and application not reserved to the Company or Bolsa Chica, the determination of the Administrative Committee as to any disputed question shall be conclusive. Any determination made by the Administrative Committee shall be given deference in the event it is subject to judicial review and shall be overturned only if it is arbitrary and capricious. It shall be the duty of the Administrative Committee to notify the Trustee in writing of the amount of any benefit which shall be due to any Participant and in what form and when such benefit is to be paid. The Administrative Committee may at any time or from time to time with respect to a Defined Benefit Plan (as defined in Section 6.1) require the Trustee by a written direction to purchase one or more annuities, in specific amounts, in the names of Participants, their spouses, their contingent annuitants, and/or their beneficiaries from an insurance company designated by the Administrative Committee.

Section 7.7             Actions by a Committee.  If the Company is not serving as the Committee, a majority of the members of a Committee at the time in office shall constitute a quorum for the transaction of business at any meeting and resolutions or other actions made or taken by a Committee shall require the affirmative vote of a majority of the members of such Committee attending a meeting, or by a majority of members in office by writing without a meeting.

Section 7.8             Actuarial Tables and Studies.  The Administrative Committee shall adopt from time to time such actuarial tables as may be required in connection with the Plan. As an aid to the Administrative Committee in adopting tables and to the Company in fixing the rates of its contribution payable under a Defined Benefit Plan (as defined in Section 6.1), the actuary (who shall be enrolled by the Joint Board for the Enrollment of Actuaries established under ERISA) designated by the Administrative Committee shall make periodical actuarial studies in relation to such Defined Benefit Plan, and shall recommend tables to the Administrative Committee and rates of contribution to the Company.

Section 7.9             Accounts.  The Administrative Committee shall maintain accounts showing the fiscal transactions of the Plan and shall keep in convenient form such data as may be necessary for the effective operation and administration and actuarial valuations of the Plan.

Section 7.10           Discretionary Action.  The Administrative Committee shall have full discretionary authority to administer and interpret the Plan, including discretionary authority to determine eligibility for participation and for benefits under the Plan and discretionary authority to construe ambiguous terms and to correct errors. The Plan Administrator may delegate its administrative duties. Any such delegation will carry with it the full discretionary authority of the Plan Administrator to carry out these duties. Any determination by the Plan Administrator or its delegate will be final and conclusive upon all persons.

Section 7.11           Action Taken in Good Faith.  To the extent permitted by ERISA, the members of the Committees, the Company, Bolsa Chica, and their officers and directors shall be entitled to rely upon all tables, valuations, certificates, and reports, if any, furnished by the actuary described at Section 7.8, upon all certificates and reports made by any accountant or by the Trustee, upon all opinions given by any legal counsel selected or approved by a Committee, and upon all opinions given by any investment adviser selected or approved by the Investment Committee, and the members of the Committees, the Company, Bolsa Chica, and their officers and directors shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such tables, valuations, certificates, reports, opinions or other advice of any actuary, accountant, Trustee, investment adviser or legal counsel, and all action so taken or suffered shall be conclusive upon each of them and upon all Participants and Employees.

Section 7.12           Indemnification.  To the extent not contrary to ERISA, the Company shall indemnify the Committees, each member of a Committee and any other director, officer or employee of an employer who is designated to carry out any responsibilities under the Plan for any liability, joint and/or several, arising out of or connected with their duties hereunder, except such liability as may arise from their gross negligence or willful misconduct.

Section 7.13           Claims Procedure.  Claims relating to benefits under the Plan shall be filed with the Administrative Committee on such forms as it shall prescribe and make available on request. The Administrative Committee shall notify the claimant of its decision within 90 days of such filing, unless it determines that more time is needed, in which case the Administrative Committee shall notify the claimant of the reason for the delay and notify the claimant of its decision within 180 days of the filing of the claim. In the event a claim is denied, written notice thereof shall be mailed or delivered to the claimant, specifically setting forth the reasons for the denial, citing the relevant provisions of the Plan and, if appropriate, explaining how the claimant can perfect his claim.

Section 7.14           Claims Review Procedure.  Any person whose claim filed pursuant to Section 7.13 has been denied may request the Administrative Committee to give further consideration to his claim. A form for making such a request shall be prescribed by the Administrative Committee and furnished by the secretary of the Administrative Committee upon request. A claimant seeking such review shall complete and file such form, together with a statement of his position, with the Administrative Committee no later than 90 days after the mailing or delivery of the written notice of denial provided for in Section 7.13. Pursuant to its discretionary authority to administer and interpret the Plan and to determine eligibility for benefits under the terms of the Plan, no later than 60 days after the filing of such claim, the Administrative Committee shall inform the claimant in writing of its decision regarding his claim and the specific reason therefor. Any such decision of the Administrative Committee shall be binding upon the claimant.

Section 7.15           Responsibilities of Named Fiduciaries Other than the Committees.  The Trustee shall have such responsibilities with respect to the operation of the Plan as are set forth in the master trust agreement. Any investment adviser which the Investment Committee may employ pursuant to Section 7.5 shall have the responsibility to direct the Trustee in investing and reinvesting the Trust Fund (or that portion thereof specified by the Investment Committee in the instrument appointing such adviser) and to report the book value and fair market value of each asset in the Trust Fund (or such portion thereof) to the Committees periodically, as such responsibilities may be more fully described in the master trust agreement.

Section 7.16           Allocation of Responsibilities.  The description of the responsibilities and powers of the Committees and the description of the responsibilities of the Trustee contained in the foregoing provisions of this Article VII shall constitute, for purposes of ERISA, procedures for allocating responsibilities for the operation and administration of the Plan among named fiduciaries.

Section 7.17           Designation of Persons to Carry Out Responsibilities of Named Fiduciaries.  The Committees, the Trustee and any investment adviser which the Investment Committee may employ pursuant to Section 7.5 may, except as to responsibilities involving management and control of assets held in the Trust Fund, designate one or more other persons to carry out any or all of their respective responsibilities under the Plan, provided that such designation shall be made in writing, filed with the Plan’s records and made available for inspection upon request by any Participant or Beneficiary under the Plan.

ARTICLE VIII

AMENDMENT AND TERMINATION; PARTICIPATION AND
WITHDRAWAL BY COMPANIES; PLAN MERGERS

Section 8.1             Authority to Amend or Terminate.  Bolsa Chica hopes and expects to continue the Plan indefinitely but reserves the right to terminate, or to modify, alter or amend the Plan or the Trust Agreement from time to time to any extent that it may, at its sole and complete discretion, deem advisable including, but without limiting the generality of the foregoing, any amendment deemed necessary to qualify or to ensure the continued qualification of the Plan under the Internal Revenue Code. The foregoing right shall be exercised only by action of Bolsa Chica, except that the Administrative Committee, by a written instrument, duly executed by a majority of its members, may make (a) any amendment which may be necessary or desirable to ensure the continued qualification of the Plan and its related trust under the Internal Revenue Code or which may be necessary to comply with the requirements of ERISA, or any regulations or interpretations issued by the Department of Labor or the Internal Revenue Service with respect to the requirements of ERISA or the Internal Revenue Code, (b) any amendment which is required by the provisions of any collective bargaining agreement between the Company and its employees and (c) any other amendment which will not involve an estimated annual cost under the Plan (determined at the time of the amendment in a manner consistent with the requirements of ERISA) in excess of $200,000. No such amendment shall increase the duties or responsibilities of the Trustee without its consent thereto in writing. No such amendment shall have the effect of diverting the whole or any part of the principal or income of the Trust Fund to purposes other than for the exclusive benefit of Participants and others having an interest in the Plan, prior to the satisfaction of all liabilities with respect to them. Effective September 30, 1993, all amendments will be in writing and will be signed by an officer of Koll Real Estate Group, Inc. or any successor to Koll Real Estate Group, Inc. that adopts the Plan. No such amendment shall eliminate or reduce Section 411(d)(6) protected benefits that have already accrued.

Section 8.2             Effect of Termination.

(a)           Defined Benefit Plan.  Upon the termination or partial termination of a Defined Benefit Plan (as defined in Section 6.1), the rights of all affected Participants to their respective accrued benefits under the Plan shall be nonforfeitable to the extent then funded. Upon the withdrawal from a Defined Benefit Plan of any Company under circumstances constituting a partial termination of the Plan within the meaning of section 411(d)(3) of the Code, such rights of all affected Participants who are Employees of such Company shall likewise be nonforfeitable to the extent then funded. In either such event, the Administrative Committee shall (except as provided in Section 8.3) direct the Trustee as to the allocation of the applicable assets of the Defined Benefit Plan, in accordance with the following provisions of this Section 8.2. After providing for the expenses of the Defined Benefit Plan, the assets remaining in the account of each Company withdrawing from the Defined Benefit Plan shall be used and applied for the benefit of its Employees, former Employees who are Participants, and the beneficiaries of the foregoing in the manner prescribed by section 4044 of ERISA (or corresponding provision of any subsequent applicable law in effect at the time). The Administrative Committee may require that the benefits accrued hereunder be paid in cash or in the form of immediate or deferred annuities or otherwise as it shall determine. After such allocation has been made, any residue of such applicable assets of the Defined Benefit Plan may be distributed to such Company if all liabilities of the Plan with respect to its Employees, former Employees who are Participants, and the beneficiaries of the foregoing have been satisfied and the distribution does not contravene any applicable provisions of law.

Whether or not a “partial termination” within the meaning of this Section 8.2 has occurred in any given situation shall be determined by the Administrator in light of existing Internal Revenue Service guidelines and other relevant authorities. However, in the event of the disposition of a particular business operation, or the shutdown thereof, under conditions which do not constitute a “partial termination”, the Administrator may declare that such disposition or shutdown shall nevertheless be treated as a “partial termination” for purposes of this Plan. Any such declarations shall be made in a manner which does not discriminate in favor of officers, shareholders or highly compensated individuals.

(b)           Defined Contribution Plan.  Upon the termination or partial termination of a Defined Contribution Plan (as defined in Section 6.1) or upon the complete discontinuance of contributions by a Company under a Defined Contribution Plan, the value of each affected Participant’s account shall be fully vested in him. The assets of the Trust Fund relating to such Defined Contribution Plan shall thereupon or thereafter be distributed to such persons in accordance with the terms of such Defined Contribution Plan, or in such other manner, not inconsistent with the requirements of any applicable law or regulation, as the Company may in its sole discretion determine.

Section 8.3             Trust Fund Continuation.  If a Defined Benefit Plan or a Defined Contribution Plan is terminated but the Administrative Committee determines that the Trust Fund shall be continued pursuant to its terms and the provisions of this Section 8.3, no further contributions will thereafter be made by the Company, the rights of all Participants to their accrued benefits under the Plan shall be nonforfeitable to the extent then funded, but the Trust Fund shall be administered as though the Plan were otherwise in full force and effect, except that no further benefits will accrue after the date of termination. If the Trust Fund is subsequently terminated, the Trust Fund shall then be allocated and disbursed in accordance with the provisions of Section 8.2.

Section 8.4             Participation by Companies.  The Administrative Committee or Bolsa Chica may approve the adoption of the Plan by any subsidiary or affiliate of the Company upon appropriate action by such subsidiary or affiliate. In such event, or if any individuals become Employees of a Company as a result of the acquisition of all or a part of the assets or business of another company, the Administrative Committee or Bolsa Chica may, subject to the provisions of ERISA and the qualification requirements of the Internal Revenue Code, determine to what extent, if any, credit and benefits shall be granted for previous service with such subsidiary, affiliate or other company.

Section 8.5             Withdrawal of a Company.  Any company which is a Company may, by appropriate action taken by it, terminate its participation in the Plan, in which event the applicable provisions of Section 8.2 shall apply; provided, however, that if so directed by the Administrative Committee, the applicable assets of the Plan shall be segregated by the Trustee as a separate trust and the Plan shall be continued as a separate plan for the employees of such company under which the board of directors of such company shall succeed to all the powers and duties of Bolsa Chica hereunder.

Section 8.6             Merger with Other Plans.  The Plan shall not be merged or consolidated with, nor transfer its assets or liabilities to, any other plan unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the plan had then terminated).

Section 8.7             Certain Employee Terminations.  The provisions of this Section 8.7 shall apply whenever, under circumstances which do not constitute a partial termination of the Plan for purposes of Section 8.2, the following events occur:

(a)           a company other than a member of the Bolsa Chica Group (as defined in Section 6.1) (such company being hereinafter referred to in this Section 8.7 as the “Acquiring Company”) purchases or otherwise acquires some part or all of the assets or business of a Company and

(b)           in connection with such purchase or other acquisition, a group of Participants who are covered by a Defined Benefit Plan or a Defined Contribution Plan (as defined in Section 6.1) (such Participants being hereinafter referred to in this Section 8.7 as the “Transferred Participants”) become employees of the Acquiring Company.

In its sole discretion, the Administrative Committee may determine to vest each such Participant in the full amount of his account in the case of a Defined Contribution Plan or his accrued benefit in the case of a Defined Benefit Plan, and distribute his interest in the Trust Fund, as so determined, in accordance with the appropriate provisions of the Plan. In the alternative, in the case of a Defined Contribution Plan, after distribution to each Transferred Participant in such plan of the vested portion of his account, any remaining balance of the account of each such Transferred Participant shall be held as a separate account in his name until such time as the Administrative Committee shall determine, on the basis of evidence satisfactory to it, either that (i) such Transferred Participant has completed a period of continuous service with the Acquiring Company which, when added to his Vesting Service, is equal to five years or (ii) such Transferred Participant’s employment by the Acquiring Company has been terminated prior to his completion of such a period of continuous service. Subject to the provisions of such Defined Contribution Plan regarding the manner and time of payment under the plan, if the Administrative Committee makes the determination referred to in clause (i) of the preceding sentence with respect to any such Transferred Participant, the amount held in the separate account in his name shall thereafter be distributed to him in full; if the Administrative Committee makes the determination referred to in clauseof the preceding sentence with respect to any such Transferred Participant, the amount theretofore held in the separate account in his name shall be forfeited as of the last day of the plan year during which such determination shall have been made, and the amount so forfeited shall be applied in accordance with the forfeiture provisions of the Defined Contribution Plan.

THE JANUARY 1, 1989 RESTATEMENT CONTAINED
THE FOLLOWING SECTION 8.8

Section 8.8             Employee Transfers.

Section 8.8.1          Transfer to a Non-Participating Company.  In the event an Employee is transferred to employment of a member of Henley Properties (as defined in Section 6.1) other than a Participating Company (such company hereinafter referred to as a “Non-Participating Company”), such Employee shall not be deemed to have terminated his employment with the Participating Company or to have retired for purposes of the Plan until the date as of which his employment with the last Non-Participating Company shall terminate. The Employee’s service for the purpose of eligibility for early retirement and vesting shall include service with the Non-Participating Company as if his period of employment with such Non-Participating Company were a period of employment with the Participating Company.

Section 8.8.2          Transfer from a Non-Participating Company.

In the event an employee of a Non-Participating Company is transferred to the employment of a Participating Company and becomes an Employee under the Plan, his service for the purpose of eligibility for early retirement and vesting, shall be determined under the applicable provisions of the Plan as if his period of employment with the Non-Participating Company were a period of employment with the Participating Company. Such Employee shall be entitled to participate in the Plan on the first day of the month coincident with or next following the date of such transfer of employment assuming his period of employment with the Non-Participating Company is sufficient to meet the Plan’s participation requirement.

In addition to the foregoing, if the Employee was participating in a Defined Benefit Plan of a Non-Participating Company at the time of transfer, the Employee’s period of employment with the Non-Participating Company shall be included as a period of employment with the Participating Company under this Plan for the purpose of determining the amount of Employee’s benefit under this Plan, except that (i) the benefit calculated under the provisions of this Plan shall be offset by the amount of the benefit payable under the other plan, calculated under the terms of the other plan as of the time of transfer, and (ii) if the separate benefits payable to the Employee under the terms of each plan (and based solely on the service credited under each such plan) exceed the benefit payable hereunder, the Employee shall receive such separate benefits from each plan on such terms and in the manner provided in each plan.

Section 8.8.3          Transfers Between Defined Benefit Plans of a Participating Company.

In the event an employee who is participating in another Defined Benefit Plan of a Participating Company is transferred to a job classification which entitles the employee to become an Employee under this Plan, his period of employment with the Participating Company under the other Defined Benefit Plan shall be included as a period of employment under this Plan for all purposes under this Plan, except that (i) the benefit calculated under the provisions of this Plan shall be offset by the amount of the benefit payable under the other plan based upon the Employee’s service as of the time of transfer, and (ii) if the separate benefits payable to the Employee under the terms of each plan (based solely on the service credited under each such plan) exceeds the benefit payable hereunder, the Employee shall receive such separate benefits from each plan on the terms and in the manner provided in each plan.

THE PRECEDING SECTION 8.8 WAS DELETED
IN THE AUGUST 1, 1992 RESTATEMENT
AND THE PLAN WAS RENUMBERED TO READ AS FOLLOWS

Section 8.8.            Suspension of Contributions.  A Company shall have the right to suspend its contributions to the Plan at any time for a fixed period of time, and such period shall be extended by subsequent action of such Company. Such suspension shall not automatically become a discontinuance of contributions as under Section 8.2 until the time at which in the opinion of the Plan Enrolled Actuary such suspension affects the benefits to be paid or made available under the Plan. No such suspension shall be allowed to create an “accumulated funding deficiency” under Section 302(a)(2) of ERISA, unless the Plan is then terminated under Section 8.2; provided that in the event of an unintentional creation of an accumulated funding deficiency, the Companies shall have 90 days after such a deficiency is finally determined to correct it without such termination. In the event of such suspension the Plan shall otherwise remain in full force and effect.

Section 8.9             Consolidation or Merger of Bolsa Chica.  In the event of the consolidation or merger of Bolsa Chica with or into any other corporation, or the sale by Bolsa Chica of substantially all of its assets, the resulting successor may continue the Plan by adopting the same by resolution of its board of directors and by executing a proper supplemental agreement to the master trust agreement with the Trustee.

If within ninety days from the effective date of such consolidation, merger or sale of assets, such new corporation does not adopt the Plan, the rights of all affected Participants to their respective accrued benefits under the Plan shall be nonforfeitable to the extent funded as of the effective date of such consolidation, merger or sale of assets.

ARTICLE IX

TOP-HEAVY PROVISIONS

Section 9.1             Certain Top-Heavy Plans.

(a)           Defined Benefit Plans.  If, for any Plan Year, the sum of the present values of the Basic Accrued Benefits of all Participants in a Defined Benefit Plan (as defined in Section 6.1) who are “Key Employees” of the Company exceeds 60 percent of the sum of the present values of the Basic Accrued Benefits of all Participants in such Defined Benefit Plan and the Defined Benefit Plan satisfies the other requirements of section 416 or any other successor section of the Internal Revenue Code, then the Defined Benefit Plan will be a “Top-Heavy Plan,” as such term is defined in section 416(g) of the Internal Revenue Code and the limitations specified in this Article IX and in section 416 of the Internal Revenue Code shall apply to the Defined Benefit Plan for such Plan Year.

(b)           Defined Contribution Plan.  If, for any Plan Year, the sum of the accounts of all Participants in a Defined Contribution Plan (as defined in Section 6.1), who are “Key Employees” exceeds 60 percent of the sum of the accounts of all Participants in such Defined Contribution Plan and the Defined Contribution Plan satisfies the other requirements of section 416 or any other successor section of the Internal Revenue Code, then the Defined Contribution Plan will be a “Top-Heavy Plan,” as such term is defined in section 416(g) of the Internal Revenue Code and the limitations specified in this Article IX and in section 416 of the Internal Revenue Code shall apply to the Defined Contribution Plan for such Plan Year.

(c)           Benefits Excluded.  For purposes of determining whether either a Defined Benefit Plan or a Defined Contribution Plan is a Top-Heavy Plan, for Plan Years beginning after December 31, 1984, the Basic Accrued Benefit of an Employee who has not performed any service for the Company at any time during the five (5) year period ending on the Determination Date shall be excluded.

(d)           Key Employee Defined.  For purposes of this Article IX, a “Key Employee” of the Company is an Employee who (a) is an officer of the Company having an annual compensation greater than 50 percent of the amount in effect under Internal Revenue Code section 415(b)(1)(A) for any Plan Year, (b) is among the 10 employee-shareholders of the Company whose interests are both the largest and are greater than 1/2% and who have annual compensation from the Company greater than the amount in effect under Internal Revenue Code Section 415(c)(1)(A) for any Plan Year, (c) owns a five percent (5%) or greater interest in the Company, or owns a one percent (1%) or greater interest in the Company and receives annual compensation of more than $150,000 or more, or (d) was an employee named in any one of the above categories within any one of the preceding four (4) Plan Years. The term Key Employee also includes a beneficiary of a deceased Participant to the extent that the Participant would have been considered a Key Employee.

Section 9.2             Determination Date.  For each Plan Year to which Section 9.1 applies, the determination of the value of a Participant’s Basic Accrued Benefit in a Defined Benefit Plan or a Participant’s accounts in a Defined Contribution Plan shall be made on the last day of the preceding Plan Year, or on such other dates as the Secretary of the Treasury may, by regulations, prescribe. The Determination Date is also the valuation date.

Section 9.3             Calculation of Benefits.

(a)           Defined Benefit Plans.  For purposes of calculating the value of a Participant’s basic Accrued Benefit, solely for purposes of Section 9.1.1, a Participant’s Basic Accrued Benefit as of the Determination Date shall include (a) all accumulated employer and all nondeductible Employee contributions, but shall not include any deductible Employee contributions, (b) the sum of all amounts distributed to the Participant during the five (5) years preceding the Determination Date, and (c) any additional amounts as the Secretary of the Treasury may, by regulations, prescribe; provided, however, that any amounts contributed as rollover contributions (as defined in section 402(a)(5), 403(a)(4), 408(d)(3), or 409(b)(3)(C) of the Internal Revenue Code) shall not be included in (a) above, except as the Code or regulations thereunder may require.

(b)           Defined Contribution Plans.  For purposes of calculating the value of a Participant’s accounts solely for purposes of Subsection 9.1.2, a Participant’s accounts on the Determination Date shall include:

(i)                                     the value of the accounts on such date;
(ii)                                  the sum of all accounts distributed to such Participant during the five (5) years preceding the Determination Date; and
(iii)                               any additional amounts as the Secretary of the Treasury may, by regulations, prescribe;

provided, however, that any amounts contributed as rollover contributions (as defined in section 402(a)(5), 403(a)(4), 408(d)(3), or 409(b)(3)(C) of the Internal Revenue Code) shall not be included in (a) above, except as the Code or regulations thereunder may require.

Section 9.4             Aggregation Rules.

(a)           Required Aggregation.  If, on the Determination Date, any member of the controlled group of corporations (“Controlled Group”) within the meaning of Code Section 414 of which the Company is a member maintains one or more other plans which must be considered with this Plan for purposes of satisfying the requirements of section 401(a)(4) and section 410 of the Internal Revenue Code (the “Aggregate Group”), then any valuation made pursuant to Section 9.1 shall treat the Aggregate Group as one plan. The Aggregate Group shall also include each plan maintained by a member of the Controlled Group in which a Key Employee participates. The Aggregate Group shall include each terminated plan of the Controlled Group if it was maintained within the last five (5) years ending on the Determination Date for the Plan Year in question and would, but for the fact it is terminated, be part of a required aggregation group for such Plan Year. If, for a Plan Year, the Aggregate Group, considered as one plan, is a Top-Heavy Plan, then each plan in the Aggregate Group shall be a Top-Heavy Plan.

(b)           Permissive Aggregation.  If, on the Determination Date, any member of the Controlled Group maintains one or more plans which are not required to be considered together for purposes of satisfying the requirements above, the Company may treat the plans as one plan for purposes of the valuation of benefits under Section 9.1. No plan aggregated with another plan or plans at the election of the Company shall be deemed a Top-Heavy Plan solely by virtue of such election.

Section 9.5             Special Vesting.  For any Plan Year in which the Plan is Top-Heavy under Section 9.1, the vesting provisions specified in Section 3.10 shall be inapplicable for such Plan Year, and a Participant’s right to receive benefits under this Plan shall become vested in accordance with the following table:

Years of Vesting Service	Vesting Percentage

less than 2	0
2	20
3	40
4	60
5 or more	100

Section 9.6             Minimum Benefit.

(a)           Defined Benefit Plan.  For any Plan Year in which a Defined Benefit Plan (as defined in Section 6.1) is a Top-Heavy Plan under subsection 9.1, a Participant who is not a “Key Employee” must accrue a minimum benefit, expressed as a single life annuity commencing at normal retirement age, which is no less than the “Applicable Percentage” of the Participant’s “Average Compensation” for the “Testing Period.” For purposes of this subsection 9.6.1, (1) the Applicable Percentage is the lesser of (a) 2 percent for each year of a Participant’s Vesting Service (excluding years beginning before January 1, 1984 and years in which the Plan was not a Top-Heavy Plan under subsection 9.1.1) or (b) 20 percent; (2) a Participant’s Average Compensation is calculated on the basis of a period of not more than 5 consecutive years during which a Participant received his highest aggregate Compensation from the Company; and (3) the Testing Period shall include all Plan Years except (i) Plan Years beginning before January 1, 1984, or (ii) Plan Years beginning after the close of the last Plan Year in which the Defined Benefit Plan was a Top-Heavy Plan under subsection 9.1.1. For purposes of this subsection 9.6.1, the minimum benefit for a Top-Heavy Defined Benefit Plan shall be calculated in accordance with regulations, now or hereinafter promulgated, under section 416 of the Internal Revenue Code. If both defined contribution and defined benefit plans exist, appropriate minimum contributions will be provided in each plan.

(b)           Defined Contribution Plan.  For any Plan Year in which a Defined Contribution Plan (as defined in Section 6.1) is Top-Heavy under subsection 9.1.2, the amount of Company contribution for any Employee who has met the participation requirements of the Plan and who is not a Key Employee shall be at least equal to the lesser of (a) 3 percent of such Employee’s compensation (as defined in section 415 of the Code), or (b) the percentage of such compensation contributed as a Company contribution for the Key Employee for whom such percentage is the highest for the Plan Year.

Section 9.7             Limitation on Benefits to an Employee.  Subject to the exception provided below, if, for any Plan Year, this Plan is a Top-Heavy Plan under Section 9.1, then the overall limitation imposed by section 415(e) of the Internal Revenue Code in the case of an Employee who is a Participant in both a Defined Benefit Plan and a Defined Contribution Plan shall be applied by substituting “1.0” for “1.25” in paragraphs (2)(B) and (3)(B) of section 415(e) of the Code as the overall limitation.

(a)           Exception.  The change in the 415(e) limitation specified in Section 9.7 above shall not be applicable to a Plan for a Plan Year in which the Plan is a Top-Heavy Plan if, with respect to any Plan within the Aggregate Group, (a) the sum of the present values of the Basic Accrued Benefits of all Participants who are Key Employees of any Defined Benefit Plan or the sum of the account balances of all Participants who are Key Employees of any Defined Contribution Plan does not exceed 90 percent of a similar sum for all Participants of such plans, and (b) either, in the case of a Defined Contribution Plan, the minimum contribution described in subsection 9.6.2 above is increased to 4 percent or, in the case of a Defined Benefit Plan, the Applicable Percentage described in Section 9.6.1 above is modified by replacing “three percent

(3%)” for “two percent (2%)” and by replacing “twenty percent (20%), increased by one (1) percentage point (but not by more than ten (10)) for each Plan Year in which a plan is a Top-Heavy Plan” for “twenty percent (20%)”.

Section 9.8             Discontinuance of This Article.  In the event that it shall be determined by the Commissioner that the provisions of this Article IX are no longer necessary to qualify the Plan under the Internal Revenue Code, this Article shall thereupon be void without the necessity of further amendment of the Plan.

Section 9.9             Incorporation by Reference.  Code Section 416(g)(3)(B) regarding distributions from terminated plans and Code Section 416(g)(4)(B) regarding key employees who are no longer key employees are hereby incorporated by reference into this Plan.

ARTICLE X

GENERAL PROVISIONS

Section 10.1           Administration.  Effective September 30, 1993, Koll Real Estate Group, Inc. or any successor to Koll Real Estate Group, Inc. that adopts this Plan will serve as the Administrator.

Section 10.2           Source of Payment.  Benefits under this Plan shall be payable out of the Trust Fund or, in the case of a Defined Benefit Plan (as defined in Section 6.1), through the use of annuity contracts purchased with assets of the Trust Fund, and neither Bolsa Chica, nor any Company shall have any obligation, responsibility or liability to make any direct payment of benefits due under the Plan. Neither Bolsa Chica, nor any Company nor the Trustee makes any guarantee to Participants against the loss or depreciation in value of the Trust Fund or guarantees the payment of any benefits hereunder. No person shall have any right under the Plan with respect to the Trust Fund, or against the Trustee, Bolsa Chica, or any Company, except as specifically provided herein or in ERISA.

Section 10.3           Payment of Expenses.  All expenses that shall arise in connection with the administration of this Plan and the master trust agreement, including, but not limited to, the compensation of the Trustee and of any actuary, accountant, counsel, investment adviser, other expert or other person who shall be employed by a Committee in connection with the administration or investment thereof, shall be paid from the Trust Fund or by the Companies; provided, however, that no person who is employed full-time by any Company shall receive any compensation from the Plan except for reimbursement of expenses properly and actually incurred.

Section 10.4           No Right to Employment.  Nothing herein contained shall be deemed to give an Employee the right to be retained in the service of his employer or to interfere with the rights of his employer to discharge him at any time.

Section 10.5           Inalienability of Benefits.  Except as may be otherwise provided by applicable law or pursuant to a qualified domestic relations order as defined in section 414(p) of the Internal Revenue Code, benefits provided under this Plan shall not, prior to the actual receipt thereof by the person entitled thereto, be subject in any manner to anticipation, assignment, alienation, sale, transfer, pledge, encumbrance, charge, attachment, garnishment, execution, levy or other legal or equitable process, whether voluntary or involuntary, and any attempt to anticipate, assign, alienate, sell, transfer, pledge, encumber, charge, attach, garnish, execute or levy upon or otherwise dispose of any right to benefits hereunder shall be void. The Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

Section 10.6           Return of Company Contributions.  Contributions by the Company are expressly conditioned upon the (i) initial qualification of the Plan under section 401 of the Internal Revenue Code of 1986, as amended, and (ii) deductibility of such contributions under section 404 of the Internal Revenue Code of 1986, as amended. Contributions shall be returned to the Company within one year after (a) the date of denial of the initial qualification of the Plan, (b) the disallowance of a deduction, but only to the extent the deduction is disallowed, or (c) the payment of a contribution by mistake of fact.

Section 10.7           Payment Due an Incompetent.  If the Administrative Committee determines that any person to whom a payment is due hereunder is unable to care for his affairs because of physical or mental disability or because he is under 18 years of age, it shall have the authority to cause payments becoming due to such person to be made to another for his benefit, without responsibility of the Administrative Committee or the Trustee to see to the application of such payments, and any payment made pursuant to such authority shall, to the extent thereof, operate as a complete discharge of the obligations of the Company, the Administrative Committee, the Trustee and the Trust Fund.

Section 10.8           Missing Recipients.  In the event any amount shall become payable hereunder to a Participant, retired Participant, contingent annuitant, Beneficiary or the legal representative of any of the foregoing and if after written notice from the Administrative Committee sent by registered mail to such person’s last known address as shown in the Administrative Committee’s records and such other due diligence as the Administrative Committee deems appropriate, such person or his personal representative shall not have presented himself to the Administrative Committee within five years after the mailing of such notice, then the Administrative Committee may determine that such person’s interest in the Plan has terminated and the amounts otherwise payable shall be forfeited and shall be reapplied in accordance with Article IV of the Plan; provided, however, that if such person presents himself after the expiration of the aforesaid period and provides proper identification satisfactory to the Administrative Committee, then such person’s forfeited benefit shall be reinstated and benefits determined in accordance with Article III shall commence to be paid. Unless required by law, in no event shall benefits under the Plan be paid retroactively for the period during which such benefits were payable but unclaimed.

Section 10.9           Errors in Payment.  If any error shall result in the payment to any Participant or other person of more or less than he would have received but for such error, the Administrative Committee shall be authorized to correct such error and to adjust the payments as far as possible in such manner that the actuarial equivalent of the benefits to which such Participant or other person was correctly entitled shall be paid.

Section 10.10         Multiple Defined Benefit Plans.  Notwithstanding Section 8.8.3, in the event a group of Employees who are Participants in a Defined Benefit Plan (as defined in Section 6.1) shall become covered by another Defined Benefit Plan established by the Bolsa Chica Group (as defined in Section 6.1), the Company may authorize the Administrative Committee to direct the Trustee to pay over and deliver to the trustee of such other plan such of the assets of the original Defined Benefit Plan as the Administrative Committee may determine, but in no event shall the assets so transferred exceed that proportion of the original Defined Benefit Plan’s assets which the actuarially determined liability for the accrued benefit credited to the Employees of such group (on a termination basis) bears to the liability for all accrued benefits thereunder (on a termination basis).

Section 10.11         Notices, etc.

(a)           By Employee.  Wherever provision is made in the Plan for the filing of any notice, application, election or designation, such action shall, except where expressly provided herein to the contrary, be evidenced by the execution of such form, and on such notice, as the Administrative Committee may specify for the purpose and shall be effective upon receipt unless the Plan otherwise provides.

(b)           To Employee.  Any communication, statement, or notice addressed to any Employee or claimant at his latest post office address as filed with the Company or the Administrative Committee will, on deposit in the United States mail with postage prepaid, be binding upon such Employee or claimant for all purposes of the Plan and, Subject to Section 10.8, neither the Trustee nor the Company shall be obligated to undertake a search to ascertain the whereabouts of any Employee or claimant.

Section 10.12         Multiple Capacities.  Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

Section 10.13         Severability.  In case any provisions of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provisions had never been inserted in the Plan.

Section 10.14         Construction.  The Plan shall be construed and enforced according to the laws of the State of California except to the extent otherwise required by ERISA or necessary for qualification under the Internal Revenue Code. Headings of Articles, Sections and Subsections herein contained are included solely for convenience of reference, and if there be any conflict between such headings and the text hereof, the text shall control. It is intended that the Plan in all respects conform to and be administered and interpreted in a manner consistent with the requirements of ERISA and the requirements for qualification under the Internal Revenue Code. Accordingly, any provision required to be included herein, in order that the Plan so conform, shall be deemed to be included in the Plan, whether or not expressly set forth.

Section 10.15         Special Transitional Rules in Connection with the Spinoff.  It is the intent of the following transitional rules that this Plan be interpreted as assuring the uninterrupted continuation of the provisions of the Predecessor Plan for Employees of the Company who were or would have been eligible to participate in such plan before the Spinoff. (Nevertheless, the Company reserves the right to amend this Plan as provided herein so long as no such amendment adversely affects benefits accrued by such Employees prior to the effective date of amendment.)  Therefore, subject to the exclusions set forth in Section 1.26, the term “Employee” as used in this Plan shall include any person who was employed during the period from January 1, 1986 through May 27, 1986 by Henley or a business that became a division or subsidiary of Henley in connection with the Spinoff. The term “Company”, as used in this Plan shall include, for periods prior to the effective date of the Spinoff, Henley and any business that became a subsidiary or division of Henley in connection with the Spinoff that was previously a Company within the meaning of Section 1.14 of the Predecessor Plan. In addition, subject to the transfer of sufficient assets under section 414(1) of the Code from the trust under the Predecessor Plan to the Trust Fund, the accrued benefit under this Plan as of January 1, 1986 of each Employee of the Company who was a Participant in the Predecessor Plan on December 31, 1985 shall be equal to his accrued benefit, on a termination basis, determined as of such date under the provisions of the Predecessor Plan as then in effect.

Section 10.16         Additional Special Transitional Rule in Connection with Spinoffs of Henley and The Fisher Scientific Group Inc.

(a)           Any Employee who was a participant in the Predecessor Plan on December 31, 1985 and transferred to employment with the Company directly from employment by Allied-Signal or its subsidiaries on or before June 1, 1987 shall, subject to the transfer as of January 1, 1986 of all assets allocable to such Employee from the trust under the Predecessor Plan to the Trust Fund, be deemed for all purposes under the Plan to have commenced employment with the Company as of January 1, 1986.

(b)           Any Employee who was a participant in the Predecessor Plan on December 31, 1985 and transferred to employment with The Fisher Scientific Group Inc., directly from employment with Allied-Signal or its subsidiaries on or before June 1, 1987 shall, subject to the transfer as of January 1, 1986 of all assets allocable to such Employee from the trust under the Predecessor Plan to the Trust Fund, be deemed for all purposes under the Plan to have commenced employment with the Company as of January 1, 1986.

ARTICLE X OF THE PLAN WAS AMENDED BY AMENDMENT NO. 1, EFFECTIVE AS OF DECEMBER 12, 1994, BY ADDING A NEW SECTION 10.17, TO READ AS FOLLOWS:

“Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.”

ARTICLE XI

SPECIAL PROVISIONS RELATING TO THE CUTBACK
OF OPERATIONS AT THE HAMPTON LOCATION

Section 11.1           Applicability.  The provisions of this Article XI shall be applicable to each Participant or Former Participant in the Plan (a) who was actively employed on December 31, 1985 in the Signal Engineered Products Group, (b) whose regular place of employment on or after December 31, 1985 was the Hampton office of the Company, regardless of whether such Participant may thereafter be transferred to another location, and (c) who, on or before July 1, 1986, agreed to a date for the involuntary termination of his employment in connection with the Allied-Signal Inc. Streamlining Program. The Participants and Former Participants to whom this Article XI is applicable shall hereinafter be referred to as “Hampton Participants.”

Section 11.2           Full Vesting.  Notwithstanding any other provision of the Plan, each Participant or Former Participant (a) who was actively employed on December 31, 1985 in the Signal Engineered Products Group and (b) whose regular place of employment on or after December 31, 1985 was the Hampton office of the Company, regardless of whether such Participant may thereafter be transferred to another location, shall be fully vested in his Accrued Benefit.

Section 11.3           Special Rules Pertaining to Hampton Participants Electing to Receive Periodic Salary Continuation Payments.  In the case of any Hampton Participant who elects, in connection with the Allied-Signal Inc. Streamlining Program and in accordance with procedures established by the Administrator, to receive periodic salary continuation payments rather than lump-sum salary continuation payments, the following rules shall apply:

(a)           no such Hampton Participant shall be deemed to have Separated from the Service until the last day of the final period to which his or her periodic salary continuation payments relate (which date shall, for the purpose of this Article, be referred to hereinafter as his or her “Severance from Service Date”); and

(b)           the Compensation of each such Hampton Participant shall, for all purposes under the Plan, be deemed to include such periodic salary continuation payments.

Section 11.4           Special Rules Pertaining to Hampton Participants Electing to Receive Salary Continuation.  In the case of any Hampton Participant who is not, as of his Severance from Service Date, eligible to receive the immediate payment of any Early or Normal Retirement Benefit under the Plan and who, in connection with the Allied-Signal Inc. Streamlining Program and in accordance with procedures established by the Administrator, elects to receive periodic or lump-sum salary continuation, the following rules shall apply:

(a)           if such Hampton Participant’s Severance from Service Date, determined in accordance with Section 12.3(a) or in accordance with the other provisions of the Plan, whichever is applicable, is less than or equal to two years before the earliest date that such Hampton Participant could have designated as his Early Commencement Date under the Plan, such Hampton Participant, for the purpose of determining his Credited Service (and for no other purpose of determining his Credited Service (and for no other purpose under the Plan), shall be deemed to remain an Employee of the Company until the earlier of (i) his death and (ii) the earliest date that could have been designated as his Early Commencement Date; and

(b)           if such Hampton Participant’s Severance from Service Date, determined in accordance with Section 12.3(a) or in accordance with the other provisions of the Plan, whichever is applicable, is less than or equal to three years before the earliest date on which such Hampton Participant would have been eligible to receive an unreduced Retirement Benefit, such Hampton Participant shall, for the purpose of determining his Credited Service (and for no other purpose under the Plan), be deemed to remain an Employee of the Company until the earlier of (i) his death and (ii) the earliest date on which he would have been eligible to receive an unreduced Retirement Benefit.

Section 11.5           Special Rules Pertaining to Hampton Participants Electing to Receive “5+5” Benefits.  In the case of any Hampton Participant who is eligible for and elects, in accordance with procedures established by the Administrator, to receive “5+5” benefits rather than periodic or lump-sum salary continuation, the following rules shall apply upon such Hampton Participant’s Separation from the Service:

(a)           notwithstanding any other provision of this Plan, five years shall be added to such Hampton Participant’s Credited Service under the Plan; and

(b)           five years shall be added to such Hampton Participant’s age, solely for the purposes of (i) the determination of eligibility for Early or Normal Retirement Benefits under the Plan and (ii) the determination of the amount, if any, of applicable early reduction factors.

Section 11.6           Additional Special Rule Pertaining to Hampton Participants.  Notwithstanding any other provision of the Plan, the Benefits of Hampton Participants shall not be reduced to cover the cost of Qualified Preretirement Survivor Annuity coverage.

ARTICLE XII

SPECIAL PROVISIONS RELATING TO THE CUTBACK
OF OPERATIONS AT THE LA JOLLA LOCATION

Section 12.1           Applicability.  The provisions of this Article XII shall be applicable to each Participant or Former Participant in the Plan (a) who was actively employed on September 30, 1985 by any member of the controlled group of corporations of which Allied-Signal Inc. was a member on the date immediately preceding the Spinoff and (b) whose regular place of employment on or after June 30, 1985 was the La Jolla office of the Company, regardless of whether such Participant may thereafter be transferred to another location.  The Participants to whom this Article XII is applicable shall hereinafter be referred to as “La Jolla Participants.”

Section 12.2           Full Vesting.  Notwithstanding any other provision of the Plan, each La Jolla Participant shall be fully vested in his Accrued Benefit.

Section 12.3           Special Rules Pertaining to La Jolla Participants Electing to Receive Periodic Salary Continuation Payments.  In the case of any La Jolla Participant who, in connection with the cutback of operations at the La Jolla location, elects, in accordance with procedures established by the Administrator, to receive periodic salary continuation payments rather than a lump-sum salary continuation payment, the following rules shall apply:

(a)           no such La Jolla Participant shall be deemed to have Separated from the Service until the last day of the final period to which his or her periodic salary continuation payments relate (which date shall, for the purpose of this Article, be referred to hereinafter as his or her “Severance from Service Date”); and

(b)           the Compensation of such La Jolla Participant shall, for all purposes under the Plan, be deemed to include such periodic salary continuation payments.

Section 12.4           Special Rules Pertaining to La Jolla Participants Electing to Receive Salary Continuation.  In the case of any La Jolla Participant who is not, as of his Severance from Service Date, eligible to receive the immediate payment of any Early or Normal Retirement Benefit under the Plan and who, in connection with the cutback of operations at the La Jolla location, elects, in accordance with procedures established by the Administrator, to receive periodic or lump-sum salary continuation, the following rules shall apply:

(a)           if such La Jolla Participant’s Severance from Service Date, determined in accordance with Section 12.3(a) or in accordance with the other provisions of the Plan, whichever is applicable, is less than or equal to two years before the earliest date that such La Jolla Participant could have designated as his Early Commencement Date under the Plan, such La Jolla Participant, for the purpose of determining his Credited Service (and for no other purpose under the Plan), shall be deemed to remain an Employee of the Company until the earlier of (i) his death and (ii) the earliest date that could have been designated as his Early Commencement Date;

(b)           if such La Jolla Participant’s Severance from Service Date, determined in accordance with Section 12.3(a) or in accordance with the other provisions of the Plan, whichever is applicable, is less than or equal to three years before the earliest date on which such La Jolla Participant would have been eligible to receive an unreduced Retirement Benefit, such La Jolla Participant shall, for the purpose of determining his Credited Service (and for no other purpose under the Plan), be deemed to remain an Employee of the Company until the earlier of (i) his death and (ii) the earliest date on which he would have been eligible to receive an unreduced Retirement Benefit.

Section 12.5           Special Rules Pertaining to La Jolla Participants Electing to Receive “5+5” Benefits.  In the case of any La Jolla Participant who, in connection with the cutback of operations at the La Jolla location, elects, in accordance with procedures established by the Administrator, to receive “5+5” benefits rather than periodic or lump-sum salary continuation, the following rules shall apply upon such La Jolla Participant’s Separation from the Service:

(a)           notwithstanding any other provision of this Plan, five years shall be added to such La Jolla Participant’s Credited Service under the Plan; and

(b)           five years shall be added to such La Jolla Participant’s age, solely for the purposes of (i) the determination of eligibility for Early or Normal Retirement Benefits under the Plan and (ii) the determination of the amount, if any, of applicable early reduction factors.

Section 12.6           Special Rule Pertaining to the Calculation of Normal Retirement Benefits.  Solely for the purpose of calculating Normal Retirement Benefits payable under the Plan to La Jolla Participants, the term “April 1, 1971” appearing in subsection 3.2(b)(iii) of the Plan (prior to its January 1, 1989 amendment and restatement) shall be deemed to read “July 1, 1971.”

ARTICLE XIII

ADDITIONAL SPECIAL RULES

Section 13.1           Special Rules for Employees of Schweizer Dipple, Inc.

For purposes of determining the Vesting Service of any person who was an active employee of Schweizer Dipple, Inc. on July 1, 1984, and for determining his or her eligibility for benefits under the Plan (including eligibility for early retirement or disability benefits), but not for purposes of determining the amount of such benefits, periods beginning at the later of such employee’s actual commencement of employment with Schweizer Dipple, Inc. or June 16, 1978 shall be taken into account.  For purposes of determining the amount of any benefit under the Plan, Credited Service shall not include periods prior to July 1, 1984.

Section 13.2           Special Rules for Certain Employees of Signal Capital Corporation.  (a)  The following rules shall apply to each person who (i) was actively employed by Equilease Corporation on December 31, 1987, (ii) was a member of the Pension Plan for Salaried Employees of Equilease and Prestolite Wire (the “Equilease Plan”) on December 31, 1987, (iii) was actively employed by Equilease Corporation on January 1, 1987, and (iv) became an employee of Signal Capital Corporation as of January 1, 1988.  The persons described in the foregoing sentence shall hereinafter be referred to as “Transferred Equilease Employees.”

(b)           Each Transferred Equilease Employee shall be a Participant in this Plan as of January 1, 1988.

(c)           The Credited Service of each Transferred Equilease Employee shall include all of such Transferred Equilease Employee’s credited service as of December 31, 1987 under Section 1.14 of the Equilease Plan.

(d)           The Vesting Service of each Transferred Equilease Employee shall include all of such Transferred Equilease Employee’s eligibility service as of December 31, 1987 under Section 1.17 of the Equilease Plan.

(e)           The benefit of a Transferred Equilease Employee shall be calculated in the manner set forth in Section 8.8.3 of this Plan, to the extent that such Transferred Equilease Employee is entitled to receive a benefit from the Equilease Plan.  The foregoing sentence shall not apply if all assets allocable to such employee are transferred from the trust under the

Equilease Plan to the Trust Fund prior to the calculation of such Transferred Equilease Employee’s benefit hereunder.

(f)            Subject to the transfer of all assets allocable to a Transferred Equilease Employee from the trust under the Equilease Plan to the Trust Fund, such Transferred Equilease Plan to the Trust Fund, such Transferred Equilease Employee shall be entitled to a minimum vested benefit under this Plan equal or equivalent to his accrued benefit as of December 31, 1987 under the Equilease Plan, determined as of such date under the provisions of the Equilease Plan as then in effect and shall be entitled to the payment of such benefit in accordance with the provisions of the Equilease Plan as in effect on December 31, 1987.  No Transferred Equilease Employee shall be entitled to receive any other benefit except in accordance with the terms of this Plan.

(g)           No benefit payable pursuant to this Section 13.2 shall duplicate any benefit payable under the Equilease Plan.

Section 13.3           Special Rules Applicable to Certain Former Employees of Equilease Corporation.  (a)  The following rules shall apply to each Person who was (i) a retired member or terminated vested member of the Pension Plan for Salaried Employees of Equilease and Prestolite Wire (the “Equilease Plan”) on December 31, 1987, or who (ii) was a member of the Equilease Plan on December 31, 1987, is not a Transferred Equilease Employee described in the preceding section and was as of January 1, 1988 a “commuter” employee at the Hampton facility of the Company or receiving salary continuation in connection with the shutdown of Equilease Corporation’s operations.  The persons described in the foregoing sentence shall hereinafter be referred to as “Former Equilease Employees”.

(b)           Subject to the transfer from the trust under the Equilease Plan to the Trust Fund of all Equilease Plan assets allocable to the Former Equilease Employees,

(i)            each retired Former Equilease Employee shall receive from the Plan the benefit to which he was entitled as of December 31, 1987 under the terms of the Equilease Plan as in effect on that date, payable in accordance with the terms of the Equilease Plan as in effect on that date,
(ii)           each terminated vested Former Equilease Employee shall be entitled to receive from the Plan a benefit equal or actuarially equivalent to his accrued benefit as of December 31, 1987 under the Equilease Plan, payable in accordance with the terms of the Equilease Plan as in effect on that date, and
(iii)          the benefit under the Plan of each Former Equilease Employee who continues to work at the Hampton location as a “commuter” employee or receives salary continuation shall be calculated and payable in accordance with the terms of the Equilease Plan as in effect on December 31, 1987, including credited service under section 1.14 of the Equilease Plan for periods of “commuter” employment and salary continuation.

(c)           No benefit payable pursuant to this Section 13.3 shall duplicate any benefit payable under the Equilease Plan.

Section 13.4           Additional Special Rules Applicable to Certain Employees of Signal Capital Corporation.

(a)           The rules set forth in this subsection 13.4(a) shall apply to each Employee of Signal Capital Corporation who became an Employee in connection with the December 12, 1985 acquisition of assets of First City Financial Corporation (“FCFC Employees”).  For purposes of determining each FCFC Employee’s eligibility to participate, Credited Service and Vesting Service under the Plan, periods of employment prior to January 1, 1986 with FCFC or with any member of the controlled group of corporations of which FCFC was a member at the time of such employment shall be taken into account.

(b)           The rules set forth in this subsection 13.4(b) shall apply to each Employee of Signal Capital Corporation who became an Employee in connection with the May 22, 1986 acquisition of assets of First Asset-Based Lending (“FABL Employees”).  For purposes of determining each FABL Employee’s  Vesting Service and eligibility to participate in the Plan, periods of employment prior to May 22, 1986 with FABL, but not periods of service with First National Bank and Trust Company of Oklahoma City or First Oklahoma Bank Corporation, Inc., shall be taken into account.

BEFORE ITS JANUARY 1, 1989 RESTATEMENT
THE PLAN CONTAINED THE FOLLOWING SECTIONS 13.6 and 13.7

Section 13.6           IRS Notice 99-131 [sic] Model Amendment 1.  In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provisions of the Plan, compensation taken into account under the Plan shall not exceed $200,000, adjusted for changes in the cost of living as provided in section 415(d) of the Internal Revenue Code, for the purpose of calculating a Plan participant’s accrued benefit (including the right to any optional benefit provided under the Plan) for any plan year commencing after December 31, 1988.  However, the accrued benefit determined in accordance with this provision shall not be less than the accrued benefit determined on May 1, 1989, without regard to this provision.

Notwithstanding the preceding sentence, the accrued benefit of any plan participant who is a highly compensated employee, within the meaning of section 414(q)d of the Code, is reduced to the extent a benefit has accrued with respect to compensation in excess of $200,000 during the 1989 plan year before the later of the adoption or effective date of this provision.

Section 13.7           IRS Notice 88-141 [sic] Model Amendment 2.  Notwithstanding any other contrary provision of the Plan in calculating the accrued benefit (including the right to any optional benefit provided under the Plan) of any plan participant who is a highly compensated employee within the meaning of section 414(q) of the Internal Revenue Code, such highly compensated employee shall accrue no additional benefit under the Plan on or after May 1, 1989, to the extent that such additional benefit accrual exceeds the benefit which would otherwise accrue in accordance with the terms of the Plan as subsequently amended to comply with those qualification requirements described in Income Tax Regulations section 1.401(b)-1(b)(2)(ii) (TRA ‘86).

This provision shall be effective until the last day by which the Plan may be amended retroactively to comply with TRA ‘96 [sic] for its first plan year beginning in 1989 in order to remain qualified under the Code and shall be effective for such period if any only if the subsequent Plan amendment to comply with TRA ‘86 is made on or before the last day by which the Plan may be amended retroactively to comply with TRA ‘86 for its first plan year commencing in 1989 in order to remain qualified under the Code.

In addition, the benefit accrued by any highly compensated employee, within the meaning of section 414(q) of the Code, shall in no event exceed the benefit accrual provided during the 1989 plan year with respect to such participant under the terms of the Plan as subsequently amended to comply with the terms of TRA ‘96 [sic].  However, such highly compensated employee’s benefit shall not be less than what that participant had accrued as of the last day of the last plan year beginning before January 1, 1989.

ARTICLE XIV

SPECIAL PROVISIONS RELATING TO FORMER
PARTICIPANTS IN THE ENGINEERING RESEARCH,
INCORPORATED RETIREMENT PLAN FOR SALARIED
EMPLOYEES AND THE ENGINEERING RESEARCH, INC.
HOURLY EMPLOYEES PENSION PLAN

Section 14.1           General.  (a) Effective January 1, 1984, Engineering Research, Incorporated (“ERI”) established the Engineering Research, Incorporated Retirement Plan for Salaried Employees (the “ERI Salaried Plan”) to provide retirement benefits for salaried employees of ERI.  The Engineering Research, Inc. Hourly Employees Pension Plan (the “ERI Hourly Plan” and, together with the ERI Salaried Plan, the “ERI Plans”) was established effective January 1, 1984 to provide retirement benefits for certain hourly employees of ERI.  On February 27, 1987, substantially all of the assets of ERI were sold to Babcock and Wilcox (“B&W”).  In connection with the sale, benefit accruals under the ERI Plans were frozen as of February 27, 1987, and offers of employment were made to plan participants by B&W.  Effective December 31, 1988, the ERI Plans were merged with this Plan, and participants in the ERI Plans became participants in this Plan for the limited purpose of receiving their benefits accrued under the ERI Plans.  Subject to this Plan’s provisions of general applicability (including such provisions that are legally required), former participants in the ERI Salaried Plan (“ERI Salaried Participants”) and former participants in the ERI Hourly Plan (“ERI Hourly Participants” and, together with ERI Salaried  Participants, “ERI Participants”) shall be entitled to benefits under this Plan only as set forth in this Article XIV, unless any such ERI Participant qualifies for participation in the Plan other than pursuant to this Article XIV.  Except as otherwise provided in this Article XIV, the rights and obligations of each person covered by an ERI Plan who retired, or whose employment was otherwise terminated prior to December 31,

1988, shall be governed by the applicable provisions of the ERI Plans as in effect on such person’s retirement or termination date.  Effective January 1, 1990, all assets allocable to the benefits of ERI Participants were transferred to the trust established under The Henley Group, Inc. Retirement Plan.  No benefits under this Plan shall duplicate benefits payable under that plan.

(b)           For purposes of this Article XIV, unless otherwise indicated, the term “Company” shall mean the Company as defined in Section 1.14, ERI, B&W and their respective affiliates required to be treated as under common control with such entities pursuant to section 414(b),(c),(m) or (o) of the Code.

Section 14.2           Participation.  A person who was a participant or former participant in either ERI Plan on December 31, 1988 shall become an ERI Participant in this Plan for purposes of receiving the benefits described in this Article, effective December 31, 1988.

Section 14.3           ERI Salaried Participants

Section 14.3.1        Continuous Service.

(a)           The Continuous Service of an ERI Salaried Participant shall for purposes of this Article XIV be the sum of his Pre-February 28, 1987 Service and his Post-February 27, 1987 Service.

(b)           Pre-February 28, 1987 Service.  The Pre-February 28, 1987 Service of an ERI Salaried Participant shall be equal to his Continuous Service accrued under Section IX(1) of the ERI Salaried Plan as of February 27, 1987.

(c)           Post-February 27, 1987 Service.  The Post-February 27, 1987 Service of an ERI Salaried Participant shall consist of such ERI Salaried Participant’s service with the Company after February 27, 1987 until such service is interrupted by (i) Discharge for cause, (ii) quitting by the employee or (iii) retirement.  If an ERI Salaried Participant’s service is terminated and such Participant is subsequently rehired by the Company, the duration of service up to such termination will be reinstated.

Periods of absence from work, other than those which break continuity of service as provided in the preceding paragraph, will be counted in determining length of continuous service except when the total period of absence of an ERI Salaried Participant in any consecutive twelve (12) month period exceeds twelve (12) months.

Section 14.3.2        Retirement.

(a)           An ERI Salaried Participant who is employed by the Company, upon attaining the age of 65 years, or at any time thereafter, may request retirement, and will be retired.

(b)           An ERI Salaried Participant with 10 or more years of Continuous Service who is employed by the Company, upon attaining the age of 60 years, or at any time thereafter, may request retirement, and will be retired.

(c)           An ERI Salaried Participant not eligible for a pension under Section 14.3.2(a), (b) or (d) hereof, whose employment is to be terminated, shall be entitled to elect to be pensioned on the first of the month following such termination provided:

(i)            the ERI Salaried Participant’s age and number of years of Continuous Service, when added together, equal or exceed 80; or
(ii)           the ERI Salaried Participant has completed at least 15 years of Continuous Service and would have been eligible for a pension under Section 14.3.2(a), (b) or (e) within the next 10 years if employment with the Company had continued.

(d)           Notwithstanding any other provisions of the Plan, an ERI Salaried Participant upon attaining the age of 65 years shall, prior to actual retirement or termination of employment, begin receiving pension benefits under this Article XIV on the first of the month following attainment of such age.

(e)           Regardless of age, any ERI Salaried Participant with at least 10 years of Continuous Service who shall have become permanently incapacitated through some unavoidable cause while employed by the Company will be retired.

An ERI Salaried Participant shall be “permanently incapacitated” only if (i) the ERI Salaried Participant has been totally disabled by bodily injury or disease while actively employed so that the ERI Salaried Participant cannot regularly engage in any substantial, full-time activity for compensation or profit, (ii) such disability shall have continued for at least three consecutive months, and (iii) in the opinion of a licensed practicing physician, such disability will be continuous throughout the ERI Salaried Participant’s life.

For the purposes of retirement with pension under this Plan, incapacity shall not be deemed to have resulted from an unavoidable cause if such incapacity is occasioned by self-inflicted injury, or as a result of participating in a criminal activity.

A pension because of permanent incapacity under clauseof this Section 14.3.2 shall continue only so long as the pensioner shall be permanently incapacitated, and the Administrator may require an individual pensioned under this clause to submit to a medical examination at any reasonable time by a licensed practicing physician.

A pensioner will be conclusively presumed to be regularly engaged in substantial, full-time activity for compensation or profit, and therefore no longer permanently incapacitated, if the pensioner engages in any activity for compensation or profit from which the pensioner derives income, the annual amount of which, together with the amount of any pension received from the Company, exceeds the annual compensation the ERI Salaried Participant would presently receive if the employee were still employed on the job held at the time the employee was disabled.

Section 14.3.3        Amount and Payment of Pension.

Subject to the provisions of Section 14.3.2(d) regarding commencement of benefits, an ERI Salaried Participant meeting the eligibility requirements will be entitled to receive a pension each month beginning with the month following that in which retirement takes place and ending with the month in which the ERI Salaried Participant dies.  The amount of such pension will be determined as follows:

(a)           If an ERI Salaried Participant is retired under the provisions of Section 14.3.2(a) or (d), or is entitled to pension benefits under the provisions of Section 14.3.2(d), the ERI Salaried Participant’s pension shall be equal to the greater of (i) or (ii) below:

(i)            1.1% of the average monthly pay received during the highest paid five of the last ten calendar years of employment with ERI (ending on or before February 27, 1987) multiplied by his number of years of Pre-February 28, 1987 Service;
(ii)           $100.00.

If it will result in a higher pension, however, an ERI Salaried Participant whose Pre-February 27, 1987 Service ceased to accrue before December 31 of any calendar year will, for the purpose of determining such average monthly pay, be given the benefit of earnings in the year such service ceased in lieu of earnings during an equivalent portion of the earliest of such highest paid five years, provided that no amounts earned after February 27, 1987 shall be taken into account.

(b)           If an ERI Salaried Participant is retired under the provisions of Section 14.3.2(b) or (c), the ERI Salaried Participant’s pension will be calculated in accordance with the formula set forth in Section 14.3.3(a) above, and then reduced by 5/9 of 1% for each of the first 60 months by which the pension commencement date precedes the calendar month following the ERI Salaried Participant’s 65th birthday, plus 5/18 of 1% for each additional month by which the pension commencement date precedes the calendar month following the ERI Salaried Participant’s 65th birthday.

(c)           Any amount paid to or on behalf of any pensioner as reimbursement for loss of earnings resulting from occupational injury or disease for which the Company (which term for purposes of this subsection 14.3.3(c) shall mean the Company as defined in Section 1.14, ERI, and their respective affiliates required to be treated as under common control with them pursuant to section 414(b), (c), (m) or (o) of the Code) is liable, whether pursuant to Workmen’s Compensation or occupational disease laws, or arising otherwise from the statutory or common law (except fixed statutory payment for the permanent total or partial loss of one or any bodily member, and except for payments for medical expenses) and any disability payment in the nature of a pension under any Federal or State law shall be deducted from or charged against the amount of any pension payable under this Section 14.3.3.  However, Social Security payments and allowances for disabilities incurred in the military service of the United States will not be so deducted or charged.

(d)           The Administrator shall pay in a lump sum any pension having a present value of $3,500 or less.  The lump sum payment to an ERI Salaried Participant will be the monthly pension payable at the later of age 65 or pension commencement age multiplied by the factor from Column A for the age of the ERI Salaried Participant when the lump sum benefit will be paid.  The lump sum payment to an ERI Salaried Participant’s surviving spouse will be the spouse’s monthly pension multiplied by the factor from Column B for the age of the spouse at the date the spouse’s pension will commence, and further multiplied by the ratio of the factor in Column A for the age of the spouse at the ERI Salaried Participant’s death to the factor in Column A for the age of the spouse at the date the spouse’s pension will commence (or age 65 if age 65 is earlier than such commencement age).

Age	Column A	Column B	Age	Column A	Column B
75 & over	77	77	54	43	134
74	80	80	53	41	140
73	82	82	52	38	141
72	85	85	51	36	145
71	87	87	50	33	145
70	90	90	49	32	152
69	92	92	48	31	159
68	95	95	47	29	161
67	97	97	46	28	167
66	99	99	45	27	173
65	102	102	44	26	178
64	93	105	43	25	183
63	85	107	42	24	188
62	78	110	41	23	192
61	72	113	40	22	195
60	66	115	39	21	198
59	61	118	38	20	200
58	56	120	37	19	202
57	53	125	36	19	214
56	49	127	35 & under	18	214
55	46	131

Notwithstanding the foregoing, the above table will not be used if a greater lump sum payment is derived by using the UP-1984 Mortality Table, with an interest rate that is not greater than the immediate or deferred rate used by the Pension Benefit Guaranty Corporation to determine the present value of a lump sum distribution upon plan termination. The rate(s) used shall be the rate(s) in effect on the January 1 of the year in which the Annuity Starting Date occurs. No distribution may be made under this Section 14.3.3(d) after the Annuity Starting Date unless the ERI Salaried Participant and the ERI Salaried Participant’s spouse (or where the ERI Salaried Participant has died, the surviving spouse) consents in a notarized writing to such distribution.

(e)           The payment of benefits under this Section 14.3.3 shall be subject to the requirements of Section 3.16 of the Plan.

Section 14.3.4        Vested Right to Deferred Pension.

Effective February 27, 1987, the accrued benefit as of such date of each employee covered by the ERI Salaried Plan became 100% vested. Any other ERI Salaried Participant shall acquire a right to a deferred pension if such ERI Salaried Participant’s employment is terminated, and the ERI Salaried Participant is not retired under any of the provisions of Section 14.3.2 hereof, provided such ERI Salaried Participant has attained age 65 or has 10 years or more of Continuous Service immediately prior to such termination, or has 9 years of Continuous Service and is employed by the Company for at least 1,000 hours in the tenth year of such service immediately prior to such termination (provided that, in the case of an ERI Salaried Participant with one or more Hours of Service after December 31, 1988, the numbers 5 and 4 shall be substituted for the numbers 10 and 9 in the foregoing sentence).

For purposes of this provision, a year shall mean any 12-month period, commencing on an ERI Salaried Participant’s date of hire and during which the ERI Salaried Participant continues to be employed by the employer and shall include for vesting and eligibility purposes only all periods of absence for up to one year, provided the ERI Salaried Participant resumes participation under the Plan; fractional portions of a year, whether or not consecutive, shall be aggregated; an hour of employment shall mean an hour for which a person was directly or indirectly paid, or entitled to payment, by the employer for the performance of duties; and employment with any employer during or prior to the time such employer is controlled by the Company shall be deemed to be employment with the Company.

An ERI Salaried Participant so entitled to a deferred pension will receive pension payments for each month beginning with the month following that in which the ERI Salaried Participant attains age 65 and ending with the month in which the pensioner dies. If a joint and survivor option is in effect, however, in accordance with Section 14.3.6 the payments provided for by such option will be continued during the life of a surviving spouse.

Subject to Section 14.3.3(c), each monthly pension payment will be an amount to be determined by applying the formula set forth in Section 14.3.3(a)(i) hereof, using as a basis the number of years of the ERI Salaried Participant’s Continuous Service at the earlier of the time of termination of employment and February 27, 1987.

An ERI Salaried Participant so entitled to a deferred pension may elect to have pension payments begin any month after the employee has attained age 55, in which case the amount of monthly pension, determined as provided in the preceding paragraph of this Section 14.3.4, shall be reduced by 5/9 of 1% for each of the first 60 months by which such pension commencement date precedes the calendar month following the ERI Salaried Participant’s 65th birthday, plus 5/18 of 1% for each additional month by which the pension commencement date precedes the calendar month following the ERI Salaried Participant’s 65th birthday.

Section 14.3.5        Social Security Option.

Subject to the spousal consent provisions of Section 14.3.6, an ERI Salaried Participant retiring under the provisions of Section 14.3.2(b) or (c) hereof before the ERI Salaried Participant first becomes eligible to receive Social Security payments may elect to receive a retirement income providing larger monthly payments, in lieu of the retirement income otherwise payable upon early retirement, until the date the ERI Salaried Participant first becomes eligible to receive Social Security payments; thereafter, the monthly payments shall be reduced by the approximate amount of the ERI Salaried Participant’s monthly Social Security benefit. Insofar as practical, therefore, a level total retirement income will be available for the participant. This option is not available, however, if an option is elected by the ERI Salaried Participant under the provisions of Section 14.3.6. Such larger payments shall equal such retirement income otherwise payable plus the following percentage of such approximate amount of the ERI Salaried Participant’s monthly Social Security benefit:

Number of years until the ERI Salaried Participant first becomes eligible to receive Social Security payments	Level Income Percentage

0	100%
1	89%
2	80%
3	71%
4	64%
5	57%

Number of years until the ERI Salaried Participant first becomes eligible to receive Social Security payments	Level Income Percentage

6	52%
7	47%
8	42%
9	38%
10	34%
11	31%
12	28%
13	26%
14	24%
15 or more (interpolate for fractional years)	21%

If, however, such larger monthly payments, as determined above, are smaller than such approximate amount of the employee’s Social Security benefit, such larger monthly payments shall instead equal the monthly pension otherwise payable divided by the complement of the applicable level income percentage.

Section 14.3.6        Joint and Survivor Options.

(a)           Pre-retirement Survivor Annuity.  The provisions of this Section shall apply to any ERI Salaried Participant who is credited with at least one Hour of Service on or after August 23, 1984, and such other ERI Salaried Participants as have elected coverage in accordance with Article VIII(1)(e) of the ERI Salaried Plan. If an ERI Salaried Participant dies after the date on which the ERI Salaried Participant is vested in accordance with the first paragraph of Section 14.3.4 and before retiring, or a retired ERI Salaried Participant who has not elected otherwise dies prior to the commencement of benefits, the spouse of such ERI Salaried Participant shall be entitled to pension payments in the form of a Pre-retirement Survivor Annuity in accordance with the following provisions:

(i)            If the ERI Salaried Participant dies after becoming eligible for early retirement under Section 14.3.2(b) or (c), the spouse will receive pension payments for each month beginning with the month following the month in which the ERI Salaried Participant’s death occurs. If the ERI Salaried Participant dies before becoming eligible for early retirement, the spouse will receive pension payments beginning with the first of the month coinciding with or next following the ERI Salaried Participant’s earliest retirement age, unless the spouse elects a later date.
(ii)           The monthly pension payment to the spouse shall be an amount to be determined (A) by applying the formula set forth in Section 14.3.3(a) hereof (or a predecessor section of the ERI Salaried Plan), as in effect at the time of the ERI Salaried Participant’s death or earlier termination, using as a basis the number of years of the ERI Salaried Participant’s Pre-February 27, 1987 Service, (B) reduced by 5/9 of 1% for each of the first 60 months by which the commencement date of pension payments to the spouse precedes the calendar month following the ERI Salaried Participant’s 65th birthday, plus 5/18 of 1% for each additional month by which the commencement date precedes the calendar month following the ERI Salaried Participant’s 65th birthday, (C) reduced to reflect the amount the spouse would receive as though an Option II (as defined below) form of pension payments had been elected to take effect at the date of commencement of pension payments to the spouse, and (D) reduced further by any coverage factors applicable under Section 14.3.6(v).
(iii)          Terminated ERI Salaried Participants entitled to a deferred pension may waive a Pre-retirement Survivor Annuity in writing at any time after the date of separation. The waiver must be consented to by the employee’s spouse, and the spouse’s consent must acknowledge the effect of such rejection and must be witnessed by a notary public. A revocation of a prior waiver may be made by the ERI Salaried Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.
(iv)          The Administrator shall provide each terminated ERI Salaried Participant entitled to a deferred pension with a written explanation of the Pre-retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements applicable to Joint and Survivor Annuity specified in Section 14.3.6(b).
(v)           The monthly pension payable to a terminated ERI Salaried Participant will be reduced for the Pre-retirement Survivor Annuity coverage by the appropriate factor from the table below multiplied by the number of full years the coverage has been in effect after December 31, 1984.
Reduction for Each Full Year of Coverage After Termination of Employment

Prior to Age 65.3%
After Age 65	None

(b)           Joint and Survivor Option.  Subject to the conditions hereinafter set forth in Section 14.3.6(b)(ii), if an ERI Salaried Participant shall be married at the beginning of the calendar month in which pension payments are to commence under the Plan, and unless the ERI Salaried Participant otherwise elects, the amount of each such pension payment which would otherwise be payable shall be reduced; and if the spouse shall survive the ERI Salaried Participant, a pension shall be payable under the Plan to the spouse during such spouse’s remaining lifetime after the ERI Salaried Participant’s death in an amount equal to 50% of the ERI Salaried Participant’s reduced pension payment in accordance with Option II.

(i)            Every ERI Salaried Participant who is married when benefits are to commence will receive a written explanation of:
(A)          The terms and conditions of the Joint and Survivor Option form of benefit;
(B)           The ERI Salaried Participant’s right to make, and the effect of, an election to waive the Joint and Survivor Option form of benefit;
(C)           The rights of an ERI Salaried Participant’s spouse; and
(D)          The right to make, and the effect of, a revocation of a previous election to waive the Joint and Survivor Option.

An ERI Salaried Participant may elect in writing, at any time during the 90-day period ending on the Annuity Starting Date, to reject the Joint and Survivor Option form of benefit and receive the normal form or an optional form of benefit. Such rejection must be accompanied by written spousal consent which acknowledges the effect of the election and is witnessed by a notary public. Any rejection of the Joint and Survivor Option form of benefit may be cancelled by written election at any time prior to the date that benefits commence.

(ii)           If an ERI Salaried Participant wishes to have pension payments made to his spouse following his death in excess of that provided in the first paragraph of Section 14.3.6(b) above, the ERI Salaried Participant may so elect prior to retirement. An ERI Salaried

Participant who makes such an election will receive a reduced pension during the ERI Salaried Participant’s lifetime after retirement, and following the ERI Salaried Participant’s death the same level of pension (Option I), or one-half of it (Option II), or three-fourths of it (Option III), as the ERI Salaried Participant specified when the election was made, will be continued to the ERI Salaried Participant’s spouse during such spouse’s remaining life.

The pension of an ERI Salaried Participant electing Option I, II or III shall be reduced 19%, 11% or 15%, respectively, plus an additional reduction of 0.500%, 0.250% or 0.375%, respectively, for each full year in excess of three by which the ERI Salaried Participant’s birthdate precedes the spouse’s birthdate, to a maximum reduction (after 20 such excess years) of 29%, 16% or 22.5%, respectively; or minus 0.500%, 0.250% or 0.375%, respectively, for each full year in excess of three by which the spouse’s birthdate precedes the ERI Salaried Participant’s birthdate, to a minimum net reduction (after 10 such excess years) of 14%, 8.5% or 11.25%, respectively.

(iii)          If an ERI Salaried Participant chooses to elect an option, written notice must be given to the Administrator, and the employee must furnish proof of the spouse’s age.
(iv)          If an ERI Salaried Participant or the ERI Salaried Participant’s spouse dies before the option has become effective, the option is automatically cancelled.
(v)           If the ERI Salaried Participant’s spouse dies after the option has become effective and after the ERI Salaried Participant has retired, the pension payments to the ERI Salaried Participant will remain unchanged.
(vi)          An option may be cancelled or modified by the ERI Salaried Participant before the ERI Salaried Participant retires, by written notice filed with the Administrator.
(vii)         An ERI Salaried Participant who acquires a vested interest in a pension under the provisions of Section 14.3.4 may elect a joint and survivor option in the same manner and under the same terms and conditions as an ERI Salaried Participant who is pensioned immediately upon termination of employment. For this purpose, the vestee’s retirement date will be deemed to be the first date the vestee is entitled to receive deferred pension payments under Section 14.3.4.

Section 14.3.7        Computation of Average Monthly Pay.

In computing an employee’s average monthly pay for the purposes of Section 14.3.3 hereof, the total compensation the employee received during the applicable period (ending on or before February 27, 1987) shall be divided by 60. However, if during the applicable period, a calendar month or more of absence shall have occurred which does not break the continuity of service and in respect to which absence the employee received no compensation from the Company, the number 60 shall be reduced by the number of full calendar months of such absence.

Section 14.3.8        Employment of Pensioners.

An ERI Salaried Participant receiving early retirement benefits under the Plan, who is reemployed by the Company (as defined in Section 1.14 and including for this purpose all entities required to be treated as under common control with such Company under sections 414(b), (c), (m) and (o) of the Code) prior to attaining age 65 or 40 or more hours in any calendar month after commencement of such benefits and who has received the notice required by 29 Code of Federal Regulations Section 2530.203-3(b)(4), will have the pension permanently suspended during such reemployment. Upon termination of such reemployment, or if sooner, attainment of age 65, the ERI Salaried Participant’s monthly pension will be recomputed so as to give effect to the additional service and the compensation received during such reemployment to the extent such service and compensation are required to be taken into account for benefit accrual purposes under Plan provisions other than this Article XIV. The pension of such reemployed pensioner will be reduced by 0.9% of the sum of the early retirement benefits previously received. If such recomputed pension exceeds that paid immediately prior to such reemployment, the employee shall be entitled to receive the monthly pension as so recomputed. Notwithstanding the two preceding sentences, in no event will the monthly pension payable upon recommencement be less than that previously paid.”

Section 14.4           ERI Hourly Participants

Section 14.4.1        Credited Service and Eligibility Service.

(a)           Credited Service.  The Credited Service of an ERI Hourly Participant shall for purposes of this Article XIV be equal to his Credited Service under the ERI Hourly Plan as of February 27, 1987.

(b)           Eligibility Service.  The Eligibility Service of an ERI Hourly Participant shall for purposes of this Article XIV be the sum of his Pre-February 28, 1987 Eligibility Service and his Post-February 27, 1987 Eligibility Service. If at the date of an Employee’s retirement or termination of employment with the Company, his Eligibility Service is less than his Credited Service with the Company, his Eligibility Service shall be deemed to equal his Credited Service.

(i)            Pre-February 28, 1987 Eligibility Service.  The Pre-February 28, 1987 Eligibility Service of an ERI Hourly Participant shall be equal to his Eligibility Service accrued under Article VI(3) of the ERI Hourly Plan as of February 27, 1987.
(ii)           Post-February 27, 1987 Eligibility Service.  The Post-February 27, 1987 Eligibility Service of an ERI Hourly Participant shall be computed for each ERI Hourly Participant on the basis of total hours compensated by the Company during each calendar year, with one year of Eligibility Service being recognized for each calendar year in which the ERI Hourly Participant receives compensation for 1,000 hours or more (including as compensated hours the hours referred to in subsections 2(b) through 2(f) of Article VI of the ERI Hourly Plan as in effect on December 31, 1988, in accordance with subsection 2(g) of such Article VI). No proportionate or partial credits shall be given for the purpose of computing Eligibility Service. Hours of pay at premium rates shall be computed as straight-time hours.

Section 14.4.2        Requirements for Retirement Pensions and Deferred Vested Pensions.

(a)           For purposes of this Section 14.4, the term “Pension” shall mean a series of uniform monthly payments payable to an ERI Hourly Participant, the first such payment to be made as of the beginning of the month following the last day of employment immediately prior to retirement, or such other date specified for that purpose, and the last payment to be made as of the beginning of the month in which the death of the ERI Hourly Participant occurs, or in which the Disability (as defined in Section 14.4.7) ends or, in the case of an Early Retirement Pension payable pursuant to Section 14.4.3(b) in which reemployment occurs prior to Normal Retirement Date.

(b)           An ERI Hourly Participant shall be considered as retired under the Plan and as becoming a retired or disabled ERI Hourly Participant entitled to a Pension, upon termination of employment, provided such retirement occurs while the ERI Hourly Participant is employed by the Company and:

(i)            after the first date he has attained age 65 (for purposes of this Section 14.4, his Normal Retirement Date), or
(ii)           after age 60 but prior to age 65 and after 10 years of Eligibility Service, provided that if he retires at his option he shall be eligible for an Early Retirement Pension as provided in Section 14.4.3(b)(i) (provided that, if an ERI Hourly Participant is discharged for cause, he shall be deemed to have retired at his option), or
(iii)          after age 60 but prior to age 65 and after 10 years of Eligibility Service, provided that if he retires at the option of B&W and under mutually satisfactory conditions he shall be eligible for an Early Retirement Pension as provided in Section 14.4.3(b)(ii), or
(iv)          after 10 years of Eligibility Service in the event termination is caused by Disability and the ERI Hourly Participant is so disabled prior to reaching age 65.

(c)           Notwithstanding any other provisions of the Plan, an ERI Hourly Participant whose employment terminates, and (i) who (A) became vested in his accrued benefit effective February 27, 1987 pursuant to Article XIII of the ERI Hourly Plan or (B) at the time of such termination shall have 10 or more years of Eligibility Service (5 or more years of Eligibility Service in the case of an ERI Hourly Participant with one or more Hours of Service after

December 31, 1988), and (ii) who shall not be eligible for or receiving any other pension under the Plan based (in whole or in part) on Credited Service prior to the date of such termination, shall be entitled to a Deferred Vested Pension as provided in Section 14.4.3(d) of the Plan.

(d)           Notwithstanding any other provisions of the Plan, an ERI Hourly Participant or surviving spouse entitled to receive a Pension may, for personal reasons and without disclosure thereof, request the Administrator in writing to suspend for any period payment of all or any part of such Pension otherwise payable to him hereunder. The Administrator, on receipt of such request, shall authorize such suspension, in which event the ERI Hourly Participant shall be deemed to have forfeited all rights to the amount of pension so suspended, but shall retain the right to have the full Pension otherwise payable to him hereunder reinstated as to future monthly payments upon written notice to the Administrator of his desire to revoke his prior request for a suspension under this paragraph. Any suspension requested hereunder by an ERI Hourly Participant or benefits payable to him under the Plan shall not affect benefits payable under any survivorship election he has made or is deemed to have made under the Plan.

(e)           Payment of benefits will, unless the ERI Hourly Participant elects a later date, begin not later than the later of (i) sixty days after the close of the Plan Year in which the ERI Hourly Participant attains the earlier of age 65 or the Normal Retirement Date or (ii) sixty days after the end of the Plan Year in which the ERI Hourly Participant’s employment terminates. The payment of benefits shall be further subject to Section 3.16.

(f)            Notwithstanding any other provisions of the Plan an ERI Hourly Participant, upon attaining the age of 65, shall, prior to retirement or termination of employment, begin receiving a Pension on the first of the month following attainment of such age.

Section 14.4.3        Retirement and Other Benefits.

(a)           Normal Retirement Pension.  The amount of the monthly Pension payable out of the Trust to an ERI Hourly Participant upon or after reaching age 65 under the conditions of Section 14.4.2(b) of the Plan, and who shall make application therefor, or to an ERI Hourly Participant entitled to a Pension in accordance with Section 14.4.2(f), shall be a life income benefit equal to $10.00 multiplied by the number of his years of Credited Service (the “Normal Retirement Pension”).

Subject to Section 14.4.2(f), the monthly Normal Retirement Pension payable from the Trust shall become payable to the ERI Hourly Participant, if he then shall be living, on the first day of the first month after (i) his employment shall have terminated, and (ii) he shall have filed an application for such Pension; and shall be payable on the first day of each month thereafter during his lifetime.

Upon attainment of his Normal Retirement Date, the rights of an ERI Hourly Participant to his benefits under this Section shall be nonforfeitable.

(b)           Early Retirement Pension.

(i)            The amount of the monthly Pension payable out of the Trust to an Employee who shall retire at his option under the conditions of Section 14.4.2(b)(ii) of the Plan, and who shall make application therefor, shall be one of the following as the ERI Hourly Participant shall elect:
(A)          A deferred life income benefit, at age 65 determined in accordance with Section 14.4.3(a), based upon his Credited Service, or
(B)           An immediate life income benefit commencing at Early Retirement in an amount equal to the deferred benefit provided for in (A) above, reduced by a percentage equal to 5/9 of 1% multiplied by the number of months from the date the ERI Hourly Participant’s Pension originally commenced to attainment of age 65.
(ii)           The amount of the monthly Pension payable out of the Trust to an ERI Hourly Participant who shall retire under the conditions of Section 14.4.2(b)(iii) of the Plan shall be:
(A)          A life income benefit in an amount equal to $10.00 for each year of his Credited Service, and
(B)           A Temporary Benefit in an amount equal to $10.00 for each year of his Credited Service (not to exceed a total of $250.00); provided, however, that for any month after the retired ERI Hourly Participant attains age 65 or becomes Eligible For an Unreduced Social Security Benefit, whichever occurs first, the Temporary Benefit shall not be payable.

For the purpose of subsection (i) above, a retired ERI Hourly Participant shall be considered as being Eligible For an Unreduced Social Security Benefit even though he does not qualify for, or loses, such payments through failure to make application therefor, entering into covered employment, or other act or failure to act. An ERI Hourly Participant discharged for cause after such ERI Hourly Participant has attained age 60 but before age 65, and who has met the requirements set forth in Section 14.4.2(c)(i) shall be entitled only to the benefits provided under Section 14.4.3(b)(i) of the Plan.

(iii)          The monthly Early Retirement Pension shall become payable to the retired ERI Hourly Participant, if he then shall be living, on the first day of the first month after (A) he shall have become eligible for such Pension and (B) he shall have filed application for such Pension; and shall be payable on the first day of each month thereafter during his lifetime or until he shall be reemployed prior to his Normal Retirement Date by the Company (as defined in Section 14.4.3(e)).

(c)           Disability Retirement Pension.  The monthly Pension payable out of the Trust to an ERI Hourly Participant who shall retire and be eligible for a Pension under the provisions of Section 14.4.2(b)(iv) of the Plan shall be:

(i)            A life income benefit in an amount equal to $10.00 for each year of his Credited Service, and
(ii)           A Temporary Benefit in an amount equal to $10.00 for each year of his Credited Service (not to exceed a total of $250.00); provided, however, that for any month after the retired ERI Hourly Participant attains age 65 or becomes Eligible For an Unreduced Social Security Benefit, whichever occurs first, the Temporary Benefit shall not be payable.

For the purposes of this Section, a retired ERI Hourly Participant shall be considered as being Eligible For an Unreduced Social Security Benefit by reason of disability even though he does not qualify for, or loses, such payments through failure to make application therefor or other act or failure to act.

The monthly Disability Retirement Pension payable from the Trust shall become payable to the retired ERI Hourly Participant, if he then shall be living, on the first day of the first month after (A) he shall have filed an application for such Pension, and (B) his Disability Retirement shall have commenced, and (C) at least 26 weeks have elapsed since the date upon which his Disability commenced, and shall be payable on the first day of each month thereafter until, but not including, the month after (1) his Disability Retirement shall end, or (2) he shall attain age 65, or (3) he shall die, whichever first shall occur.

When a retired ERI Hourly Participant receiving a Disability Retirement Pension shall reach age 65 or the qualifying age for an unreduced insurance benefit by reason of age under the Federal Social Security Act, he thereafter, if eligible, shall receive a Normal Retirement Pension in accordance with the provisions of Section 14.4.3(a) and shall no longer be considered to be on Disability Retirement.

(d)           Deferred Vested Pension.  The monthly Pension payable out of the Trust to an ERI Hourly Participant who shall terminate employment and be eligible for a Deferred Vested Pension under the provisions of Section 14.4.2(c) of the Plan shall be a life income benefit equal to $10.00 multiplied by the number of his years of Credited Service.

The monthly Pension shall become payable to such ERI Hourly Participant, if he shall then be living, on the first day of the month after (i) his 65th birthday and (ii) he shall have filed an application for such Pension; and shall be payable on the first day of each month thereafter during his lifetime, provided, however, that such ERI Hourly Participant may elect a monthly Pension commencing on the first day of any month after he shall have reached his 60th birthday and before he shall have reached his 65th birthday, in which event his monthly Pension shall

(A) be in an amount equal to the Pension payable at age 65 reduced by a percentage equal to 5/9 of 1% multiplied by the number of months from the date his Pension is to commence to the first day of the month following his 65th birthday and (B) be payable on the first day of each month thereafter during his lifetime or until he shall be reemployed prior to his Normal Retirement Date by the Company (as defined in Section 14.4.3(e)).

(e)           Reemployment.  If an ERI Hourly Participant receiving an Early Retirement Pension shall be reemployed prior to his Normal Retirement Date by the Company (which term, for purposes of this Section 14.4.3(e), shall mean the Company as defined in Section 1.14 and all entities required to be treated as under common control with such Company pursuant to section 414(b)(c)(m) or (o) of the Code) for 40 or more hours in any calendar month, and has been given the notice required by 29 Code of Federal Regulations Section 2530.203-3(b)(4), his Pension shall be cancelled. Upon his subsequent retirement, or if sooner, attainment of age 65, his Pension shall be based on the total of his Credited Service; provided, however, that if an ERI Hourly Participant eligible for a Normal Retirement Pension or a Pension in accordance with Section 14.4.2(f) shall previously have been retired on an Early Retirement Pension under the conditions of Section 14.4.2(b)(ii) and then returned to employment, his monthly Normal Retirement Pension or Pension payable in accordance with Section 14.4.2(f), if applicable, payable from the Trust shall be reduced by 8/10 of 1% of the sum of the Early Retirement Benefit payments he shall have received but not to exceed 25% of the monthly Pension payable prior to such reduction.

If the Disability Retirement Pension of a retired ERI Hourly Participant shall cease without loss of seniority, and provided he shall not have subsequently incurred a break in his seniority, he shall be credited upon subsequent Retirement, or if sooner, attainment of age 65, with the Credited Service and Eligibility Service he had at the time his Disability Retirement commenced and shall also receive credit for Eligibility Service accumulated during the period of reemployment.

An ERI Hourly Participant who previously terminated employment and was eligible for a Deferred Vested Pension, and who again becomes an ERI Hourly Participant, prior to his application for such Pension, shall receive credit for Credited Service and Eligibility Service accumulated at the time of such termination and shall also receive credit for Eligibility Service accumulated during the period of reemployment. Upon subsequent retirement, or if sooner, attainment of age 65, such ERI Hourly Participant’s eligibility for retirement and the amount of monthly Pension shall be determined on the basis of his total Credited Service.

(f)            Survivorship Option.

(i)            In lieu of the applicable Life Income Benefit provided in subsections (a) through (d) of this Section 14.4.3 (but not any Temporary Benefit ceasing at or before age 65), an ERI Hourly Participant who retires or has attained his Normal Retirement Date, or an ERI Hourly Participant whose employment was terminated and is entitled to a Deferred Vested Pension, shall automatically be deemed to have elected a reduced monthly benefit during his lifetime with the provision that, following his death, a monthly survivor’s benefit shall be payable to his designated spouse during the further lifetime of the spouse.
(ii)           The automatic election shall be deemed to be made on the following date, whichever is applicable:  (A) for a person retiring on Normal Retirement Pension, Early Retirement Pension, or Disability Retirement Pension, the date on which his employment with the Company terminates; or (B) for an ERI Hourly Participant who has attained his Normal Retirement Date, his Normal Retirement Date or January 1, 1984, whichever is later; or (C) for an ERI Hourly Participant who is entitled to a Deferred Vested Pension, the first day of the first month after he reaches age 65 or if earlier, the first day of the first month he receives a Deferred Vested Pension. The automatic election provided in this subsection shall be applicable only with respect to a spouse to whom the ERI Hourly Participant is married at the date of election and has been married for at least one year prior to that date; provided, however, that an ERI Hourly Participant married at the date of election, but for less than one year, shall be deemed to have elected the survivorship option to become effective on the first day of the month following the month in which the ERI Hourly Participant has been married one year, or if later, the first day of the month for which his first benefit under the Plan is payable.

An ERI Hourly Participant may prevent the automatic election provided in this subsection by specific written rejection accompanied by written spousal consent which has been witnessed by a notary public and executed in whatever form and manner may be prescribed for this purpose and before the time such election would be deemed to be made, in which event he shall be entitled to the applicable life income benefit provided in Section 14.4.3(a), (b), (c) or (d) without the reduction provided in subsection 14.4.3(f) (iii) below; provided, however, that said rejection may be cancelled by the ERI Hourly Participant by written action at any time prior to the date his benefits are to commence. The notice and waiver provisions of Section 3.7(d) and (e) shall apply to such rejections.

(iii)          The amount of the reduced monthly benefit payable to a retired ERI Hourly Participant (including for purposes of this Section an ERI Hourly Participant entitled to a Deferred Vested Pension and an ERI Hourly Participant entitled to a Pension pursuant to Section 14.4.2(f)) under this Section 14.4.3(f), shall be determined by reducing the amount of the applicable life income benefit by a percentage, determined as hereinafter provided, of the life income benefit that would have been payable to the retired ERI Hourly Participant if he had rejected a survivorship option. The percentage to be used shall be ten percent (10%) if the ERI Hourly Participant’s age and his spouse’s age are the same (the age of each determined as being the age at his or her birthday nearest the date on which the first payment of such ERI Hourly Participant’s benefit shall be payable). Such percentage shall be decreased by 1/2 of 1% for each year up to twenty (20) years that the spouse’s age exceeds the ERI Hourly Participant’s age and shall be increased by 1/2 of 1% for each year that the spouse’s age is less than the ERI Hourly Participant’s age.

The reductions provided in this subsectionshall be made in all monthly benefits payable to the retired ERI Hourly Participant.

(iv)          The amount of the monthly survivor’s benefit payable to the surviving spouse of a retired ERI Hourly Participant for whom the survivorship option hereunder is effective shall be fifty percent (50%) of the amount of the monthly life income benefit that was or would have been payable to the retired Employee after the reduction provided in (iii) above.

(g)           Special Pre-Retirement Survivor Option.

(i)            The following Special Pre-Retirement Option shall be deemed to have been elected automatically by an Employee who (A) has seniority on or after January 1, 1984 and has met the vesting requirements of Section 14.4.2(c) or (B) terminates employment and is eligible for a Deferred Vested Pension under Section 14.4.3(d). The Special Pre-Retirement Survivor Option shall also be provided in respect of ERI Hourly Participants who elected such coverage pursuant to Article V, Section 7(a) of the ERI Hourly Plan.

An ERI Hourly Participant may prevent this automatic election by a specific written rejection accompanied by written spousal consent which has been witnessed by a notary public. Any rejection may be revoked at any time, or a subsequent rejection made at any time prior to commencement of benefits. Anything to the contrary notwithstanding, no rejection may be made until the Employee has attained age 35.

(ii)           Under this Special Pre-Retirement Survivor Option, a reduced monthly Pension will be payable to the ERI Hourly Participant upon his subsequent retirement under the Plan, commencement of a Deferred Vested Benefit or commencement of a Pension pursuant to Section 14.4.2(f) (and the survivor’s benefit available pursuant to Section 14.4.3(f) shall be determined by reference to such reduced monthly Pension), in return for which a survivor’s benefit shall be payable to the ERI Hourly Participant’s spouse but only in the event of his death prior to his retirement, commencement of Deferred Vested Benefits, or commencement of a Pension pursuant to Section 14.4.2(f) (whichever is applicable) while the option is in effect. The survivor’s benefit shall not commence prior to the date the ERI Hourly Participant would have attained age 60. The amount of the spouse’s survivor’s benefit shall be equal to 50% of the life income benefit, if any, to which the ERI Hourly Participant would have been entitled if he had retired under Section 14.4.3(a), (b)(i)(B) or (d) on the day preceding his death but not prior to age 60 with the survivorship option set forth in Section 14.4.3(f) in effect.
(iii)          The reduction in the monthly Pension payable to an ERI Hourly Participant will be determined by multiplying the appropriate factor from the table below by the number of months the coverage has been in effect:
Age of Employee	Reduction for Each Complete Month of Coverage While in Active Service or with Seniority Status	Reduction for Each Complete Month of Coverage While Not in Active Service Nor with Seniority Status

Under 65	.0002083 (.02083%)	.00025 (.025%)
Over 65	None	None

(h)           Special Lump Sum Payment.  An ERI Hourly Participant or a surviving spouse who is entitled to a monthly benefit under this Section 14.4.3 shall be paid the actuarial equivalent of said benefit as a single lump sum in lieu of such monthly benefit, provided the lump sum is less than $3,500. In the case of an ERI Hourly Participant, the benefit described herein shall be the monthly pension payable at the later of age 65 or pension commencement age. For determining the actuarial equivalent, the UP-1984 Mortality Table shall be used, with an interest rate that is not greater than the immediate or deferred rate used by the Pension Benefit Guaranty Corporation to determine the present value of a lump sum distribution upon plan termination. The rate(s) used shall be the rate(s) in effect on the January 1 of the year in which the Annuity Starting Date occurs. The surviving spouse of an ERI Hourly Participant who, pursuant to Sections 14.4.3(f) and (g), is automatically deemed to have elected survivor benefits, shall consent in a notarized writing to any such lump sum payment.

SECTION 14.4.3(h) OF THE PLAN WAS AMENDED BY AMENDMENT NO. 1,
EFFECTIVE AS OF JANUARY 1, 2000, BY REPLACING THE THIRD AND FOURTH
SENTENCES WITH THE FOLLOWING:

“For purposes of this section, the actuarial equivalent shall be calculated using the Applicable Interest Rate under Section 417(e) of the Code for the second full calendar month before the date of distribution, and the Applicable Mortality Table under Section 417(e) of the Code.

Notwithstanding the preceding sentence, the present value of the accrued lump sum retirement benefit due an Employee who is entitled to a monthly benefit under this Section 14.4.3 shall not be less than the present value of such Participant’s vested accrued benefit as of December 31, 1999 utilizing an interest rate that is not greater than the immediate or deferred rate, in effect on January 1 of the year in which the Annuity Starting Date occurs, used by the Pension Benefit Guaranty Corporation to determine the present value of a lump sum distribution upon plan termination) and the UP-1984 Mortality Table.”

(i)            Other Benefits.  No benefits are payable under the Plan upon the death of an ERI Hourly Participant, except pursuant to valid election of an option pursuant to Section 14.4.3(g), or as otherwise provided under Section 14.4.3(f). No benefits are payable under the Plan upon termination of employment of an ERI Hourly Participant who does not satisfy any of the eligibility requirements set forth in Section 14.4.2.

SECTION 14.4.3 OF THE PLAN WAS AMENDED BY AMENDMENT NO. 1,
EFFECTIVE AS OF JANUARY 1, 1998, BY SUBSTITUTING THE NUMBER “$5,000” FOR THE NUMBER “$3,500”
WHEREVER THE LATTER APPEARS THEREIN.

Section 14.4.4        Loss of Credited Service and Eligibility Service.

An ERI Hourly Participant will lose all Credited Service and Eligibility Service for purposes of this Plan (and if reemployed, shall be considered a new employee for the purposes of this Plan):

(a)           If before becoming entitled to a Pension benefit under the Plan, he quits, is discharged or released, of if his seniority is broken for any other reason, and

(b)           If he receives compensation from the Company for less than 500 hours (computed as set forth in Section 2 of Article IV of the ERI Plan as in effect on December 31, 1988) in the calendar year when such quit, discharge, release, or loss of seniority occurs or in the next following calendar year. Any such occurrence is hereinafter referred to as a “Break in Service.”  If an ERI Hourly Participant referred to in subparagraph (a) above is reemployed prior to incurring a “Break in Service,” no loss of Credited Service or Eligibility Service will be deemed to have occurred.

Notwithstanding the foregoing, however:

(c)           An ERI Hourly Participant retired under the Plan who again becomes entitled to accrue Eligibility Service will have his Credited Service and Eligibility Service at the time of original retirement reinstated; and

(d)           If an ERI Hourly Participant has a Break in Service and is subsequently reemployed by the Company and earns not less than one year of Eligibility Service, the Eligibility Service and Credited Service he had when the Break in Service occurred shall be restored to him.

Section 14.4.5        Social Security Benefit.

In determining benefits under the Plan, the Social Security Benefit shall be assumed to be the amount applicable to any month for which a benefit is payable under this Plan to an ERI Hourly Participant under the Old Age and Disability Insurance provisions of the Federal Social Security Act, as from time to time amended, for the benefit of the ERI Hourly Participant, excluding payments for wives and dependents.

An ERI Hourly Participant shall be deemed to be eligible for a Social Security Benefit even though the ERI Hourly Participant either does not apply for, or loses part or all of such payments through delay in applying for them, by entering into covered employment or otherwise.

Section 14.4.6        Integrated Benefits.

(a)           Notwithstanding any other provisions of the Plan, in determining the portion of the benefit payable out of the Trust Fund to any ERI Hourly Participant, a deduction shall be made unless waived by the Company (which term for purposes of this Section 14.4.6 shall mean the Company as defined in Section 1.14 and any entity required to be treated as under common control with such Company pursuant to sections 414(b), (c), (m) or (o) of the Code), equivalent to all or any part of any of the following benefits payable to such ERI Hourly Participant by reason of any law of the United States, or any political subdivision thereof, which has been or shall be enacted, provided that such deductions shall be to the extent that such benefits have been provided by premiums, taxes, or other payments paid by or at the expense of the Company:

(i)            Workers’ Compensation (except fixed statutory payments for the loss of any bodily member).
(ii)           Disability benefits (other than those payable on the basis of “need,” because of military service, or under the Federal Social Security Act).

(b)           Notwithstanding any other provisions of the Plan, in determining the retirement benefit payable out of the Trust Fund to any ERI Hourly Participant, no benefit shall be payable for any month for which the retired ERI Hourly Participant is receiving weekly accident or sickness benefits under any plan to which the Company shall have contributed; for any month for which the retired ERI Hourly Participant is receiving such accident or sickness benefits for part of the month, a proportionate amount of the monthly retirement benefit otherwise payable shall be paid for that part of the month for which the retired ERI Hourly Participant receives no such accident or sickness benefits.

(c)           Any lump sum payment of integrated Benefits payable to an ERI Hourly Participant shall be pro-rated on a monthly basis from the date of payment thereof and no Pension shall be payable until said sum as thus pro-rated is exhausted.

Section 14.4.7        Disability.

(a)           An ERI Hourly Participant shall be deemed to be totally and permanently disabled when, on the basis of satisfactory medical evidence, he is found to be totally and presumably permanently prevented from engaging in gainful occupation or employment for wage or profit as a result of a physical or mental condition either occupational or nonoccupational in cause.

(b)           Any disabled retired ERI Hourly Participant may be required to submit to medical examination, at any time during retirement prior to age 65, but not more often than semi-annually, to determine whether he is eligible for continuance of the Disability Retirement Pension. If on the basis of such examination, it is found that he is no longer disabled, or if he engages in gainful employment, except for purposes of rehabilitation as determined by the Board, his Disability Retirement Pension will cease. In the event the disabled retired ERI Hourly Participant refuses to submit to medical examination, his Pension will be discontinued until he submits to examination.

ARTICLE XV

SPECIAL VESTING RULES IN CONNECTION
WITH CORPORATE OFFICE SHUTDOWN
AND COMPANY STREAMLINING

Notwithstanding any other provision of this Plan, (a) each Participant who was actively employed at the Henley Properties corporate office in La Jolla, California as of March 30, 1990 and whose employment is terminated by Henley Properties in connection with the shutdown of that office, and (b) each Participant whose employment with Signal Landmark is terminated in connection with the streamlining of that company’s operations, shall be fully vested in his Accrued Benefit.

IN WITNESS WHEREOF, the Plan is executed this  21st  day of December, 2001.

CALIFORNIA COASTAL COMMUNITIES, INC.

By:	//s// R J Pacini